    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 1997


                                                      REGISTRATION NO. 333-16419

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO



                                    FORM S-1



                             REGISTRATION STATEMENT



                                     UNDER



                           THE SECURITIES ACT OF 1933

                            ------------------------

                          INDEPENDENT BANKSHARES, INC.

             (Exact name of registrant as specified in its charter)


           TEXAS                        6711                  75-1717279
 (State or jurisdiction of       (Primary Standard         (I.R.S. Employer
     incorporation or                Industrial             Identification
       organization)            Classification Code             Number)
                                      Number)


                              547 CHESTNUT STREET
                              ABILENE, TEXAS 79602

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              RANDAL N. CROSSWHITE
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          INDEPENDENT BANKSHARES, INC.
                              547 CHESTNUT STREET
                              ABILENE, TEXAS 79602
                               TEL: 915-677-5550
                               FAX: 915-677-5943

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

     JOSEPH A. HOFFMAN, ESQ.            WILLIAM T. LUEDKE IV, ESQ.
          Arter & Hadden              Bracewell & Patterson, L.L.P.
   1717 Main Street, Suite 4100      711 Louisiana Street, Suite 2900
       Dallas, Texas 75201                 Houston, Texas 77002
        Tel: 214-761-4779                   Tel: 713-223-2900
        Fax: 214-741-7139                   Fax: 713-221-1212

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 2, 1997



                                 275,000 SHARES


                                     [LOGO]

                                  COMMON STOCK


    All 275,000 shares of common stock, par value $.25 per share (the "Common Stock"), of Independent Bankshares, Inc. (the "Company") offered hereby (the "Offering") are being sold by the Company. At the request of the Company, the Underwriter has reserved up to 30,000 shares of Common Stock for sale to certain persons who have expressed an interest in purchasing shares of Common Stock in this Offering. The Common Stock is traded on the American Stock Exchange ("AMEX") under the symbol "IBK." See "Market For Common Stock." On December 30, 1996, the last sale price of the Common Stock as reported on AMEX was $15.875.



    The Company will use approximately $3,400,000 of the net proceeds of this Offering to fund a portion of the cost of acquiring Crown Park Bancshares, Inc., a bank holding company that owns Western National Bank, Lubbock, Texas, and the balance, if any, for working capital and general corporate purposes. See "The Acquisition" and "Use of Proceeds."


    THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


    SEE "INVESTMENT CONSIDERATIONS" COMMENCING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                  UNDERWRITING
                                                                                 DISCOUNTS AND        PROCEEDS TO
                                                            PRICE TO PUBLIC      COMMISSIONS(1)        COMPANY(2)
Per Share................................................          $                   $                   $
Total(3).................................................          $                   $                   $

(1) For information concerning indemnification of the Underwriter, see "Underwriting."

(2) Before deducting estimated expenses of $155,000 payable by the Company.


(3) The Underwriter has been granted a 30-day over-allotment option to purchase up to 41,250 additional shares from the Company. If all such shares are purchased, the total Price to Public, Underwriting Discount and Commissions
    and Proceeds to Company will be $            , $            and
    $            , respectively. See "Underwriting."


    The shares of Common Stock are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter, subject to its right to reject any order in whole or in part, and subject to certain other conditions. It is expected that delivery of the Common Stock will be made on or
about January   , 1997 in Dallas, Texas.

                                HOEFER & ARNETT

                                  INCORPORATED


                The date of this Prospectus is January   , 1997.

    Map of the State of Texas describing banking locations of the Company before and after the Acquisition. Before the Acquisition, First State Bank, N.A., Abilene had a main office in Abilene, Texas and branch offices in Wylie, Stamford, Winters and San Angelo, Texas, and First State Bank, N.A., Odessa had a main office in Odessa, Texas and a branch office in Winwood, Texas. After the Acquisition, First State Bank, N.A., Abilene will have one branch in Lubbock, Texas.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM "COMPANY" MEANS INDEPENDENT BANKSHARES, INC. AND ITS SUBSIDIARIES. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS (I) ASSUMES NO EXERCISE OF THE UNDERWRITER'S OVER-ALLOTMENT OPTION AND (II) REFLECTS THE 5% COMMON STOCK DIVIDEND PAID TO SHAREHOLDERS IN MAY 1993 AND THE 33 1/3% COMMON STOCK DIVIDEND PAID TO SHAREHOLDERS IN MAY 1995. INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER "INVESTMENT CONSIDERATIONS."

                                  THE COMPANY

    The Company is a bank holding company headquartered in Abilene, Texas, located approximately 180 miles west of Dallas. The Company, which is a Texas corporation, indirectly owns through a Delaware subsidiary corporation 100% of the stock of First State Bank, National Association, Abilene, Texas ("First State, N.A., Abilene") and First State Bank, National Association, Odessa, Texas ("First State, N.A., Odessa") (collectively, the "Banks"). The Banks currently operate full-service banking locations in the Texas cities of Abilene (2 locations), San Angelo, Stamford, Winters and Odessa (2 locations).


    The Company's primary activities are to assist the Banks in the management and coordination of their financial resources and to provide capital, business development, long range planning and public relations for the Banks. Each of the Banks operates under the day-to-day management of its own officers and board of directors and formulates its own policies with respect to banking matters. Although each Bank operates under the management of its own officers and directors, the Banks participate as a group in providing various financial services and extensions of credit, which increases the ability of each Bank to provide such services to customers who might otherwise be required to seek banking services from a larger bank. In connection with its proposed acquisition (the "Acquisition") of Crown Park Bancshares, Inc. ("Crown Park") and its subsidiary Western National Bank ("Western National"), the Company has received the approval of the Office of the Comptroller of the Currency (the "Comptroller") to merge First State, N.A., Odessa with and into First State, N.A., Abilene in order to recognize certain cost savings and to utilize the Banks' capital more effectively than on a stand alone basis. Following the merger of First State, N.A., Odessa with and into First State, N.A., Abilene, which was consummated on December 31, 1996, the Company will continue its decentralized approach to banking with senior management at the main banking offices in Abilene and Odessa exercising substantial autonomy over credit and pricing decisions.


    Each of the Banks is an established franchise with a significant presence in its respective service area. First State, N.A., Abilene was chartered in 1982 and was the third largest of four commercial banks headquartered in Abilene, Texas, in terms of total assets at December 31, 1995, and was the fifth largest of ten banks in Abilene in terms of total branch assets at that same time. The branches in Stamford and Winters were the largest bank branches in those cities in terms of total assets at December 31, 1995. The branch in San Angelo was the ninth largest of ten banks in terms of total branch assets in that city at December 31, 1995. First State, N.A., Odessa was chartered in 1983 and was the third largest of four commercial banks headquartered in Odessa, Texas, in terms of total assets at December 31, 1995, and was the sixth largest of seven banks in Odessa in terms of total branch assets at that same date. The Banks operate as community banks that focus on long-term relationships with customers and provide individualized, quality service. Reflecting its community banking heritage, the Company has a stable deposit base from customers located within its West Texas market area. Its recent financial performance is characterized by consistent core earnings, an increasingly diversified loan portfolio and strong asset quality.

    At September 30, 1996, the Company had, on a consolidated basis, total assets of $203,801,000, total deposits of $187,474,000, total loans, net of unearned income, of $90,115,000 and total stockholders' equity of $14,582,000. The Company's net income has grown from $224,000 in 1991 to $1,132,000 in 1995. Net income was $1,046,000 for the nine-month period ended September 30, 1996. Additionally, since 1991, the

Company's total loans have grown at a 12.0% average annual rate resulting from a combination of internal growth and the Company's acquisition of community banks.

    The Company's complete mailing address and telephone number is 547 Chestnut Street, Abilene Texas 79602, (915) 677-5550.

                               BUSINESS STRATEGY

    The Company's strategic plan contemplates an increase in profitability and shareholder value through the building of a valuable West Texas banking franchise consisting of low cost core deposits as a funding base to support local consumer and commercial lending programs.

    The Company's acquisition activity has been designed to augment this franchise by increasing market share and expanding into contiguous markets demographically similar to its current service areas. Following the acquisition of Crown Park and its subsidiary Western National, the Company will have locations in four of the fastest growing consumer markets in West Texas. Management believes that it can increase the profitability of the Company through increased operating efficiencies, an increase in the loan to deposit ratio and cross-selling a more expansive product line to newly acquired customers.


    The Company's operating strategy is to provide customers with the business sophistication and breadth of products of a regional financial services company, while retaining the special attention to personal service and the local appeal of a community bank. Decentralized decision making authority vested in the presidents and senior officers of the Banks allows for rapid response time and flexibility in dealing with customer requests and credit needs. The Company believes that following the merger of First State, N.A., Odessa with and into First State, N.A., Abilene, which was consummated on December 31, 1996, the rapid response time and flexibility in dealing with customer requests and credit needs will continue through the substantial autonomy of senior management at the main banking offices in Odessa and Abilene. The participation of the Company's directors, officers and employees in area civic and service organizations demonstrates the Company's continuing commitment to the communities it serves. Management believes that these qualities distinguish the Company from its competitors and will allow the Company to compete successfully in its market against larger regional and out-of-state institutions.


                                THE ACQUISITION


    The Company intends to acquire Crown Park and its subsidiary, Western National. The Company and Crown Park have entered into an Agreement and Plan of Reorganization dated July 11, 1996 (the "Reorganization Agreement"). Under the Reorganization Agreement, Crown Park will be merged with and into a subsidiary of the Company to be formed and Western National will be merged with and into First State, N.A., Abilene, and the shareholders of Crown Park will receive merger consideration consisting of cash and/or promissory notes in the amount of $7,425,000 subject to adjustment as set forth below. The maximum amount of the merger consideration that the holders of Crown Park common stock may elect to have paid pursuant to promissory notes is $3,000,000. The Company does not expect that the holders of Crown Park common stock will elect to receive a material amount of the merger consideration in promissory notes. The merger consideration will (i) increase by the amount of interest earned on the merger consideration from December 1, 1996 through the closing date at a rate equal to the 26-week United States Treasury Bill rate plus 2%, (ii) decrease by the amount of $142,779 to be paid to Crown Park's financial advisor, (iii) decrease by the cost of certain director and officer insurance that the Company may elect to purchase in the event Western National fails to purchase such insurance, and
(iv) decrease by the amount by which Western National's shareholders' equity, at the effective time of the merger, is less than $5,400,000 and shall be further reduced by the amount by which the shareholders' equity of Crown Park at the effective time is less than $4,000,000, provided that in the event both Western National and Crown Park's shareholders' equity are below the required amounts, then the amount by which those equity accounts are below such required amounts will be deducted only once and further provided that the merger consideration shall not be reduced in the event that Western National's shareholders' equity is less than $5,400,000 or Crown Park's shareholders' equity is less than $4,000,000 for any reason other than the payment of a dividend or distribution. See "The Acquisition."

    Management of the Company believes that the Acquisition presents an excellent opportunity for increased earnings. Crown Park, a Texas corporation located in Lubbock, Texas, engages in no significant activities other than owning and managing Western National. At September 30, 1996, Crown Park had total assets of $57,525,000, total loans, net of unearned income, of $38,619,000, total deposits of $50,702,000, and stockholders' equity of $4,318,000.

    Western National is a community bank that offers interest and noninterest-bearing depository accounts, and makes consumer and commercial loans. The Company intends to increase the profitability of Western National by expanding its loan portfolio and deposit base. The Company believes enhanced marketing efforts, expanded loan and deposit products and increased employee training and personal attention to customers will fuel this growth. The Company also believes that savings can be realized in the area of noninterest expenses through consolidation of operations. See "Business and Properties of the Company--Business Strategy."

    In addition to the immediate increase in asset size and the potential for improved future profitability, the Acquisition will allow the Company to expand its market area into what it believes are desirable banking locations. This expansion will increase the geographic diversity of the Company's loan portfolio which is expected to decrease the Company's overall lending risks.

    The closing of this Offering is contingent upon the simultaneous closing of the Acquisition, and if for any reason the Acquisition is not completed, this Offering will not be consummated. There can be no assurance that the Acquisition will be completed.

                                  THE OFFERING


Securities Offered................  275,000 shares of Common Stock(1)

Common Stock Outstanding

  After the Offering..............  1,379,644 shares are expected to be outstanding after this Offering. See "Capitalization."(2)

Use of Proceeds...................  The Company will use approximately $3,400,000 of the net proceeds from this Offering to fund a portion of the
                                    cost of acquiring Crown Park, and the balance, if any,
                                    for working capital and general corporate purposes.

AMEX Symbol.......................  IBK


------------------------


(1) Of such shares, 30,000 have been reserved for sale to certain persons. See "Underwriting."



(2) Based on the number of shares of Common Stock issued and outstanding at December 15, 1996, and excludes 262,324 shares of Common Stock reserved for issuance upon the exercise of certain employee stock options and upon conversion of the Company's $10.00 Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock").


                           INVESTMENT CONSIDERATIONS

    See "Investment Considerations" for a discussion of certain considerations relevant to an investment in the Common Stock offered hereby.

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The following table presents summary historical consolidated financial information and other data of the Company. Such financial information has been restated to reflect the 5% stock dividend paid to shareholders in May 1993 and the 33 1/3% stock dividend paid to shareholders in May 1995. The following summary of historical consolidated financial data should be read in conjunction with the consolidated financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus and the information contained in "Management's Discussions and Analysis of Financial Condition and Results of Operations of the Company." The summary historical consolidated financial data as of and for the five years in the period ended December 31, 1995, is derived from the Company's consolidated financial statements which have been audited by independent public accountants. The summary historical consolidated financial data as of and for the nine-month periods ended September 30, 1996, and September 30, 1995, is unaudited. In the opinion of management of the Company, the information presented reflects all adjustments considered necessary for fair presentation of the results for such periods.


                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1996       1995       1995       1994       1993       1992       1991
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
    Total interest income................  $  10,009  $   8,831  $  11,962  $  10,131  $   9,221  $   9,715  $  11,438
    Net interest income..................      5,287      4,971      6,653      6,679      6,045      5,639      5,188
    Income before extraordinary item and
      cumulative effect of accounting
      change.............................      1,046        831      1,132        450      1,029        839        224
    Extraordinary item...................          0          0          0          0          0        192(1)         0
    Cumulative effect of accounting
      change.............................          0          0          0          0        200(2)         0         0
    Net income...........................      1,046        831      1,132        450      1,229      1,031        224
COMMON SHARE DATA:
    Earnings per share:
      Primary............................  $    0.92  $    0.75  $    1.02  $    0.36  $    1.11  $    0.91  $    0.13
      Fully diluted......................       0.77       0.62       0.84       0.33       0.91       0.74       0.13
    Cash dividends.......................       0.13       0.08       0.11       0.07       0.00       0.00       0.00
    Dividend payout ratio................      13.58%     10.35%     10.34%     15.56%       N/A        N/A        N/A
    Book value per share:
      Common stock.......................  $   12.69  $   12.31  $   12.50  $    9.99  $    9.78  $    7.35  $    5.59
      Fully diluted......................      10.73       9.98      10.13       8.22       8.05       6.06       4.75
    Period end shares outstanding........      1,105      1,039      1,050      1,037      1,037      1,026      1,015
    Weighted average shares outstanding
      (in thousands):
      Primary............................      1,083      1,045      1,047      1,042      1,041      1,041      1,031
      Fully diluted......................      1,358      1,350      1,352      1,348      1,349      1,349      1,388
BALANCE SHEET DATA:
    Assets                                 $ 203,801  $ 174,065  $ 180,344  $ 159,860  $ 160,712  $ 160,554  $ 149,052
    Loans, net of unearned income........     90,115     82,559     81,927     81,306     69,647     52,967     52,545
    Deposits.............................    187,474    158,414    164,704    146,184    147,785    134,679    137,535
    Notes payable........................        578      1,074        849        930      1,194      2,290      2,610
    Stockholders' equity.................     14,582     13,488     13,818     11,073     10,845      8,238      6,380
PERFORMANCE DATA (RETURNS ANNUALIZED FOR
  INTERIM PERIODS):
    Return on average total assets.......       0.72%      0.66%      0.67%      0.28%      0.81%      0.72%      0.16%
    Return on average stockholders'
      equity.............................       9.81       9.06       8.99       3.98      12.50      14.39       3.54
    Net interest margin(3)...............       3.97       4.33       4.29       4.62       4.37       4.33       4.03
    Ratios to total average deposits of
      average loans, net of unearned
      income(4)..........................      47.49      54.27      53.25      50.97      42.56(5)     38.01     42.01
    Efficiency ratio(6)..................      72.55      77.38      76.56      89.97      77.77        78.15     91.29
ASSET QUALITY RATIOS:
    Nonperforming assets to total
      assets.............................       0.28%      0.41%      0.35%      0.49%      1.83%      1.20%(7)    2.58%
    Nonperforming loans to total loans,
      net of unearned income.............       0.40       0.33       0.36       0.19       3.06       2.05(7)     5.15
    Net loan charge-offs to average
      loans, net of unearned income
      (annualized for interim periods)...       0.42       0.31       0.32       0.30       0.18(8)    0.47(8)     1.43(8)
    Allowance for loan losses to total
      loans, net of unearned income......       0.89       0.93       0.93       1.00       1.29       1.16(7)     1.27
    Allowance for loan losses to
      nonperforming loans................     224.51     284.39     259.93     530.52      41.99      56.87(7)     24.74
Capital Ratios:
    Average equity to average total
      assets.............................       7.36%      7.32%      7.43%      7.06%      6.45%(8)   4.97%       4.45%
    Total capital to risk-weighted
      assets.............................      14.66      15.84      16.08      13.97      16.54      14.92       12.35
    Leverage ratio.......................       6.68       7.61       7.65       7.03       7.23       5.71        4.46

------------------------------
(1) Gain on extinguishment of debt.
(2) Cumulative effect of the change in accounting for income taxes.
(3) Fully taxable-equivalent basis.
(4) Before allowance for possible loan losses.
(5) Includes average balance sheet items of The Winters State Bank, Winters, Texas ("Winters State") for the period August 31, 1993 (the date of the acquisition) through December 31, 1993.
(6) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses.
(7) Balances at December 31, 1992, do not include the assets of Olton State Bank, Olton, Texas ("Olton State") that were sold on January 1, 1993.
(8) Average loans, net of unearned income, for 1993, 1992 and 1991 include the average loans, net of unearned income, of Winters State from August 31, 1993, through December 31, 1993, and of Olton State from January 1, 1991 through June 30, 1992.

                     SUMMARY PRO FORMA COMBINED INFORMATION


    The following table presents summary pro forma combined financial information and other data for the Company for the nine months ended Sept. 30, 1996 and as of September 30, 1996, as if consummation of the Acquisition and this Offering had occurred, in the case of the statements of operations data, as of January 1, 1995, and in the case of the balance sheet data, as of September 30, 1996. The pro forma combined financial data do not purport to be indicative of the Company's financial condition and results of operations at any future date or for any future period. The financial data should be read in conjunction with the Company's and Crown Park's consolidated financial statements, the notes thereto, the pro forma combined financial statements of the Company, the notes thereto and the other financial information, included elsewhere herein. In the opinion of management of the Company, the data presented reflect all adjustments considered necessary for a fair presentation of the results for such periods.



                                                                                            PRO FORMA
                                                               THE COMPANY   CROWN PARK     COMBINED
                                                              -------------  -----------  -------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                                DATA)
Income Statement Data:
  Total interest income.....................................   $    10,009    $   3,330   $   13,146
  Net interest income.......................................         5,287        1,851        7,025
  Net income................................................         1,046          342        1,308
Common Share Data:
  Earnings per share:
    Primary.................................................   $      0.92    $    1.80   $     0.93(1)
    Fully diluted...........................................          0.77          N/A         0.80(1)
  Adjusted shares outstanding (in thousands):
    Primary.................................................         1,083          190        1,358
    Fully diluted...........................................         1,358          N/A        1,633
Balance Sheet Data:
  Assets....................................................   $   203,801    $  57,525   $  259,636
  Loans, net of unearned income.............................        90,115       38,619      128,734
  Deposits..................................................       187,474       50,702      238,176
  Notes payable.............................................           578        2,094        1,378
  Stockholders' equity......................................        14,582        4,318       18,504
Capital Ratios:
  Total capital to risk-weighted assets.....................         14.66%        9.16%       11.66%
  Leverage ratio............................................          6.68         7.62         5.83


------------------------


(1) Had Crown Park not incurred approximately $80,000 ($53,000 net of tax) of expenses in the nine-month period ended September 30, 1996, related to the proposed acquisiton of Crown Park, primary and fully diluted earnings per share would have been $0.97 and $0.83, respectively.

                           INVESTMENT CONSIDERATIONS

    OTHER THAN HISTORICAL AND FACTUAL STATEMENTS, THE MATTERS AND ITEMS DISCUSSED IN THIS PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. IN ADDITION TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS COULD CONTRIBUTE TO SUCH DIFFERENCES. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND CAUTIONARY STATEMENTS IN DETERMINING WHETHER TO PURCHASE SHARES OF COMMON STOCK IN THIS OFFERING. ALL FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION AND FINANCIAL DATA APPEARING ELSEWHERE IN THIS PROSPECTUS. SEE "DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS."

    POTENTIAL NEGATIVE IMPACT ON EARNINGS FROM INTEGRATION OF THE
ACQUISITION. As a result of the Acquisition, the Company's asset size will substantially increase. The Company has not recently consummated an acquisition on the same scale as the Acquisition. The future prospects of the Company will depend, in significant part, on a number of factors, including, without limitation, the Company's ability to integrate the Acquisition; its ability to compete effectively in the Lubbock, Texas market area; its success in retaining earning assets, including loans, acquired in the Acquisition; its ability to generate new earning assets; and its ability to attract and retain qualified management and other appropriate personnel. No assurance can be given with respect to the Company's ability to accomplish any of the foregoing or that the Company will be able to achieve results in the future similar to those achieved in the past or that the Company will be able to manage effectively the growth resulting from the Acquisition.

    In addition, as a result of the Acquisition, the Company's management must successfully integrate the operations of Western National with those of the Banks. The operational areas requiring significant integration include the consolidation of data processing operations among all of the Banks and Western National, the combination of employee benefit plans, the creation of joint account and lending products, the development of unified marketing plans and other related issues. Accomplishment of these goals will require additional expenditures by the Company that could negatively impact the Company's net income. Completion of these tasks could divert management's attention from other important issues. In addition, there can be no assurance that management of the Company and Crown Park/Western National will be compatible, and the process of combining the Banks and Western National could cause the interruption of, or the disruption in, the activities of either or both the Banks' and Western National's businesses, which could have an adverse effect on their combined operations. The Company may also incur additional unexpected costs in connection with integration of the Acquisition that could negatively impact the Company's net income. See "The Acquisition."

    POTENTIAL CREDIT QUALITY ISSUES IN CONNECTION WITH THE ACQUISITION. In connection with the Acquisition, the Company and its representatives reviewed the loan portfolio of Western National. The Company's review was made using criteria, analyses and collateral evaluations that the Company has traditionally used in the review of its existing business. Nonperforming loans (including nonaccrual loans, restructured loans and loans 90 days or more past due) at September 30, 1996 and December 31, 1995, totaled approximately $331,000 and $525,000, respectively, at Western National. At September 30, 1996, the Company's allowance for loan losses of $806,000 was 0.89% of total loans, net of unearned income while on a pro forma basis assuming consummation of the Acquisition, the Company's allowance for loan losses would have been $1,336,000 or 1.04% of total loans, net of unearned income at September 30, 1996.

    ADDITIONAL FINANCING. The Company has in the past expanded through acquisitions, and has financed its recent acquisitions primarily through borrowings and, with respect to the Acquisition, through borrowings and an offering of the Common Stock. There can be no assurance that the Company will continue to make acquisitions. However, if the Company attempts additional acquisitions, it is likely to finance the acquisitions through a combination of borrowings and offerings of its securities. There is no assurance that the Company will be able to obtain debt financing on terms satisfactory to it or at all. Furthermore, if the

Company does sell additional securities to raise funds in the future, the terms and conditions of the issuances may have a dilutive effect or otherwise adversely impact existing shareholders.

    DIVIDEND HISTORY. While the Company has paid cash dividends on the Common Stock since May 1994, there is no assurance that the Company will continue to pay dividends in the future. The payment of any cash dividends by the Company in the future will depend to a large extent on the payment of dividends from the Banks. The ability of the Banks to pay dividends is dependent upon the Banks' earnings and financial condition. The payment of cash dividends by the Banks to Independent Financial Corp., an intermediate holding company for the Banks ("Independent Financial"), by Independent Financial to the Company and by the Company to its shareholders are all subject to certain statutory and regulatory restrictions and may be restricted by provisions of future financing arrangements. Moreover, holders of the Series C Preferred Stock are entitled to receive dividends before dividends may be paid on the Common Stock. See "Dividend Policy" and "Regulation and Supervision."

    RELIANCE ON KEY PERSONNEL. The Company and the Banks are dependent upon their executive officers and key employees. Specifically, the Company considers the services of Bryan W. Stephenson, President and Chief Executive Officer, Randal N. Crosswhite, Senior Vice President and Chief Financial Officer, and other senior officers of the Banks to be important to the success of the Company. The unexpected loss of the services of any of these individuals could have a detrimental effect on the Company and the Banks.

    COMPETITION. There is significant competition among banks and bank holding companies, many of which have far greater assets and resources than the Company, in the areas in which the Company operates. The Company also encounters intense competition in its commercial banking business from savings and loan associations, credit unions, factors, insurance companies, commercial and captive finance companies, and certain other types of financial institutions located in other major metropolitan areas in the United States, many of which are larger in terms of capital, resources and personnel than the Company. Additionally, federal legislation regarding interstate branching and banking may increase competition in the future from large out-of-state banks. See "Regulation and Supervision--The Banks-- Branching" and "Business and Properties of the Company--Competition."

    REGULATION AND SUPERVISION. The Company and the Banks are subject to extensive federal and state regulation and supervision, which is intended primarily for the protection of insured depositors and consumers. In addition, the Company and the Banks are subject to changes in federal and state law, as well as changes in regulations, governmental policies and accounting principles. The effects of any such potential changes cannot be predicted, but could adversely affect the business and operations of the Company and the Banks. See "Regulation and Supervision."

    REGULATION AND CONTROL. Individuals, alone or acting in concert with others, seeking to acquire more than 10% of any class of voting securities of the Company must comply with the Change in Bank Control Act. Entities seeking to acquire 5% or more of any class of voting securities of, or otherwise to control, the Company must comply with the Bank Holding Company Act of 1956, as amended (the "BHCA"). Accordingly, prospective investors need to be aware of and to comply with these requirements, if applicable, in connection with any purchase of shares of the Common Stock offered hereby.

    GENERAL ECONOMIC CONDITIONS AND MONETARY POLICY. The operating income and net income of the Company depend to a substantial extent on "rate differentials," i.e., the differences between the income the Company receives from loans, securities and other earning assets, and the interest expense it pays to obtain deposits and other liabilities. These rates are highly sensitive to many factors that are beyond the control of the Company, including general economic conditions, rapid changes in interest rates, decline in real estate market values and the monetary and fiscal policies of various governmental and regulatory authorities. For example, in an expanding economy, loan demand usually increases and the interest rates charged on loans increase. Increases in the discount rate by the Federal Reserve System usually lead to rising interest rates, which affect the Company's interest income, interest expense and investment portfolio. Also, governmental policies such as the creation of a tax deduction for individual retirement accounts can increase savings and affect the cost of funds.

    TRADING MARKET FOR THE COMMON STOCK. Although the Common Stock is listed for trading on the American Stock Exchange, the trading market in the Company's Common Stock on such exchange historically has been less active than the average trading market for companies listed on such exchange. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of the Common Stock at any given time, which presence is dependent upon the individual decisions of investors and general economic and market conditions over which the Company has no control. Consequently, although the Company believes that this Offering will improve the liquidity of the market for the Common Stock, no assurance can be given that this Offering will increase the volume of trading in the Common Stock. See "Market for Common Stock."

    ANTI-TAKEOVER PROVISIONS. The Company's Board of Directors are classified into three classes, each of which has a staggered, three-year term. Moreover, the Restated Articles of Incorporation of the Company require the affirmative vote of the holders of at least 80% of the voting stock of the Company to approve any merger or certain other business combinations involving any person beneficially owning 5% or more of any class of voting stock of the Company. In addition, the Board of Directors is able to issue various series of the Company's preferred stock and to determine certain characteristics of such preferred stock, such as voting rights, without the approval of the holders of the Common Stock or, in some cases, the holders of the Series C Preferred Stock. The Articles of Incorporation and Bylaws of the Company also contain certain procedural restrictions relating to nomination and removal of directors and amendments to Bylaws. Each of these factors may impede or inhibit an investor from attempting to acquire control of the Company and may have certain other anti-takeover effects. See "Description of Capital Stock--Certain Provisions of the Restated Articles of Incorporation and the Bylaws."


    SHARES ELIGIBLE FOR FUTURE SALE. The Company will have approximately 1,379,644 shares of Common Stock outstanding following this Offering (assuming 275,000 shares are issued in this Offering and no exercise of existing employee stock options to purchase Common Stock, and further assuming that none of the outstanding shares of Series C Preferred Stock are converted into Common Stock). The Company's management believes that 366,921 (26.6%) of these shares will be held by "affiliates" of the Company, including the shares offered for sale in this Offering which are reserved for sale to certain persons. In addition, 42,359 shares of the Company's outstanding Common Stock are "restricted securities" and may not be sold unless they are sold pursuant to an exemption from registration, including the exemption contained in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or are registered under the Securities Act. Sales of substantial amounts of Common Stock in the public market pursuant to registration under the Securities Act, Rule 144 or otherwise, or even the potential for such sales, could adversely affect the prevailing market prices for the Common Stock and impair the Company's ability to raise additional capital through the sale of its equity securities. See "Security Ownership of Management and Certain Beneficial Owners" and "Shares Eligible for Future Sale."


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are based on the current beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. All statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" and "Business and Properties of the Company" regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they related to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("cautionary statements") are disclosed under "Investment Considerations" and elsewhere in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

                                USE OF PROCEEDS


    The net proceeds from the sale of the Common Stock offered hereby are estimated to be approximately $3,922,000 ($4,531,000 if the Underwriter's over-allotment option is fully exercised) after deducting estimated underwriting discounts and commissions and offering expenses assuming an offering price of $15.875 per share in this Offering. The Company will use approximately $3,400,000 of the net proceeds from this Offering to fund a portion of the cost of acquiring Crown Park, and the balance, if any, for working capital and general corporate purposes. See "The Acquisition."


                            MARKET FOR COMMON STOCK

    Since September 12, 1995, the Common Stock has traded on the AMEX under the symbol "IBK." Prior to September 12, 1995, the Common Stock traded on the Nasdaq Small-Cap Market.

    The following table sets forth, for the periods indicated, the high and low sales prices for the Common Stock as quoted on the AMEX and Nasdaq Small-Cap Market and the amount of cash dividends paid per share, adjusted for the 33 1/3% stock dividend paid to stockholders in May 1995.


                                                                                                   CASH
                                                                                                  DIVIDENDS
                                                                                                    PER
                                                                             HIGH        LOW       SHARE
                                                                            -------    -------    -------
Calendar Year Ended December 31, 1994
  First Quarter............................................................ $ 6 3/4    $ 6        $  .00
  Second Quarter...........................................................   7 1/8      6 1/8    0.0225
  Third Quarter............................................................   7 1/8      6 3/8    0.0225
  Fourth Quarter...........................................................   6 3/4      5 3/4    0.0225

Calendar Year Ended December 31, 1995
  First Quarter............................................................ $ 6        $ 5 1/4    $0.0225
  Second Quarter...........................................................   7 1/2      5 1/4      0.03
  Third Quarter............................................................  11 1/4      7 1/4      0.03
  Fourth Quarter...........................................................  10 7/8     10 1/4      0.03

Calendar Year Ended December 31, 1996
  First Quarter............................................................ $10 1/2    $ 9 3/4    $ 0.03
  Second Quarter...........................................................  11          9          0.05
  Third Quarter............................................................  12         10 7/8      0.05
  Fourth Quarter...........................................................  17 1/2     12 1/8      0.05

    The Nasdaq Small-Cap Market quotations reflect inter-dealer prices, without retail mark-up, mark down or commissions and may not necessarily represent actual transactions.


    According to the records of the Company's transfer agent, the Company had approximately 1,238 holders of record of the Common Stock at December 15, 1996. The high and low sales price for the Common Stock was $15.875 on December 30, 1996.

                                DIVIDEND POLICY

    THE COMPANY. In May 1994, the Company instituted the payment of a $.03 per share quarterly cash dividend, which was raised to $0.05 per share in May 1996. The Board of Directors presently intends to continue the payment of a small cash dividend on the Common Stock. The continued payment of dividends and the amount and timing of any future dividend payments, however, will be determined by the Board of Directors and will depend upon a number of factors, including the extent of funds legally available therefor, dividend requirements of the Series C Preferred Stock, and the earnings, business prospects, acquisition opportunities, cash needs, financial condition, regulatory and capital requirements of the Company and the Banks and provisions of future loan or financing agreements.

    The Company's ability to pay cash dividends is restricted by the requirement that it and the Banks maintain certain levels of capital in accordance with regulatory guidelines promulgated by, in the case of the Company, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and, in the case of the Banks, the Comptroller. See "Regulation and Supervision--The Company--Capital Adequacy Requirements."


    Holders of the Series C Preferred Stock are entitled to receive, if, as and when declared by the Company's Board of Directors, out of funds legally available therefor, in preference to the holders of Common Stock and any other stock ranking junior to the Series C Preferred Stock in respect of dividends, quarterly cumulative cash dividends at the annual rate of $4.20 per share. The aggregate annual dividend payment on the 13,478 shares of the Series C Preferred Stock outstanding at December 15, 1996, is approximately $57,000. If earnings and cash flow from ordinary operations of the Company are not sufficient to enable it to pay the full amount of the dividend on the Series C Preferred Stock, the Company may cumulate all or a portion of the annual dividend. The Company can cause the mandatory conversion of the Series C Preferred Stock into Common Stock beginning in December 1997. The Series C Preferred Stock is the Company's only outstanding preferred issue.


    The Company may not, among other things, declare or pay any cash dividend in respect of the Common Stock or any stock junior to the Series C Preferred Stock with respect to dividends or liquidation rights unless, on the date of payment, all accumulated dividends in respect of the Series C Preferred Stock are paid or set aside. Furthermore, the Company may not declare or pay any dividends in respect of the Common Stock or purchase, redeem or otherwise acquire shares of Common Stock if, on the record date for such payment, or on the date of such purchase, redemption or acquisition, such action would cause stockholders' equity (including mandatorily redeemable preferred stock) of the Company, as reported in the most recent quarterly or annual financial statements filed by the Company with the Securities and Exchange Commission, to be less than an amount equal to the sum of (i) 140% of the number of then outstanding shares of Series C Preferred Stock multiplied by its liquidation value and (ii) 140% of the number of then outstanding shares of any stock ranking senior as to dividends to the Series C Preferred Stock multiplied by the liquidation value of such senior stock. Dividend payments on any other stock junior to the Series C Preferred Stock with respect to dividends or liquidation rights would be similarly limited.

    The Federal Reserve Board has a policy prohibiting bank holding companies from paying dividends on common stock except out of current earnings. The Federal Reserve Board has asserted that this policy, originally only applicable to common stock, also limits dividends on preferred stocks. As expanded, the Federal Reserve Board policy would limit dividends on the Series C Preferred Stock to an amount equal to current earnings. To date, the Company's earnings have been sufficient to cover dividends on the Common Stock and the Series C Preferred Stock.

    THE BANKS. The funds used by the Company to meet its operational expenses and debt service obligations, to maintain the necessary level of capital for itself and the Banks, and to pay cash dividends on the Common Stock and the Series C Preferred Stock will be derived primarily from dividends, management fees and tax liabilities paid to the Company by Independent Financial and to Independent Financial by the Banks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity." The ability of the Banks to pay dividends is restricted by the requirement that the Banks maintain an adequate level of capital in accordance with regulatory guidelines and by statute.

    The Federal Deposit Insurance Corporation ("FDIC") requires insured banks, such as the Banks, to maintain certain minimum capital ratios. The FDIC is permitted to require higher ratios if it believes that the financial condition and operations of a particular bank mandates such a higher ratio. The Comptroller has substantially similar requirements. See "Regulation and Supervision--The Banks--Capital Adequacy Requirements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company--Capital Resources."

    The National Bank Act of 1864, as amended (the "National Bank Act"), provides that, prior to declaring a dividend, a bank must transfer to its surplus account an amount equal to or greater than 10% of the net profits earned by the bank since its last dividend was declared, unless such transfer would increase the surplus of the bank to an amount greater than the bank's stated capital. Moreover, the approval of the Comptroller is required for any dividend to a bank holding company by a national bank if the total of all dividends, including the proposed dividend, declared by the bank in any calendar year exceeds the total of its net profits for such year combined with its retained net profits for the preceding two years, less any required transfers to surplus. In addition, the prompt corrective provisions of Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and implementing regulations prohibit a bank from paying a dividend if, following the payment, the bank would be in any of the three capital categories for undercapitalized institutions. See "Regulation and Supervision--The Banks--Capital Adequacy Requirements."

                                THE ACQUISITION

    The Company intends to acquire Crown Park and its subsidiary, Western National. The Company and Crown Park have entered into the Reorganization Agreement pursuant to which Crown Park will be merged with and into a subsidiary of the Company to be formed and Western National will be merged with and into First State, N.A., Abilene, and the shareholders of Crown Park will receive merger consideration consisting of cash and/or promissory notes in the amount of $7,425,000 subject to adjustment as set forth below. The maximum amount of the merger consideration that the holders of Crown Park common stock may elect to have paid pursuant to promissory notes is $3,000,000. The merger consideration will (i) increase by the amount of interest earned on the merger consideration from December 1, 1996 through the closing date at a rate equal to the 26-week United States Treasury Bill rate plus 2%, (ii) decrease by the amount of $142,779 to be paid to Crown Park's financial advisor, (iii) decrease by the cost of certain director and officer insurance that the Company may elect to purchase in the event Western National fails to purchase such insurance, and
(iv) decrease by the amount by which Western National's shareholders' equity, at the effective time of the merger, is less than $5,400,000 and shall be further reduced by the amount by which the shareholders' equity of Crown Park at the effective time is less than $4,000,000, provided that in the event both Western National and Crown Park's shareholders' equity are below the required amounts, then the amount by which those equity accounts are below such required amounts will be deducted only once and further provided that the merger consideration shall not be reduced in the event that Western National's shareholders' equity is less than $5,400,000 or Crown Park's shareholders' equity is less than $4,000,000 for any reason other than the payment of a dividend or distribution.

    The holders of Crown Park common stock will have the option to elect to receive (part or all) of their portion of the merger consideration in the form of promissory notes payable in equal annual principal payments over a period of five years at a rate of interest equal to the 26-week United States Treasury Bill rate plus 2%, with such rate adjusted quarterly. The promissory notes will provide that interest will be paid quarterly and that principal will be paid annually. If the holders of Crown Park common stock elect to receive a portion of the merger consideration in the form of promissory notes in excess of $3,000,000 or if the aggregate amount of debt assumed and incurred by the Company and its subsidiaries (including the promissory notes to be issued as part of the merger consideration) exceeds $4,000,000, then the merger consideration payable in the form of promissory notes will be reduced pro rata. The Company does not expect that the holders of Crown Park common stock will elect to receive a material amount of the merger consideration in promissory notes.


    Management of the Company believes that the Acquisition presents an excellent opportunity for increased earnings. Crown Park, a Texas corporation located in Lubbock, Texas, engages in no significant activities other than owning and managing Western National. At September 30, 1996, Crown Park had total assets of $57,525,000, total loans, net of unearned income, of $38,619,000, total deposits of $50,702,000, and stockholders' equity of $4,318,000. Holders of at least two-thirds of the outstanding shares of Crown Park have executed a voting agreement whereby such shareholders have agreed that they will vote their Crown Park shares in favor of the Acquisition, and such shareholders have given an irrevocable proxy naming Bryan Stephenson, President and Chief Executive Officer of the Company, proxy to vote their shares.

    Western National is a community bank that offers interest and noninterest-bearing depository accounts, and makes consumer and commercial loans. At September 30, 1996, Western National's loan portfolio consisted primarily of $17,844,000 of real estate loans (46.6% of the total loan portfolio), $15,115,000 of loans to individuals (39.5% of the total loan portfolio), and $4,866,000 of commercial loans (12.7% of the total loan portfolio). At September 30, 1996, Western National's total nonperforming loans were $331,000 (0.9% of the total loan portfolio). The allowance for possible loan losses was $330,000, or 98.7% of total nonperforming loans, and 0.86% of the total loan portfolio. Real estate and other repossessed assets of Western National was $310,000 at September 30, 1996. Western National reported net income after taxes of $710,000 for 1994, $621,000 for 1995 and $457,000 for the nine-month period ended September 30, 1996. See the consolidated financial statements of Crown Park included elsewhere in this Prospectus. At October 31, 1996, Western National had 28 full-time equivalent employees, 10 of which were officers. The Company intends to increase the profitability of Western National by expanding its loan portfolio and deposit base. The Company believes enhanced marketing efforts, expanded loan and deposit products and increased employee training and personal attention to customers will fuel this growth. The Company also believes that savings can be realized in the area of noninterest expenses through consolidation of operations. See "Business and Properties of the Company--Business Strategy."

    In addition to the immediate increase in asset size and the potential for improved future profitability, the Acquisition will allow the Company to expand its market area into what it believes are desirable banking locations. This expansion will increase the geographic diversity of the Company's loan portfolio which is expected to decrease the Company's overall lending risks.

    The obligations of the parties to complete the Acquisition are subject to certain conditions, including the conditions that (i) all approvals of any regulatory authority having jurisdiction have been received and all applicable statutory waiting periods have expired and (ii) at the closing date, no action or litigation is pending or threatened that would adversely affect certain aspects of the Acquisition. In addition, the Company is not obligated to complete the Acquisition unless certain conditions have been satisfied or waived by the Company, including that (i) the shareholders of Crown Park shall have approved the transactions contemplated under the Reorganization Agreement, (ii) neither Crown Park nor Western National shall have suffered any material adverse change in their financial condition, assets, properties, liabilities, reserves, business, or results of operations or prospects, (iii) holders of no more than 10% of the outstanding shares of Crown Park have dissented from the merger of Crown Park and the Company's subsidiary, and (iv) all accounting and tax treatment, entries and adjustment for the Acquisition are satisfactory to the Company. Crown Park is not obligated to complete the transaction if certain conditions are not met, including the condition that the Company has approved the merger of Crown Park and the Company's subsidiary. The Company has filed an application with the Comptroller and has received conditional approval for the merger.


    Certain shareholders of Crown Park have agreed to indemnify the Company from liabilities arising out of any misrepresentation or act of fraud resulting from actions or omissions of any of Crown Park, Western National or any of their respective officers, directors or shareholders taken or not taken prior to the closing and for certain other matters.


    The closing date of the Acquisition will be selected by mutual agreement of the parties to the Reorganization Agreement following the satisfaction of all conditions to closing. As of the date of this Prospectus, conditional approval of the Comptroller has been obtained. The shareholders of Crown Park approved the merger on December 17, 1996. The closing of this Offering is contingent upon the simultaneous closing of the Acquisition, and if for any reason the Acquisition is not completed, this Offering will not be consummated. There can be no assurance that the foregoing conditions will be satisfied or that the Acquisition will be completed.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following pro forma combined financial statements set forth the pro forma combined balance sheet at September 30, 1996, and pro forma combined income statements for the nine-month period ended September 30, 1996, and for the year ended December 31, 1995, for the Company as if the consummation of the Acquisition and this Offering had occurred, in the case of the statements of operations data, as of January 1, 1995, and in the case of the balance sheet data, as of September 30, 1996. The pro forma financial data do not purport to be indicative of the Company's financial condition and results of operations at any future date or for any future period. The financial data should be read in conjunction with the Company's and Crown Park's consolidated financial statements, the notes thereto and the other financial information, included elsewhere herein. In the opinion of management of the Company, the data presented reflect all adjustments considered necessary for a fair presentation of the results for such periods.

                        PRO FORMA COMBINED BALANCE SHEET
                         SEPTEMBER 30, 1996 (UNAUDITED)

                                                                                            PRO FORMA ADJUSTMENTS
                                                                                       -------------------------------
                                                            THE COMPANY   CROWN PARK       DEBITS          CREDITS
                                                            ------------  -----------  --------------   --------------
ASSETS
Cash and Due from Banks...................................  $  9,987,000  $ 2,832,000  $    3,922,000(A) $    4,722,000(B)
                                                                                              800,000(A)
Federal Funds Sold........................................    12,100,000    1,375,000                        2,703,000(B)
                                                                                                             2,094,000(C)
                                                            ------------  -----------  --------------   --------------
  Total Cash and Cash Equivalents.........................    22,087,000    4,207,000       4,722,000        9,519,000
                                                            ------------  -----------  --------------   --------------
Securities:
  Available-for-sale......................................    33,590,000    6,424,000                           10,000(D)
  Held-to-maturity........................................    49,087,000    5,243,000                           11,000(E)
                                                            ------------  -----------  --------------   --------------
    Total Securities......................................    82,677,000   11,667,000                           21,000
                                                            ------------  -----------  --------------   --------------
Loans:
  Total Loans.............................................    92,626,000   39,062,000
  Unearned Income on Installment Loans....................     2,511,000      443,000
  Allowance for Possible Loan Losses......................       806,000      330,000
                                                            ------------  -----------  --------------   --------------
    Net Loans.............................................    89,309,000   38,289,000
                                                            ------------  -----------  --------------   --------------
Premises and Equipment....................................     4,501,000    2,373,000         431,000(E)
Real Estate and Other Repossessed Assets..................       218,000      290,000         350,000(E)
Investment in Crown Park Bancshares.......................             0            0       7,425,000(B)      4,308,000(D)
                                                                                                             3,117,000(E)
Goodwill..................................................       974,000            0       2,347,000(E)
Accrued Interest Receivable...............................     1,701,000      491,000
Other Assets..............................................     2,334,000      208,000
                                                            ------------  -----------  --------------   --------------
      Total Assets........................................  $203,801,000  $57,525,000  $   15,275,000   $   16,965,000
                                                            ------------  -----------  --------------   --------------
                                                            ------------  -----------  --------------   --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits..................................................  $187,474,000  $50,702,000  $                $
Notes Payable.............................................       578,000    2,094,000       2,094,000(C)        800,000(A)
Accrued Interest Payable..................................       844,000      146,000
Other Liabilities.........................................       323,000      265,000
                                                            ------------  -----------  --------------   --------------
      Total Liabilities...................................   189,219,000   53,207,000       2,094,000          800,000
                                                            ------------  -----------  --------------   --------------
Stockholders' Equity:
Series C Preferred Stock..................................       135,000            0
Common Stock..............................................       276,000      952,000         952,000(D)         69,000(A)
Additional Paid-in Capital................................     9,890,000      965,000         965,000(D)      3,853,000(A)
Retained Earnings.........................................     4,304,000    2,407,000       2,407,000(D)
Unrealized Loss on Available-for-sale Securities..........       (23,000)      (6,000)                           6,000(D)
                                                            ------------  -----------  --------------   --------------
      Total Stockholders' Equity..........................    14,582,000    4,318,000       4,324,000        3,928,000
                                                            ------------  -----------  --------------   --------------
        Total Liabilities and Stockholders' Equity........  $203,801,000  $57,525,000  $    6,418,000   $    4,728,000
                                                            ------------  -----------  --------------   --------------
                                                            ------------  -----------  --------------   --------------


                                                             PRO FORMA
                                                              COMBINED
                                                            ------------
ASSETS
Cash and Due from Banks...................................  $ 12,819,000

Federal Funds Sold........................................     8,678,000

                                                            ------------
  Total Cash and Cash Equivalents.........................    21,497,000
                                                            ------------
Securities:
  Available-for-sale......................................    40,004,000
  Held-to-maturity........................................    54,319,000
                                                            ------------
    Total Securities......................................    94,323,000
                                                            ------------
Loans:
  Total Loans.............................................   131,688,000
  Unearned Income on Installment Loans....................     2,954,000
  Allowance for Possible Loan Losses......................     1,136,000
                                                            ------------
    Net Loans.............................................   127,598,000
                                                            ------------
Premises and Equipment....................................     7,305,000
Real Estate and Other Repossessed Assets..................       858,000
Investment in Crown Park Bancshares.......................             0

Goodwill..................................................     3,321,000
Accrued Interest Receivable...............................     2,192,000
Other Assets..............................................     2,542,000
                                                            ------------
      Total Assets........................................  $259,636,000
                                                            ------------
                                                            ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits..................................................  $238,176,000
Notes Payable.............................................     1,378,000
Accrued Interest Payable..................................       990,000
Other Liabilities.........................................       588,000
                                                            ------------
      Total Liabilities...................................   241,132,000
                                                            ------------
Stockholders' Equity:
Series C Preferred Stock..................................       135,000
Common Stock..............................................       345,000
Additional Paid-in Capital................................    13,743,000
Retained Earnings.........................................     4,304,000
Unrealized Loss on Available-for-sale Securities..........       (23,000)
                                                            ------------
      Total Stockholders' Equity..........................    18,504,000
                                                            ------------
        Total Liabilities and Stockholders' Equity........  $259,636,000
                                                            ------------
                                                            ------------

--------------------------


(A) This adjustment represents the sale of $3,922,000 in Common Stock (net) and the borrowing of $800,000 and the injection of $4,200,000 into First State, N.A., Abilene as additional capital.



(B) This adjustment represents the purchase of 100% of the outstanding shares of stock of Crown Park for $7,425,000 in cash. Although the Reorganization Agreement provides that the shareholders of Crown Park may elect to receive all or a portion of their merger consideration in cash and/or promissory notes (see "The Acquisition"), subject to a maximum aggregate dollar amount of promissory notes equal to $3,000,000, the shareholders of Crown Park have given a nonbinding indication to the Company that they will elect to receive all but an immaterial amount of the merger consideration in cash.



(C) This adjustment represents the retirement of $1,094,000 in debt owed to Crown Park's lender which is collateralized by an interest in the Western National building and the retirement of $1,000,000 in debt owed to existing shareholders of Crown Park which is collateralized by the stock of Western National.



(D) This adjustment represents the elimination of the capital of Crown Park against the investment in that bank holding company by First State, N.A., Abilene.



(E) This adjustment represents the purchase price adjustments to mark Crown Park's assets and liabilities to fair value upon the acquisition and results in recording of $2,347,000 in goodwill.

                      PRO FORMA COMBINED INCOME STATEMENT
                    NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996
                                    (UNAUDITED)


                                                                                             PRO FORMA ADJUSTMENTS
                                                                                           -------------------------     PRO FORMA
                                                              THE COMPANY    CROWN PARK      DEBITS        CREDITS       COMBINED
                                                              ------------   -----------   -----------   -----------   -------------
Interest Income:
  Interest and Fees on Loans................................   $5,894,000    $2,528,000    $             $             $8,422,000
  Interest on Securities....................................    3,341,000       663,000                                 4,004,000
  Interest on Federal Funds Sold............................      774,000       139,000         84,000(A)                 720,000
                                                                                               109,000(B)
                                                              ------------   -----------   -----------   -----------   -------------
    Total Interest Income...................................   10,009,000     3,330,000        193,000                 13,146,000
                                                              ------------   -----------   -----------   -----------   -------------
Interest Expense:
  Interest on Deposits......................................    4,671,000     1,343,000                                 6,014,000
  Interest on Notes Payable.................................       51,000       136,000         56,000(C)     136,000(D)    107,000
                                                              ------------   -----------   -----------   -----------   -------------
    Total Interest Expense..................................    4,722,000     1,479,000         56,000       136,000    6,121,000
                                                              ------------   -----------   -----------   -----------   -------------
Net Interest Income.........................................    5,287,000     1,851,000        249,000       136,000    7,025,000
  Provision for Loan Losses.................................      161,000       135,000                                   296,000
                                                              ------------   -----------   -----------   -----------   -------------
Net Interest Income After Provision for Loan Losses.........    5,126,000     1,716,000        249,000       136,000    6,729,000
                                                              ------------   -----------   -----------   -----------   -------------
Noninterest Income:
  Service Charges...........................................      929,000       220,000                                 1,149,000
  Other Income..............................................      215,000       139,000                                   354,000
                                                              ------------   -----------   -----------   -----------   -------------
    Total Noninterest Income................................    1,144,000       359,000                                 1,503,000
                                                              ------------   -----------   -----------   -----------   -------------
Noninterest Expense:
  Salaries and Employee Benefits............................    2,294,000       719,000                      105,000(E)  2,908,000
  Net Occupancy Expense.....................................      540,000       110,000         11,000(F)                 661,000
  Other Expenses............................................    1,852,000       745,000        117,000(G)      75,000(H)  2,639,000
                                                              ------------   -----------   -----------   -----------   -------------
    Total Noninterest Expenses..............................    4,686,000     1,574,000        128,000       180,000    6,208,000
                                                              ------------   -----------   -----------   -----------   -------------
Income Before Federal Income Taxes..........................    1,584,000       501,000        377,000       316,000    2,024,000
  Federal Income Taxes......................................      538,000       159,000        107,000(I)      88,000(I)    716,000
                                                              ------------   -----------   -----------   -----------   -------------
      Net Income............................................   $1,046,000    $  342,000    $   484,000   $   404,000   $1,308,000
                                                              ------------   -----------   -----------   -----------   -------------
                                                              ------------   -----------   -----------   -----------   -------------
Earnings Per Share:
  Primary Earnings Per Share:
    Net Income Per Share....................................   $     0.92                                              $     0.93(J)
                                                              ------------                                             -------------
                                                              ------------                                             -------------
    Adjusted Shares Outstanding.............................    1,083,000                                               1,358,000
                                                              ------------                                             -------------
                                                              ------------                                             -------------
  Fully Diluted Earnings Per Share:
    Net Income Per Share....................................   $     0.77                                              $     0.80(J)
                                                              ------------                                             -------------
                                                              ------------                                             -------------
    Adjusted Shares Outstanding.............................    1,358,000                                               1,633,000
                                                              ------------                                             -------------
                                                              ------------                                             -------------


------------------------------


(A) This adjustment represents interest income on federal funds sold that would have been lost as a result of the use of funds for the repayment of the existing $2,094,000 of Crown Park debt at an average federal funds rate of 5.38% for the nine-month period ended September 30, 1996.



(B) This adjustment represents interest income that would have been lost on the estimated cash payments to be made to the Crown Park shareholders ($7,425,000) in excess of the total net funds raised ($4,722,000) at 5.38%.



(C) This adjustment represents interest that would have been incurred on the additional $800,000 which will be borrowed by the Company and injected into First State, N.A., Abilene at prime plus 1% (9.28% for the nine-month period ended September 30, 1996).



(D) This adjustment represents interest expense that would have been eliminated when the $1,094,000 owed to Crown Park's lender and the $1,000,000 owed to existing shareholders of Crown Park (average cost of 8.63% for the nine-month period ended September 30, 1996).



(E) This adjustment represents savings that would have been achieved by elimination of duplication of job responsibilities.



(F) This adjustment represents the additional depreciation that would have been recorded as a result of the write-up of premises and equipment by $431,000 with an estimated remaining useful life of thirty (30) years.



(G) This adjustment represents the amortization of $2,347,000 in goodwill generated in the transaction over a period of 15 years. (H) This adjustment represents savings that would have been achieved in the areas of accounting fees, directors fees, Comptroller assessments, insurance expense, etc.



(I) This adjustment represents the tax effect of the above adjustments.



(J) Had Crown Park not incurred approximately $80,000 ($53,000 net of tax) of expenses in the nine-month period ended September 30, 1996, related to the proposed acquisition of Crown Park, primary and fully diluted earnings per share would have been $0.97 and $0.83, respectively.

                      PRO FORMA COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                                       PRO FORMA ADJUSTMENTS
                                                                                                     -------------------------
                                                                        THE COMPANY    CROWN PARK      DEBITS        CREDITS
                                                                        ------------   -----------   -----------   -----------
Interest Income:
  Interest and Fees on Loans..........................................  $ 7,726,000    $3,211,000    $             $
  Interest on Securities..............................................    2,389,000       971,000
  Interest on Federal Funds Sold......................................    1,847,000       321,000        124,000(A)
                                                                                                         161,000(B)
                                                                        ------------   -----------   -----------   -----------
    Total Interest Income.............................................   11,962,000     4,503,000        285,000
                                                                        ------------   -----------   -----------   -----------
Interest Expense:
  Interest on Deposits................................................    5,201,000     1,770,000
  Interest on Notes Payable...........................................      108,000       198,000         78,000(C)     198,000(D)
                                                                        ------------   -----------   -----------   -----------
    Total Interest Expense............................................    5,309,000     1,968,000         78,000       198,000
                                                                        ------------   -----------   -----------   -----------
Net Interest Income...................................................    6,653,000     2,535,000        363,000       198,000
  Provision for Loan Losses...........................................      206,000       261,000
                                                                        ------------   -----------   -----------   -----------
Net Interest Income After Provision for Loan Losses...................    6,447,000     2,274,000        363,000       198,000
                                                                        ------------   -----------   -----------   -----------
Noninterest Income:
  Service Charges.....................................................    1,167,000       304,000
  Other Income........................................................      342,000       245,000
                                                                        ------------   -----------   -----------   -----------
    Total Noninterest Income..........................................    1,509,000       549,000
                                                                        ------------   -----------   -----------   -----------
Noninterest Expense:
  Salaries and Employee Benefits......................................    2,849,000       989,000                      140,000(E)
  Net Occupancy Expense...............................................      723,000       133,000         13,000(F)
  Other Expenses......................................................    2,670,000       936,000        156,000(G)     100,000(H)
                                                                        ------------   -----------   -----------   -----------
    Total Noninterest Expenses........................................    6,242,000     2,058,000        169,000       240,000
                                                                        ------------   -----------   -----------   -----------
Income Before Federal Income Taxes....................................    1,714,000       765,000        532,000       438,000
  Federal Income Taxes................................................      582,000       232,000        149,000(I)     128,000(I)
                                                                        ------------   -----------   -----------   -----------
      Net Income......................................................  $ 1,132,000    $  533,000    $   681,000   $   566,000
                                                                        ------------   -----------   -----------   -----------
                                                                        ------------   -----------   -----------   -----------
Earnings Per Share:
  Primary Earnings Per Share:
    Net Income Per Share..............................................  $      1.02
                                                                        ------------
                                                                        ------------
    Adjusted Shares Outstanding.......................................    1,047,000
                                                                        ------------
                                                                        ------------
  Fully Diluted Earnings Per Share:
    Net Income Per Share..............................................  $      0.84
                                                                        ------------
                                                                        ------------
    Adjusted Shares Outstanding.......................................    1,352,000
                                                                        ------------
                                                                        ------------


                                                                         PRO FORMA
                                                                         COMBINED
                                                                        -----------
Interest Income:
  Interest and Fees on Loans..........................................  $10,937,000
  Interest on Securities..............................................    3,360,000
  Interest on Federal Funds Sold......................................    1,883,000

                                                                        -----------
    Total Interest Income.............................................   16,180,000
                                                                        -----------
Interest Expense:
  Interest on Deposits................................................    6,971,000
  Interest on Notes Payable...........................................      186,000
                                                                        -----------
    Total Interest Expense............................................    7,157,000
                                                                        -----------
Net Interest Income...................................................    9,023,000
  Provision for Loan Losses...........................................      467,000
                                                                        -----------
Net Interest Income After Provision for Loan Losses...................    8,556,000
                                                                        -----------
Noninterest Income:
  Service Charges.....................................................    1,471,000
  Other Income........................................................      587,000
                                                                        -----------
    Total Noninterest Income..........................................    2,058,000
                                                                        -----------
Noninterest Expense:
  Salaries and Employee Benefits......................................    3,698,000
  Net Occupancy Expense...............................................      869,000
  Other Expenses......................................................    3,662,000
                                                                        -----------
    Total Noninterest Expenses........................................    8,229,000
                                                                        -----------
Income Before Federal Income Taxes....................................    2,385,000
  Federal Income Taxes................................................      835,000
                                                                        -----------
      Net Income......................................................  $ 1,550,000
                                                                        -----------
                                                                        -----------
Earnings Per Share:
  Primary Earnings Per Share:
    Net Income Per Share..............................................  $      1.12
                                                                        -----------
                                                                        -----------
    Adjusted Shares Outstanding.......................................    1,322,000
                                                                        -----------
                                                                        -----------
  Fully Diluted Earnings Per Share:
    Net Income Per Share..............................................  $      0.95
                                                                        -----------
                                                                        -----------
    Adjusted Shares Outstanding.......................................    1,627,000
                                                                        -----------
                                                                        -----------


------------------------------


(A) This adjustment represents interest income on federal funds sold that would have been lost as a result of the use of funds for the repayment of the existing $2,094,000 of Crown Park debt at an average federal funds rate of 5.94% for the year ended December 31, 1995.



(B) This adjustment represents interest income that would have been lost on the estimated cash payments to be made to the Crown Park shareholders ($7,425,000) in excess of the total net funds raised ($4,722,000) at 5.94%.



(C) This adjustment represents interest that would have been incurred on the additional $800,000 which will be borrowed by the Company and injected into First State, N.A., Abilene at prime plus 1% (9.80% for the year ended December 31, 1995).



(D) This adjustment represents interest expense that would have been eliminated when the $1,094,000 owed to Crown Park's lender and the $1,000,000 owed to existing shareholders of Crown Park (average cost of 8.90% for the year ended December 31, 1995).



(E) This adjustment represents savings that would have been achieved by elimination of duplication of job responsibilities.



(F) This adjustment represents the additional depreciation which would have been recorded as a result of the write-up of premises and equipment by $431,000 with an estimated remaining useful life of thirty (30) years.



(G) This adjustment represents the amortization of $2,347,000 in goodwill generated in the transaction over a period of 15 years.



(H) This adjustment represents savings that would have been achieved in the areas of accounting fees, directors fees, Comptroller assessments, insurance expense, etc.



(I) This adjustment represents the tax effect of the above adjustments.

                                 CAPITALIZATION



    The following table sets forth the capitalization of the Company (i) as of September 30, 1996 and (ii) on a pro forma basis as of September 30, 1996, to give effect to the Acquisition and the sale of 275,000 shares of Common Stock in this Offering and the application of the net proceeds therefrom as if such transactions had occurred on September 30, 1996, assuming a $15.875 per share public offering price in this Offering. See "Use of Proceeds," "The Acquisition," Pro Forma Consolidated Financial Statements and notes thereto and the Company's and Crown Park's consolidated financial statements and notes thereto appearing elsewhere in this Prospectus.



                                                                                           SEPTEMBER 30, 1996
                                                                                      ----------------------------
                                                                                         ACTUAL        PRO FORMA
                                                                                      -------------  -------------
NOTES PAYABLE(1)....................................................................  $     578,000  $   1,378,000
                                                                                      -------------  -------------
STOCKHOLDERS' EQUITY:
Preferred Stock, $10.00 par value; 5,000,000 shares authorized Series C Preferred
  Stock--$42.00 stated value; 50,000 shares designated; 13,478 shares issued at
  September 30, 1996................................................................        135,000        135,000
Common Stock, $.25 par value; 30,000,000 shares authorized; 1,104,644 shares issued
  and outstanding at September 30, 1996; 1,379,644 shares pro forma(2)..............        276,000        345,000
Additional paid-in capital..........................................................      9,890,000     13,743,000
Retained earnings...................................................................      4,304,000      4,304,000
Unrealized loss on available-for-sale securities....................................        (23,000)       (23,000)
                                                                                      -------------  -------------
  Total stockholders' equity........................................................     14,582,000     18,504,000
                                                                                      -------------  -------------
    Total capitalization............................................................  $  15,160,000  $  19,882,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------


------------------------

(1) See Note 3 of the notes to the Company's unaudited nine-month consolidated financial statements and Note 9 of the notes to the Company's audited year-end consolidated financial statements included elsewhere herein for additional information relating to notes payable.

(2) Excludes an aggregate of 262,324 shares of Common Stock that are reserved for issuance upon exercise of existing employee stock options and upon conversion of outstanding shares of Series C Preferred Stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents selected historical consolidated financial information and other data of the Company. Such financial information has been restated to reflect the 5% stock dividend paid to shareholders in May 1993 and the 33 1/3% stock dividend paid to shareholders in May 1995. The following selected historical consolidated financial data should be read in conjunction with the consolidated financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus and the information contained in "Management's Discussions and Analysis of Financial Condition and Results of Operations of the Company." The selected historical consolidated financial data as of and for the five years in the period ended December 31, 1995, are derived from the Company's consolidated financial statements which have been audited by independent public accountants. The selected historical consolidated financial data as of and for the nine-month periods ended September 30, 1996, and September 30, 1995, is unaudited. In the opinion of management of the Company, the information presented reflects all adjustments considered necessary for fair presentation of the results for such periods.


                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                             ------------------  -------------------------------------------------------------
                                               1996      1995      1995      1994        1993           1992          1991
                                             --------  --------  --------  --------  ------------   ------------   -----------
                                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Total interest income....................  $ 10,009  $  8,831  $ 11,962  $ 10,131  $      9,221   $      9,715   $    11,438
  Net interest income......................     5,287     4,971     6,653     6,679         6,045          5,639         5,188
  Income before extraordinary item and
    cumulative effect of accounting
    change.................................     1,046       831     1,132       450         1,029            839           224
  Extraordinary item.......................         0         0         0         0             0           (1921)           0
Cumulative effect of accounting change.....         0         0         0         0          (2002)            0             0
Net income.................................     1,046       831     1,132       450         1,229          1,031           224
COMMON SHARE DATA:
  Earnings per share:
    Primary................................  $   0.92  $   0.75  $   1.02  $   0.36  $       1.11   $       0.91   $      0.13
    Fully diluted..........................      0.77      0.62      0.84      0.33          0.91           0.74          0.13
  Cash dividends...........................      0.13      0.08      0.11      0.07          0.00           0.00          0.00
  Dividend payout ratio....................     13.58%    10.35     10.34%    15.56%          N/A            N/A           N/A
  Book value per share:
    Common stock...........................  $  12.69  $  12.31  $  12.50  $   9.99  $       9.78   $       7.35   $      5.59
    Fully diluted..........................     10.73      9.98     10.13      8.22          8.05           6.06          4.75
  Period end shares outstanding............     1,105     1,039     1,050     1,037         1,037          1,026         1,015
  Weighted average shares outstanding (in
    thousands):
    Primary................................     1,083     1,045     1,047     1,042         1,041          1,041         1,031
    Fully diluted..........................     1,358     1,350     1,352     1,348         1,349          1,349         1,388
BALANCE SHEET DATA:
  Assets...................................  $203,801  $174,065  $180,344  $159,860  $    160,712   $    160,554   $   149,052
  Loans, net of unearned income............    90,115    82,559    81,927    81,306        69,647         52,967        52,545
  Deposits.................................   187,474   158,414   164,704   146,184       147,785        134,679       137,535
  Notes payable............................       578     1,074       849       930         1,194          2,290         2,610
  Stockholders' equity.....................    14,582    13,488    13,818    11,073        10,845          8,238         6,380
PERFORMANCE DATA (RETURNS ANNUALIZED FOR
  INTERIM PERIODS):
  Return on average total assets...........      0.72%     0.66%     0.67%     0.28%         0.81%          0.72%         0.16%
  Return on average stockholders' equity...      9.81      9.06      8.99      3.98         12.50          14.39          3.54
  Net interest margin(3)...................      3.97      4.33      4.29      4.62          4.37           4.33          4.03
  Ratios to total average deposits of
    average loans net of unearned
    income(4)..............................     47.49     54.27     53.25     50.97         42.56(5)        38.01        42.01
  Efficiency ratio(6)......................     72.55     77.38     76.56     89.97         77.77           78.15        91.29
ASSET QUALITY RATIOS:
  Nonperforming assets to total assets.....      0.28%     0.41%     0.35%     0.49%         1.83%          1.20%(7)      2.58%
  Nonperforming loans to total loans, net
    of unearned income (annualized for
    interim periods).......................      0.40      0.33      0.36      0.19          3.06           2.05(7)       5.15
  Net loan charge-offs to average loans,
    net of unearned income.................      0.42      0.31      0.32      0.30          0.18(8)        0.47(8)       1.43(8)
  Allowance for loan losses to total loans,
    net of unearned income.................      0.89      0.93      0.93      1.00          1.29           1.16(7)       1.27
  Allowance for loan losses to
    nonperforming loans....................    224.51    284.39    259.93    530.52         41.99          56.87(7)      24.74
CAPITAL RATIOS:
  Average equity to average total assets...      7.36%     7.32%     7.43%     7.06%         6.45%(5)       4.97%         4.45%
  Total capital to risk-weighted assets....     14.66     15.84     16.08     13.97         16.54          14.92         12.35
  Leverage ratio...........................      6.68      7.61      7.65      7.03          7.23           5.71          4.46


----------------------------------

(1) Gain on extinguishment of debt.

(2) Cumulative effect of the change in accounting for income taxes.

(3) Fully taxable-equivalent basis.

(4) Before allowance for possible loan losses.

(5) Includes average balance sheet items of Winters State for the period August 31, 1993 (the date of the acquisition) through December 31, 1993.

(6) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provision for loan losses and total noninterest income excluding escurities gains and losses.

(7) Balances at December 31, 1992, do not include the assets of Olton State that were sold on January 1, 1993.

(8) Average loans, net of unearned income, for 1993, 1992 and 1991 include the average loans, net of unearned income, of Winters State from August 31, 1993, through December 31, 1993, and of Olton State from January 1, 1991 through June 30, 1992.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY

GENERAL

    The following discussion and analysis presents the more significant factors affecting the Company's financial condition at September 30, 1996, and at December 31, 1995 and 1994, and results of operations for the nine-month periods ended September 30, 1996 and 1995, and for each of the three years in the period ended December 31, 1995, after accounting for the sale and acquisition of the subsidiary banks noted below and after giving effect to the quasi-reorganization of the Company effective December 31, 1989. This discussion and analysis should be read in conjunction with the Company's consolidated financial statements, notes thereto and other financial information appearing elsewhere in this Prospectus.

ACQUISITION ACTIVITIES

    Effective May 27, 1996, First State, N.A., Abilene assumed the deposits and certain other liabilities and purchased the loans and certain other assets of the San Angelo, Texas branch of Coastal Banc ssb ("Coastal Banc -San Angelo") in a cash transaction. On the date of the acquisition, Coastal Banc - San Angelo had approximately $155,000 in loans and $14,895,000 in deposits. This acquisition was accounted for using the purchase method of accounting, and the assets and liabilities of this branch were recorded at their estimated fair value. A total of $743,000 of goodwill was recorded as a result of the acquisition.

    First State, N.A., Abilene acquired 100% of the outstanding shares of Peoples National Bank, Winters, Texas ("Peoples National") effective January 1, 1996, in a cash transaction. At that date, Peoples National had total assets of $5,505,000, total loans, net of unearned income of $2,767,000, total deposits of $4,958,000 and stockholders' equity of $525,000. This acquisition was accounted for using the purchase method of accounting, and the assets and liabilities of Peoples National were recorded at their estimated fair value. A total of $260,000 of goodwill was recorded as a result of this acquisition. Peoples National was merged with and into First State, N.A., Abilene.

    During the third quarter of 1993, as a result of its purchase of $450,000 of stock, the Company acquired control and increased its ownership of Winters State from 28.2% to 94.3%. The acquisition was accounted for under the purchase method of accounting, and the assets and liabilities of Winters State were recorded at their estimated fair value. The operations of Winters State from August 31, 1993 through December 31, 1993, are included in the Company's Consolidated Income Statement for the year ended December 31, 1993. Net interest income of Winters State for the last four months of 1993 was $233,000. Income before federal income taxes of Winters State for that same period was $14,000. At August 31, 1993, the date of acquisition, Winters State had $16,316,000 in total assets, $7,453,000 in total loans, net of unearned income, $15,079,000 in total deposits and stockholders' equity of $1,142,000.

RESULTS OF OPERATIONS

GENERAL

    Net income for the nine-month period ended September 30, 1996, was $1,046,000 ($0.92 primary earnings per common share) compared to net income of $831,000 ($0.75 primary earnings per common share) for the nine-month period ended September 30, 1995. The results of operations for the nine-month period ended September 30, 1995, included legal and settlement expenses of $135,000 (net of tax expense of $70,000), or $0.13 primary earnings per common share, as a result of the final settlement of certain litigation.

    Net income for the year ended December 31, 1995, amounted to $1,132,000 ($1.02 primary earnings per common share) compared to net income of $450,000 ($0.36 primary earnings per common share) for the year ended December 31, 1994, and net income of $1,229,000 ($1.11 primary earnings per common share) for the year ended December 31, 1993. The results of operations for 1995 included legal and settlement expenses of $205,000 ($135,000, net of tax), or $0.13 primary earnings per common share, incurred as a result of the final settlement of certain litigation. The results of operations for 1994 were negatively impacted by the accrual of $594,000 (net of tax expense of $306,000), or $0.57 primary earnings per common share, for the reimbursement of certain legal fees, expenses and settlement costs in connection with the same litigation. See "Note 15:
Commitments and Contingent Liabilities" to the Company's audited year-end consolidated financial statements. The results of operations for 1993 included a $189,000 (net of tax expense of $97,000) gain, or $0.18 primary earnings per common share, recognized on the transfer of the deposits, premises and equipment and certain loans of Olton State on January 1, 1993.


    The results for 1993 also included income of $200,000, or $0.19 primary earnings per common share, from the cumulative effect of a change in accounting for income taxes as a result of the Company's adoption of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109"), effective January 1, 1993. FAS 109 permits the recognition of deferred tax assets to a greater extent than previously permitted and requires companies to adopt the liability method for computing income taxes. In adopting FAS 109, the Company established a gross deferred tax asset of $3,190,000, a portion of which related to the Company's federal tax net operating loss carryforwards and deductible temporary differences arising prior to the Company's quasi-reorganization as of December 31, 1989. FAS 109 requires that consideration be given to establishing a valuation allowance against such deferred tax assets. The Company established a valuation allowance of $2,290,000, resulting in a net deferred tax asset of $900,000. As a result of the quasi-reorganization, approximately $700,000 of the cumulative effect of the change in accounting method was credited directly to additional paid-in capital and $200,000 was credited to income during 1993 as a cumulative effect of an accounting change.

    Two industry measures of the performance by a banking institution are its return on average assets and return on average stockholders' equity. Return on average assets ("ROA") measures net income in relation to average total assets and indicates a company's ability to employ its resources profitably. During the nine-month period ended September 30, 1996, the Company's ROA was 0.72%, compared to 0.67% for 1995, 0.28% for 1994 and 0.81% for 1993. Excluding the unusual and extraordinary items noted above, the Company's ROA for the nine-month period ended September 30, 1996, and for 1995, 1994 and 1993 would have been 0.72%, 0.75%, 0.65% and 0.55%, respectively.

    Return on average stockholders' equity ("ROE") is determined by dividing net income by average stockholders' equity and indicates how effectively a company can generate net income on the capital invested by its stockholders. During the nine-month period ended September 30, 1996, the Company's ROE was 9.81%, compared to 8.99% for 1995, 3.98% for 1994 and 12.50% for 1993. Excluding the unusual and extraordinary items noted above, the Company's ROE for the nine-month period ended September 30, 1996, and for 1995, 1994 and 1993 would have been 9.81%, 10.06%, 9.24% and 8.54%, respectively.

NET INTEREST INCOME

    Net interest income represents the amount by which interest income on interest-earning assets, including loans and securities, exceeds interest paid on interest-bearing liabilities, including deposits and other borrowed funds. Net interest income is the principal source of the Company's earnings. Interest rate fluctuations, as well as changes in the amount and type of interest-earning assets and interest-bearing liabilities, combine to affect net interest income.

    Net interest income for the first nine months of 1996 was $5,287,000, an increase of $316,000, or 6.4%, from net interest income of $4,971,000 for the first nine months of 1995. The increase in 1996 was due to the acquisitions of Peoples National effective January 1, 1996, and Coastal Banc--San Angelo effective May 27, 1996. The net interest margin on a fully taxable-equivalent basis was 3.97% for the first nine months of 1996, compared to 4.33% for the first nine months of 1995. The primary reason for the decreases in the net interest margin during 1996 is the fact that in the acquisitions of Peoples National and

Coastal Banc - San Angelo, the Company acquired $19,853,000 in deposits and only $2,922,000 in loans. As a result, a significant amount of the increased funds has been invested in investment securities and federal funds sold, which yield a lower rate of interest than loans and, therefore, have had a negative impact on the Company's net interest margin.

    Net interest income amounted to $6,653,000 for 1995, a decrease of $26,000 or 0.4% from 1994. Net interest income for 1994 was $6,679,000, an increase of $634,000, or 10.5%, from net interest income of $6,045,000 for 1993. The small decrease in 1995 was due to an increase in average net earning assets (average interest-earning assets minus average interest-bearing liabilities), which was offset by a decrease in the Company's net interest margin. The increase in 1994 was due primarily to a significant increase in the amount of loans outstanding, which generally earn a higher rate of interest than securities and federal funds sold. The net interest margin on a fully taxable-equivalent basis was 4.29% for 1995, compared to 4.62% for 1994 and 4.37% for 1993. The decrease in the net interest margin in 1995 was a result of a decrease of $7,423,000 in average noninterest-bearing and interest-bearing demand deposits and an increase of $15,362,000 in average interest-bearing time deposits, combined with a rising interest rate environment on such time deposits during most of 1995. The improvement in the net interest margin in 1994 was a result of the same reasons noted above for the increase in net interest income.

    At September 30, 1996, approximately $24,669,000, or 27.4%, of the Company's total loans, net of unearned income, were loans with floating interest rates. This amount represented 49.8% of loans, excluding loans to individuals, which are exclusively fixed rate in nature. Overall average rates paid for various types of deposits increased in 1995. The average rate paid by the Company for certificates of deposit and other time deposits of $100,000 or more increased to 5.61% during 1995 from 3.78% in 1994. The average rate paid for certificates of deposit less than $100,000 also increased from 3.62% in 1994 to 5.41% in 1995. Average rates paid for various types of deposits, particularly certificates of deposit, increased in the first nine months of 1996, compared to the first nine months of 1995. The average rate paid by the Company for certificates of deposit of $100,000 or more decreased slightly from 5.57% for the first nine months of 1995 to 5.43% for the first nine months of 1996. The average rate paid for certificates of deposit less than $100,000 increased to 5.39% during the first nine months of 1996 from 5.32% during the first nine months of 1995. Rates on other types of deposits, such as savings accounts, money market accounts and NOW accounts, increased slightly from an average of 2.16% in 1994 to an average of 2.35% in 1995. Rates on other types of deposits, such as interest-bearing demand, savings and money market deposits, increased slightly from an average of 2.35% during the first nine months of 1995 to an average of 2.38% during the first nine months of 1996. Given the fact that the Company's interest-bearing liabilities are subject to repricing faster than its interest-earning assets in the very short term, a rising interest rate environment normally produces a lower net interest margin than a falling interest rate environment. As noted under "Analysis of Financial Condition--Interest Rate Sensitivity" below, because the Company's interest-bearing demand, savings and money market deposits are somewhat less rate-sensitive (as indicated above), the Company's net interest margin does not necessarily decrease in a rising interest rate environment.

    The following tables present the average balance sheets of the Company for the nine month periods ended September 30, 1996 and 1995, and for each of the last three fiscal years and indicate the interest earned or paid on each major category of interest-earning assets and interest-bearing liabilities on a fully taxable-equivalent basis, and the average rates earned or paid on each major category. This analysis details the contribution of interest-earning assets and the overall impact of the cost of funds on net interest income.

                                                                  NINE-MONTH PERIOD ENDED SEPTEMBER 30,
                                                --------------------------------------------------------------------------
                                                               1996                                  1995
                                                -----------------------------------  -------------------------------------
                                                           INTEREST                              INTEREST
                                                 AVERAGE    INCOME/    ANNUALIZED     AVERAGE     INCOME/     ANNUALIZED
                                                 BALANCE    EXPENSE    YIELD/RATE     BALANCE     EXPENSE     YIELD/RATE
                                                ---------  ---------  -------------  ---------  -----------  -------------
                                                                          (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
  Federal funds sold..........................  $  19,177  $     774         5.38%   $  33,936   $   1,519          5.97%
  Securities(1)...............................     74,134      3,341         6.01       36,460       1,520          5.56
  Loans, net of unearned income(2)............     84,212      5,894         9.33       82,737       5,795          9.34
                                                ---------  ---------        -----    ---------  -----------        -----
    Total interest-earning assets.............    177,523     10,009         7.52      153,133       8,834          7.69
                                                ---------  ---------        -----    ---------  -----------        -----
Noninterest-earning assets:
  Cash and due from banks.....................      7,128                              667,031
  Premises and equipment......................      4,407                                4,225
  Accrued interest receivable and other
    assets....................................      5,141                                3,554
  Allowance for possible loan losses..........       (841)                                (801)
                                                ---------                            ---------
    Total noninterest-earning assets..........     15,835                               14,009
                                                ---------                            ---------
                                                ---------                            ---------
      Total assets............................  $ 193,358                            $ 167,142
                                                ---------                            ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
  Demand, savings and money market deposits...  $  57,147  $   1,021         2.38%   $  53,486   $     944          2.35%
  Time deposits...............................     90,108      3,650         5.40       70,104       2,831          5.38
                                                ---------  ---------        -----    ---------  -----------        -----
    Total interest-bearing deposits...........    147,255      4,671         4.23      123,590       3,775          4.07
  Notes payable...............................        662         51        10.27        1,119          85         10.13
                                                ---------  ---------        -----    ---------  -----------        -----
    Total interest-bearing liabilities........    147,917      4,722         4.26      124,709       3,860          4.13
                                                ---------  ---------        -----    ---------  -----------        -----
Noninterest-bearing liabilities:
  Demand deposits.............................     30,086                               28,866
  Accrued interest payable and other
    liabilities...............................      1,131                                1,337
                                                ---------                            ---------
    Total noninterest-bearing liabilities.....     31,217                               30,203
                                                ---------                            ---------
      Total liabilities.......................    179,134                              154,912
Stockholders' equity..........................     14,224                               12,230
                                                ---------                            ---------
        Total liabilities and stockholders'
          equity..............................  $ 193,358                            $ 167,142
                                                ---------                            ---------
                                                ---------                            ---------
Net interest income...........................             $   5,287                             $   4,974
                                                           ---------                            -----------
                                                           ---------                            -----------
Interest rate spread(3).......................                               3.26%                                  3.56%
                                                                            -----                                  -----
                                                                            -----                                  -----
Net interest margin(4)........................                               3.97%                                  4.33%
                                                                            -----                                  -----
                                                                            -----                                  -----

--------------------------

(1) Nontaxable interest income on securities was adjusted to a taxable yield assuming a tax rate of 34%.

(2) Nonaccrual loans are included in the Average Balance columns, and income recognized on these loans, if any, is included in the Interest Income/ Expense columns. Interest income on loans includes fees on loans, which are not material in amount.

(3) The interest rate spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(4) The net interest margin is equal to net interest income, on a fully taxable-equivalent basis, divided by average interest-earning assets.

                                                                   NINE-MONTH PERIOD ENDED SEPTEMBER 30,
                                                  ------------------------------------------------------------------------
                                                                 1995                                 1994
                                                  -----------------------------------  -----------------------------------
                                                              INTEREST                             INTEREST
                                                   AVERAGE     INCOME/                  AVERAGE     INCOME/
                                                   BALANCE     EXPENSE    YIELD/ RATE   BALANCE     EXPENSE    YIELD/ RATE
                                                  ---------  -----------     -----     ---------  -----------     -----
                                                                           (DOLLARS IN THOUSANDS)
ASSETS(1)
Interest-earning assets:
  Federal funds sold............................     31,076       1,847         5.94%  $  15,939   $     697         4.37%
  Securities(2).................................     41,846       2,391         5.71      53,986       2,521         4.67
  Loans, net of unearned income(3)..............     82,302       7,726         9.39      74,727       6,918         9.26
                                                  ---------  -----------       -----   ---------  -----------       -----
    Total interest-earning assets...............    155,224      11,964         7.71     144,652      10,136         7.01
                                                  ---------  -----------       -----   ---------  -----------       -----
Noninterest-earning assets:
  Cash and due from banks.......................      7,066                                8,060
  Premises and equipment, net...................      4,211                                4,458
  Accrued interest receivable and other
    assets......................................      3,817                                3,617
  Allowance for possible loan losses............       (786)                                (805)
                                                  ---------                            ---------
    Total noninterest-earning assets............     14,308                               15,330
                                                  ---------                            ---------
      Total assets..............................  $ 169,532                            $ 159,982
                                                  ---------                            ---------
                                                  ---------                            ---------
LIABILITIES AND STOCKHOLDERS' EQUITY (1)
Interest-bearing liabilities:
  Demand, savings and money market deposits.....  $  53,391   $   1,257         2.35%  $  59,689   $   1,288         2.16%
  Time deposits.................................     72,137       3,944         5.47      56,775       2,076         3.66
                                                  ---------  -----------       -----   ---------  -----------       -----
    Total interest-bearing deposits.............    125,528       5,201         4.14     116,464       3,364         2.89
  Notes payable.................................      1,069         108        10.10       1,061          88         8.29
                                                  ---------  -----------       -----   ---------  -----------       -----
      Total interest-bearing liabilities........    126,597       5,309         4.19     117,525       3,452         2.94
                                                  ---------  -----------       -----   ---------  -----------       -----
Noninterest-bearing liabilities:
  Demand deposits...............................     29,019                               30,144
  Accrued interest payable and other
    liabilities.................................      1,322                                1,011
                                                  ---------                            ---------
      Total noninterest-bearing liabilities.....     30,341                               31,155
                                                  ---------                            ---------
        Total liabilities.......................    156,938                              148,680
Series A preferred stock........................          0                                    0
Stockholders' equity............................     12,594                               11,302
                                                  ---------                            ---------
        Total liabilities and stockholders'
          equity................................  $ 169,532                            $ 159,982
                                                  ---------                            ---------
                                                  ---------                            ---------
Net interest income.............................              $   6,655                            $   6,684
                                                             -----------                          -----------
                                                             -----------                          -----------
Interest rate spread(4).........................                                3.52%                                4.07%
                                                                               -----                                -----
                                                                               -----                                -----
Net interest margin(5)..........................                                4.29%                                4.62%
                                                                               -----                                -----
                                                                               -----                                -----

                                                        YEAR ENDED DECEMBER 31,
                                                  -----------------------------------

                                                                 1993
                                                  -----------------------------------
                                                              INTEREST
                                                   AVERAGE     INCOME/
                                                   BALANCE     EXPENSE    YIELD/ RATE
                                                  ---------  -----------     -----

ASSETS(1)
Interest-earning assets:
  Federal funds sold............................  $  10,171   $     300         2.95%
  Securities(2).................................     68,409       3,595         5.26
  Loans, net of unearned income(3)..............     59,767       5,333         8.92
                                                  ---------  -----------       -----
    Total interest-earning assets...............    138,347       9,228         6.67
                                                  ---------  -----------       -----
Noninterest-earning assets:
  Cash and due from banks.......................      7,138
  Premises and equipment, net...................      4,052
  Accrued interest receivable and other
    assets......................................      3,660
  Allowance for possible loan losses............       (725)
                                                  ---------
    Total noninterest-earning assets............     14,125
                                                  ---------
      Total assets..............................  $ 152,472
                                                  ---------
                                                  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY (1)
Interest-bearing liabilities:
  Demand, savings and money market deposits.....  $  57,880   $   1,237         2.14%
  Time deposits.................................     54,132       1,835         3.39
                                                  ---------  -----------       -----
    Total interest-bearing deposits.............    112,012       3,072         2.74
  Notes payable.................................      1,260         104         8.25
                                                  ---------  -----------       -----
      Total interest-bearing liabilities........    113,272       3,176         2.80
                                                  ---------  -----------       -----
Noninterest-bearing liabilities:
  Demand deposits...............................     28,416
  Accrued interest payable and other
    liabilities.................................        942
                                                  ---------
      Total noninterest-bearing liabilities.....     29,358
                                                  ---------
        Total liabilities.......................    142,630
Series A preferred stock........................         11
Stockholders' equity............................      9,831
                                                  ---------
        Total liabilities and stockholders'
          equity................................  $ 152,472
                                                  ---------
                                                  ---------
Net interest income.............................  $   6,052
                                                  ---------
                                                  ---------
Interest rate spread(4).........................                                3.87
                                                                               -----
                                                                               -----
Net interest margin(5)..........................                                4.37%
                                                                               -----
                                                                               -----

------------------------------

(1) The Average Balance and Interest Income/Expense columns include all of the balance sheet and income statement accounts of Winters State beginning August 31, 1993 (the date of acquisition of such bank).

(2) Nontaxable interest income on securities was adjusted to a taxable yield assuming a tax rate of 34%.

(3) Nonaccrual loans are included in the Average Balance columns and income recognized on these loans, if any, is included in the Interest Income/Expense columns. Interest income on loans includes fees on loans, which are not material in amount.

(4) The interest rate spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(5) The net interest margin is equal to net interest income, on a fully taxable-equivalent basis, divided by average interest-earning assets.

    The following table presents the changes in the components of net interest income and identifies the part of each change due to differences in the average volume of interest-earning assets and interest-bearing liabilities and the part of each change due to the average rate on those assets and liabilities. The changes in interest due to both volume and rate in the table have been allocated to volume or rate change in proportion to the absolute amounts of the change in each.

                                                                NINE-MONTH PERIOD
                                                               ENDED SEPTEMBER 30,
                                                                      1996
                                                                     VS 1995             1995 VS 1994          1994 VS 1993 (1)
                                                              ---------------------  ---------------------  ----------------------
                                                               INCREASE (DECREASE)    INCREASE (DECREASE)    INCREASE (DECREASE)
                                                               DUE TO CHANGES IN:     DUE TO CHANGES IN:      DUE TO CHANGES IN:
                                                              ---------------------  ---------------------  ----------------------
                                                              VOLUME  RATE   TOTAL   VOLUME  RATE   TOTAL   VOLUME  RATE    TOTAL
                                                              ------  -----  ------  ------  -----  ------  ------  -----  -------
                                                                                         (IN THOUSANDS)
Interest-earning assets:
  Federal funds sold........................................  $ (607) $(138) $ (745) $  834  $ 316  $1,150  $  268  $ 129  $   397
  Securities (2)............................................   1,689    132   1,821    (629)   499    (130)   (702)  (372)  (1,074)
  Loans, net of unearned income (3).........................     105     (6)     99     710     98     808   1,376    209    1,585
                                                              ------  -----  ------  ------  -----  ------  ------  -----  -------
    Total interest income...................................   1,187    (12)  1,175     915    913   1,828     942    (34)     908
                                                              ------  -----  ------  ------  -----  ------  ------  -----  -------
Interest-bearing liabilities:
  Deposits:
    Demand, savings and money market deposits...............      65     12      77    (140)   109     (31)     39     12       51
    Time deposits...........................................     807     11     818     660  1,208   1,868      92    149      241
                                                              ------  -----  ------  ------  -----  ------  ------  -----  -------
      Total interest-bearing deposits.......................     872     23     895     520  1,317   1,837     131    161      292
  Notes payable.............................................     (36)     3     (33)      1     19      20     (17)     1      (16)
                                                              ------  -----  ------  ------  -----  ------  ------  -----  -------
      Total interest expense................................     836     26     862     521  1,336   1,857     114    162      276
                                                              ------  -----  ------  ------  -----  ------  ------  -----  -------
Increase (decrease) in net interest income..................  $  351  $ (38) $  313  $  394  $(423) $  (29) $  828  $(196) $   632
                                                              ------  -----  ------  ------  -----  ------  ------  -----  -------
                                                              ------  -----  ------  ------  -----  ------  ------  -----  -------

------------------------------

(1) Income statement items include all of the income statement accounts of Winters State beginning August 31, 1993 (the date of acquisition of such bank).

(2) Information with respect to interest income on tax-exempt securities is provided on a fully taxable-equivalent basis assuming a tax rate of 34%.

(3) Nonaccrual loans have been included in average assets for the purposes of the computations, thereby reducing yields.

PROVISION FOR LOAN LOSSES

    The amount of the provision for loan losses is based on periodic (not less than quarterly) evaluations of the loan portfolio, especially nonperforming and other potential problem loans. During these evaluations, consideration is given to such factors as: management's evaluation of specific loans; the level and composition of nonperforming loans; historical loss experience; results of examinations by regulatory agencies; an internal asset review process conducted by the Company that is independent of the management of the Banks; expectations of future economic conditions and their impact on particular industries and individual borrowers; the market value of collateral; the strength of available guarantees; concentrations of credits; and other judgmental factors. The provision for loan losses for the nine-month period ended September 30, 1996, was $161,000 compared to $141,000 for the nine-month period ended September 30, 1995. This represents an increase of $20,000. The increased provision in 1996 was primarily a result of the charge-off of the remaining balance of $100,000 on a loan collateralized by real estate that had been on nonaccrual for several years because the borrower was in bankruptcy. Collection of a significant portion of the loan is now considered to be very unlikely. The provision for loan losses for the year ended December 31, 1995, was $206,000, compared to $147,000 for the year ended December 31, 1994, which represents an increase of $59,000, or 40.1%. The increase in the provision for loan losses during 1995 was a result of an increase in loan volume as well as increased repossessions and associated charge-offs relating to the Company's indirect installment lending program. The provision for loan losses for the year ended December 31, 1993, was $154,000. The reduced provisions over the past several years reflect the general stabilization of the economic conditions in the Company's primary service area. In addition, the overall quality of the Company's loan portfolio has improved during that same period of time, necessitating generally lower provisions.

NONINTEREST INCOME

    Noninterest income decreased $12,000, or 1.0%, from $1,156,000 for the nine-month period ended September 30, 1995, to $1,144,000 for the nine-month period ended September 30, 1996. Noninterest income increased $12,000, or 0.8%, from $1,497,000 in 1994 to $1,509,000 in 1995. The amount for 1994 decreased
$387,000, or 20.5%, from $1,884,000 in 1993.

    Service charges on deposit accounts and charges for other types of services are the major source of noninterest income to the Company. This source of income increased $48,000, or 5.4%, from $881,000 for the first nine months of 1995 to $929,000 for the first nine months of 1996. The increase is due to the overall growth in deposits during the past year, primarily as a result of acquisitions, and a recent increase in charges on insufficient fund checks. Service charge income decreased $59,000, or 4.8%, from $1,226,000 in 1994 to $1,167,000 in
1995, primarily due to a reclassification of income received in relation to printed checks from service charges to other income. This source of income increased $145,000, or 13.4%, from $1,081,000 in 1993 to $1,226,000 in 1994. The
1994 increase was a result of an increase in the average amount of demand deposits at the Banks and the fact that the operations of Winters State were included in the consolidated income statement for all of 1994, but only for the last four months of 1993.

    Trust fees from the operation of the trust department of First State, N.A., Odessa decreased $10,000, or 6.5%, from $154,000 for the first nine months of 1995, to $144,000 for the first nine months of 1996 as a result of a one-time $24,000 fee received for services performed as executor of an estate during 1995, which was partially offset in the 1996 period by increased fees collected due to an increased amount of assets under management. Trust fees from the operation of the trust department of First State, N.A., Odessa increased $32,000, or 18.9%, from $169,000 during 1994 to $201,000 during 1995 and increased $29,000, or 20.7%, from $140,000 in 1993, to $169,000 in 1994. The respective increases are due to the same reasons noted above.

    As noted above, the Company recorded a gain of $286,000 on the transfer of the various assets and liabilities of Olton State in January 1993. There were no sales of securities during 1993 or 1995 and $8,000 of securities were sold during 1994. There was no gain or loss recorded on the sale in 1994.

    Other income is the sum of several small components of other noninterest income including insurance premiums earned on automobiles financed through the Company's internal installment loan program, income and other sources of miscellaneous income. Other income decreased $50,000, or 41.3%, from $121,000 for the first nine months of 1995 to $71,000 for the corresponding period in 1996, primarily due to a $37,000 decrease in insurance premium income as a result of less dramatic increases in activity in that area and a net loss of $10,000 on sales of securities during the first nine months of 1996. Other income increased $39,000, or 38.2%, from $102,000 in 1994 to $141,000 in 1995, as a result of the reclassification of income relating to printed checks noted above. This increase was offset somewhat by a reduction in insurance premium income from the sale of single interest insurance on automobiles securing indirect installment loans. The reduction in other income in 1994 was primarily due to the reclassification of certain other charges from other income to service charges in 1994.

NONINTEREST EXPENSES

    Noninterest expenses decreased $43,000, or 0.9%, from $4,729,000 during the first nine months of 1995 to $4,686,000 during the first nine months of 1996. Noninterest expenses for the nine-month period ended September 30, 1995, were higher than normal due to the payment of $205,000 in legal fees and settlement expenses on the final settlement of certain litigation. Noninterest expenses decreased

$1,110,000, or 15.1%, from $7,352,000 in 1994 to $6,242,000 in 1995. The amount for 1994 was up $1,130,000, or 18.2%, from $6,222,000 in 1993. The decrease from
1994 to 1995 and the increase from 1993 to 1994 was primarily due to the accrual during 1994 of $900,000 for the reimbursement of certain legal fees, expenses and settlement costs in connection with certain litigation. See "Note 15:
Commitments and Contingent Liabilities" to the Company's audited year-end consolidated financial statements.

    Salaries and employee benefits rose $167,000, or 7.9%, from $2,127,000 for the nine-month period ended September 30, 1995, to $2,294,000 for the corresponding period of 1996. The increase was a result of the acquisitions of Peoples National effective January 1, 1996, and Coastal Banc - San Angelo effective May 27, 1996, and overall salary increases effective January 1, 1996. Salaries and employee benefits increased $11,000, or 0.4%, from $2,838,000 in 1994 to $2,849,000 in 1995. Despite overall salary increases effective January 1, 1995, salaries and benefits have been stable due to the economies of scale achieved as a result of the branching of The First National Bank in Stamford, Stamford, Texas ("First National"), and Winters State with and into First State, N.A., Abilene during the fourth quarter of 1994. The amount for 1994 increased $263,000, or 10.2%, from $2,575,000 in 1993 to $2,838,000 in 1994. Approximately
$195,000, or 74.1%, of the increase in 1994 was due to the fact that a full year of operations for Winters State is included in the 1994 amount while only four months of operations for that bank is included in the 1993 amount.

    Equipment expense decreased $41,000, or 7.7%, from $533,000 for the first nine months of 1995 to $492,000 for the first nine months of 1996. This decrease is a result of a significant amount of furniture, fixtures and equipment at First State N.A., Odessa that became fully depreciated during the latter part of 1995 and the first quarter of 1996, thereby decreasing depreciation expense associated with such assets. Equipment expense increased from $641,000 in 1994 to $723,000 in 1995, an increase of $82,000, or 12.8%, and increased $188,000, or 41.5%, from $453,000 in 1993 to $641,000 in 1994. Equipment leased to enable the Banks to do their own data processing internally was the primary cause of the increase. First National was converted to the new data processing system during the fourth quarter of 1993 and First State, N.A., Abilene and First State, N.A., Odessa were converted during the first quarter of 1994. The Company's third-party data processing contracts expired during the first five months of 1994. In addition, Winters State performed its own data processing prior to conversion to the new system in February 1995.

    Net occupancy expense increased $48,000, or 9.8%, from $492,000 for the first nine months of 1995 to $540,000 for the first nine months of 1996. The increase is due primarily to a reduction in rental income received in 1996 as a result of the loss of two tenants in the building owned by First State, N.A., Odessa and the additional occupancy expense of the San Angelo branch of First State, N.A., Abilene acquired in May 1996. Net occupancy expense decreased $30,000, or 4.5%, from $673,000 in 1994 to $643,000 in 1995, primarily due to lower amounts of depreciation expense as a result of certain fixed assets whose estimated useful lives have expired. Net occupancy expense increased $71,000, or 11.8%, from $602,000 in 1993 to $673,000 in 1994. Approximately two-thirds of the increase in 1994 was a result of the operations of Winters State being included for a full year in the Company's 1994 consolidated income statement.

    Professional fees, which include legal and accounting fees, decreased $182,000, or 47.2%, from $386,000 during the first nine months of 1995 to $204,000 for the corresponding period of 1996. The decrease during 1996 was due to the settlement of litigation noted above during 1995. Professional fees decreased $888,000, or 66.2%, from $1,342,000 in 1994 to $454,000 in 1995, and increased $901,000, or 204.3%, from $441,000 in 1993 to the 1994 amount as a result of the $900,000 accrual in 1994 noted above.

    Stationery, printing and supplies expense increased $21,000, or 11.1%, from $190,000 for the first nine months of 1995 to $211,000 for the first nine months of 1996, primarily due to the acquisitions of Peoples National and Coastal Banc -San Angelo effective January 1, 1996, and May 27, 1996, respectively. Stationery, printing and supplies expense increased $45,000, or 19.9%, from $226,000 in 1994 to $271,000 in 1995 due primarily to an increase in paper costs. Data processing expense decreased $139,000, or 58.6%, from $237,000 in 1994 to $98,000 in 1995, directly as a result of the conversion to an in-house data processing system as noted above. The Company expects to continue significant savings in the future in the area of data processing expense.

    FDIC insurance expense decreased $170,000, or 50.6%, from $336,000 in 1994 to $166,000 in 1995 as a result of a reduction by the FDIC of deposit insurance rates for banks, which became effective June 1, 1995. The deposit insurance rate that the Banks pay decreased from $0.23 per $100 of deposits to $0.04 per $100 of deposits.

    Net costs (revenues) applicable to real estate and other repossessed assets consists of expenses associated with holding and maintaining repossessed assets, the net gain or loss on the sales of such assets, the write-down of the carrying value of the assets and any rental income on such assets that is credited as a reduction in such expenses. The Company recorded net revenues of $12,000 for the first nine months of 1995, compared to net revenues of $16,000 for the first nine months of 1996. These expenses decreased $3,000, from $4,000 in net revenues in 1994 to $7,000 net revenues in 1995, as a result of gains on sales of, and rental income received on, such assets. The amount of the Company's real estate and other repossessed assets has continued to decline over the past few years, notwithstanding the bank acquisitions made in 1993 and 1996.

    Other noninterest expense includes, among many other items, postage, advertising, insurance, directors' fees, dues and subscriptions, regulatory examinations, franchise taxes, travel and entertainment and due from bank account charges. These expenses decreased $52,000, or 5.1%, from $1,013,000 for the first nine months of 1995 to $961,000 for the first nine months of 1996. FDIC insurance premiums decreased $140,000 during the past year, including a net credit of $7,000 during the third quarter of 1995, as a result of a reduction by the FDIC of deposit insurance rates for banks. This decrease was partially offset by an increase in other expenses as a result of the acquisitions of Peoples National and Coastal Banc--San Angelo. Other noninterest expenses decreased $18,000, or 1.7%, from $1,063,000 in 1994 to $1,045,000 in 1995. The decrease was primarily due to savings achieved as a result of the merger of Winters State and First National into First State, N.A., Abilene in November 1994.

    All of the major categories of noninterest expense, with the exception of accounting fees, data processing expense and net costs applicable to real estate and other repossessed assets, increased from 1993 to 1994, primarily due to the inclusion of a full year's results of operations of Winters State in the Company's 1994 Consolidated Income Statement.

FEDERAL INCOME TAXES

    The Company effected a quasi-reorganization as of December 31, 1989. A quasi-reorganization is an elective accounting procedure under Generally Accepted Accounting Principles ("GAAP") in which assets and liabilities of the Company were restated to fair value and the Company's accumulated deficit was reduced to zero. As a result of this transaction, the Company's net operating loss carryforwards existing at December 31, 1989, and utilized subsequent to the quasi-reorganization date will not be credited to future income. For periods prior to January 1, 1995, the tax effect of the utilization of the Company's net operating loss carryforwards was credited directly to additional paid-in capital. For periods subsequent to December 31, 1994, the tax effect of such utilization has been and will be credited against the Company's gross deferred tax asset. The Company accrued $538,000 and $426,000 in federal income taxes in the first nine months of 1996 and 1995, respectively. Of these amounts, $222,000 and $401,000 were offset against the Company's gross deferred tax asset during the first nine months of 1996 and 1995, respectively. The Company accrued $582,000, $227,000 and $524,000 in federal income taxes in 1995, 1994 and 1993, respectively, and all of these amounts but $35,000 in 1995, $5,000 in 1994 and $31,000 in 1993 were transferred from federal income taxes payable to reduce the Company's deferred tax asset in 1995 and to increase additional paid-in capital in 1994 and 1993. Accordingly, the tax effect of utilization of these net operating losses in 1995, 1994 and 1993 totaled $547,000, $222,000 and $493,000, respectively. The $35,000, $5,000 and $31,000 not transferred from federal income taxes payable represents alternative minimum taxes accrued by the Company for 1995, 1994 and 1993, respectively.

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INCOME TAXES

    Effective January 1, 1993, the Company adopted FAS 109. FAS 109 permits the recognition of deferred tax assets to a greater extent than previously permitted and requires companies to adopt the liability method for computing income taxes. In adopting FAS 109, the Company established a gross deferred tax asset of $3,190,000, a portion of which relates to the Company's federal tax net operating loss carryforwards and deductible temporary differences arising prior to the Company's quasi-reorganization as of December 31, 1989. FAS 109 requires that consideration be given to establishing a valuation allowance against such deferred tax assets. The Company established a valuation allowance of $2,290,000, resulting in a net deferred tax asset of $900,000. As a result of the quasi-reorganization, approximately $700,000 of the cumulative effect of the change in accounting method was credited directly to additional paid-in capital and $200,000 was credited to income during 1993 as a cumulative effect of an accounting change.

IMPACT OF INFLATION

    The effects of inflation on the local economy and on the Company's operating results have been relatively modest for the past several years. Because substantially all of the Company's assets and liabilities are monetary in nature, such as cash, securities, loans and deposits, their values are less sensitive to the effects of inflation than to changing interest rates, which do not necessarily change in accordance with inflation rates. The Company attempts to control the impact of interest rate fluctuations by managing the relationship between its interest rate sensitive assets and liabilities. See "Analysis of Financial Condition-- Interest Rate Sensitivity" below.

INTEREST RATE SENSITIVITY

    Interest rate risk arises when an interest-earning asset matures or when such asset's rate of interest changes in a time frame different from that of the supporting interest-bearing liability. The Company seeks to minimize the difference between the amount of interest-earning assets and the amount of interest-bearing liabilities on which interest rates could change in the same time frame in an attempt to reduce the risk of significant adverse effects on the Company's net interest income caused by interest rate changes. The Company does not attempt to match each interest-earning asset with a specific interest-bearing liability. Instead, as shown in the table below, it aggregates all of its interest-earning assets and interest-bearing liabilities to determine the difference between the two in specific time frames. This difference is known as the rate-sensitivity gap. A positive gap indicates that more interest-earning assets than interest-bearing liabilities mature in a time frame, and a negative gap indicates the opposite. Maintaining a balanced position will reduce the risk associated with interest rate changes, but it will not guarantee a stable interest rate spread since various rates within a particular time frame may change by differing amounts and in different directions. Management regularly monitors the interest sensitivity position and considers this position in its decisions with regards to interest rates and maturities for interest-earning assets acquired and interest-bearing liabilities accepted.

    The Company's objective is to maintain a ratio of interest-sensitive assets to interest-sensitive liabilities that is as balanced as possible. The following tables show that ratio to be 53.2% at the 90-day interval, 48.4% at the 180-day interval and 42.9% at the 365-day interval at September 30, 1996. Currently, the Company is in a liability-sensitive position at the three intervals. During a slowly rising interest rate environment, especially on time deposits, as was the case during most of the first nine months of 1996, this position normally produces a lower net interest margin than in a falling interest rate environment. The Company also had $60,411,000 of interest-bearing demand, savings and money market deposits at September 30, 1996, that are somewhat less rate-sensitive. Excluding these deposits, the Company's interest-sensitive ratio would have been 72.6% at the 365-day interval at September 30, 1996. The interest sensitivity position is presented as of a point in time and can be modified to some extent by management as changing conditions dictate.

    The following table shows the interest rate sensitivity position of the Company at September 30, 1996:

                                                                                            VOLUMES
                                                        CUMULATIVE VOLUMES SUBJECT TO     SUBJECT TO
                                                               REPRICING WITHIN            REPRICING
                                                      ----------------------------------    AFTER 1
                                                       90 DAYS     180 DAYS    365 DAYS      YEAR        TOTAL
                                                      ----------  ----------  ----------  -----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Federal funds sold................................  $   12,100  $   12,100  $   12,100   $       0   $   12,100
  Securities........................................       5,914       9,811      17,722      64,955       82,677
  Loans, net of unearned income.....................      27,339      29,431      33,677      56,438       90,115
                                                      ----------  ----------  ----------  -----------  ----------
    Total interest-earning assets...................      45,353      51,342      63,499     121,393      184,892
                                                      ----------  ----------  ----------  -----------  ----------
Interest-bearing liabilities:
  Demand, savings and money market
    deposits........................................      60,411      60,411      60,411           0       60,411
  Time deposits.....................................      24,525      45,147      87,015      10,563       97,578
  Notes payable.....................................         341         454         456         122          578
                                                      ----------  ----------  ----------  -----------  ----------
    Total interest-bearing liabilities..............      85,277     106,012     147,882      10,685      158,567
Rate-sensitivity gap(1).............................  $  (39,924) $  (54,670) $  (84,383)  $ 110,708   $   26,325
                                                      ----------  ----------  ----------  -----------  ----------
                                                      ----------  ----------  ----------  -----------  ----------
Rate-sensitivity ratio(2)...........................        53.2%       48.4%       42.9%
                                                      ----------  ----------  ----------
                                                      ----------  ----------  ----------

------------------------

(1) Rate-sensitive interest-earning assets less rate-sensitive interest-bearing liabilities.

(2) Rate-sensitive interest-earning assets divided by rate-sensitive interest-bearing liabilities.

ANALYSIS OF FINANCIAL CONDITION

ASSETS

    Total assets increased $23,457,000, or 13.0%, from $180,344,000 at December 31, 1995, to $203,801,000 at September 30, 1996, primarily due to the acquisitions of Peoples National and Coastal Banc--San Angelo, which had aggregate total assets of approximately $20,400,000 at their respective dates of acquisition. Total assets increased $20,484,000, or 12.8%, from $159,860,000 at December 31, 1994, to $180,344,000 at December 31, 1995, primarily due to the growth in deposits at the Banks in 1995. Total assets of the Company decreased $852,000, or 0.5%, from $160,712,000 at December 31, 1993, to $159,860,000 at
December 31, 1994. The slight decrease during 1994 was due to a decrease in deposits at the Company's Stamford and Winters branch locations, which was partially offset by deposit growth at the Abilene and Odessa locations.

LOAN PORTFOLIO

    Total loans, net of unearned income, increased $8,188,000, or 10.0%, from $81,927,000 at December 31, 1995, to $90,115,000 at September 30, 1996. The
increase during the first nine months of 1996 was partially due to the purchase of Peoples National effective January 1, 1996, but primarily due to increased loan activity due to improved economic conditions in the Banks' market areas, principally Abilene and Odessa. Total loans, net of unearned income, increased $621,000, or 0.8%, from $81,306,000 at December 31, 1994, to $81,927,000 at
December 31, 1995. The December 31, 1994, amount is an increase of $11,659,000, or 16.7%, from $69,647,000 at December 31, 1993. The increase during 1995 was a result of an increase in commercial and industrial loans, which was partially offset by decreases in loans to individuals and other loans. The increase in 1994 was due to primarily to an increase in loans to individuals, principally in indirect installment loans.

    The Banks primarily make installment loans to individuals and commercial loans to small to medium-sized businesses and professionals. The Banks offer a variety of commercial lending products including revolving lines of credit, letters of credit, working capital loans and loans to finance accounts receivable, inventory and equipment. Typically, the Banks' commercial loans have floating rates of interest, are for varying terms (generally not exceeding five years), are personally guaranteed by the borrower and are collateralized by accounts receivable, inventory or other business assets.

    Due to diminished loan demand in most areas, during the second quarter of 1992, First State, N.A., Odessa instituted an installment loan program whereby it began to purchase automobile loans from automobile dealerships in the Abilene and Odessa/Midland, Texas areas. Under this program, an automobile dealership will agree to make a loan to a prospective customer to finance the purchase of a new or used automobile. The different financial institutions that have a pre-established relationship with the particular dealership review the transaction, including the credit history of the prospective borrower, and decide if they would agree to purchase the loan from the dealership and, if so, at what rate of interest. The dealership selects the financial institution to which it decides to sell the loan. The financial institution purchasing the loan has a direct loan to the borrower collateralized by the automobile, and the dealership realizes a profit based on the difference between the interest rate quoted to the buyer by the dealership and the interest rate at which the loan is purchased by the financial institution. During the second quarter of 1993, First State, N.A., Abilene began a similar indirect installment loan program. During the third quarter of 1996, the Company instituted this program in the San Angelo, Texas market. At September 30, 1996 and at December 31, 1995 and 1994, the Company had approximately $31,790,000, $30,206,000 and $29,402,000, net of
unearned income, respectively, of this type of loan outstanding.

    The following table presents the Company's loan balances at the dates indicated separated by loan type:

                                             SEPTEMBER 30,                      DECEMBER 31,
                                             -------------  -----------------------------------------------------
                                                 1996         1995       1994       1993      1992(1)     1991
                                             -------------  ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS)
Loans to individuals.......................    $  43,058    $  39,868  $  43,113  $  28,538  $  17,718  $  12,729
Real estate loans..........................       25,798       23,265     22,760     22,658     16,535     16,690
Commercial and industrial loans............       21,225       19,510     16,702     16,723     16,221     17,533
Other loans................................        2,545        2,638      2,943      4,322      3,767      5,878
                                             -------------  ---------  ---------  ---------  ---------  ---------
  Total loans..............................       92,626       85,281     85,518     72,241     54,241     52,830
Less unearned income.......................        2,511        3,354      4,212      2,594      1,274        285
                                             -------------  ---------  ---------  ---------  ---------  ---------
    Loans, net of unearned income..........    $  90,115    $  81,927  $  81,306  $  69,647  $  52,967  $  52,545
                                             -------------  ---------  ---------  ---------  ---------  ---------
                                             -------------  ---------  ---------  ---------  ---------  ---------

------------------------

(1) Balances at December 31, 1992, do not include the loans of Olton State sold as of January 1, 1993.

    Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers engaged in similar activities that would cause them to be similarly impacted by economic or other conditions. The Company had no concentrations of loans at September 30, 1996, except for those described above. The Banks had no loans outstanding to foreign countries or borrowers headquartered in foreign countries at September 30, 1996.

    Management of each Bank may renew loans at maturity when requested by a customer whose financial strength appears to support such renewal or when such renewal appears to be in the Company's best interest. The Company requires payment of accrued interest in such instances and may adjust the rate of interest, require a principal reduction or modify other terms of the loan at the time of renewal.

    The following table presents the distribution of the maturity of the Company's loans and the interest rate sensitivity of those loans, excluding loans to individuals, at September 30, 1996. The table also presents the portion of loans that have fixed interest rates or interest rates that fluctuate over the life of the loans in accordance with changes in the interest rate environment as represented by the prime rate.

                                                                                    ONE TO                 TOTAL
                                                                        ONE YEAR     FIVE     OVER FIVE  CARRYING
                                                                        AND LESS     YEARS      YEARS      VALUE
                                                                        ---------  ---------  ---------  ---------
                                                                                      (IN THOUSANDS)
Real estate loans.....................................................  $   4,658  $  14,463  $   6,677  $  25,798
Commercial and industrial loans.......................................      9,722      6,905      4,598     21,225
Other loans...........................................................      1,084        781        680      2,545
                                                                        ---------  ---------  ---------  ---------
  Total loans.........................................................  $  15,464  $  22,149  $  11,955  $  49,568
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
With fixed interest rates.............................................  $   5,491  $  14,465  $   4,943  $  24,899
With variable interest rates..........................................      9,973      7,684      7,012     24,669
                                                                        ---------  ---------  ---------  ---------
  Total loans.........................................................  $  15,464  $  22,149  $  11,955  $  49,568
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

NONPERFORMING ASSETS

    Nonperforming loans consist of past due, nonaccrual and restructured loans. A past due loan is an accruing loan that is contractually past due 90 days or more as to principal or interest payments. Loans on which management does not expect to collect interest in the normal course of business are placed on nonaccrual or are restructured. When a loan is placed on nonaccrual, any interest previously accrued but not yet collected is reversed against current income unless, in the opinion of management, the outstanding interest remains collectible. Thereafter, interest is included in income only to the extent of cash received. A loan is restored to accrual status when all interest and principal payments are current and the borrower has demonstrated to management the ability to make payments of principal and interest as scheduled.

    A "troubled debt restructuring" is a restructured loan upon which interest accrues at a below market rate or upon which certain principal has been forgiven so as to aid the borrower in the final repayment of the loan, with any interest previously accrued, but not yet collected, being reversed against current income. Interest is accrued based upon the new loan terms.

    Nonperforming loans are fully or substantially collateralized by assets, with any excess of loan balances over collateral values allocated in the allowance. Assets acquired through foreclosure are carried at the lower of cost or estimated fair value, net of estimated costs of disposal, if any. See "Real Estate and Other Repossessed Assets" below.

    The following table lists nonaccrual, past due and restructured loans and real estate and other repossessed assets at September 30, 1996, and at year-end for each of the past five years.

                                                        SEPTEMBER 30,                       DECEMBER 31,
                                                       ---------------  -----------------------------------------------------
                                                            1996          1995       1994       1993      1992(1)     1991
                                                       ---------------  ---------  ---------  ---------  ---------  ---------
                                                                                   (IN THOUSANDS)
Nonaccrual loans.....................................     $      88     $     204  $      48  $   1,646  $     773  $   2,167
Accruing loans contractually past due over 90 days...           194            23         26        293         17         20
Restructured loans...................................            77            65         80        195        295        517
Real estate and other repossessed assets.............           218           337        631        803        849      1,140
                                                              -----     ---------  ---------  ---------  ---------  ---------
  Total nonperforming assets.........................     $     577     $     629  $     785  $   2,937  $   1,934  $   3,844
                                                              -----     ---------  ---------  ---------  ---------  ---------
                                                              -----     ---------  ---------  ---------  ---------  ---------

------------------------

(1) Balances at December 31, 1992, do not include the assets of Olton State that were sold on January 1, 1993.

    The gross interest income that would have been recorded in the first nine months of 1996 and in 1995 on the Company's nonaccrual loans if such loans had been current, in accordance with the original terms thereof and had been outstanding throughout the period or, if shorter, since origination, was approximately $15,000 and $13,000, respectively. No interest was actually recorded (received) on loans that were on nonaccrual during the first nine months of 1996 or during 1995.

    A potential problem loan is defined as a loan where information about possible credit problems of the borrower is known, causing management to have serious doubts as to the ability of the borrower to comply with the present loan repayment terms and which may result in the inclusion of such loan in one of the nonperforming asset categories. The Company is not aware of any potential problem loans other than these reported in the above table.

    The Company follows a loan review program to evaluate the credit risk in its loan portfolio. Through the loan review process, the Banks maintain an internally classified loan list that, along with the list of nonperforming loans discussed below, helps management assess the overall quality of the loan portfolio and the adequacy of the allowance. Loans classified as "substandard" are those loans with clear and defined weaknesses such as highly leveraged positions, unfavorable financial ratios, uncertain repayment sources or poor financial condition, which may jeopardize recoverability of the loan. Loans classified as "doubtful" are those loans that have characteristics similar to substandard loans, but also have an increased risk that a loss may occur or at least a portion of the loan may require a charge-off if liquidated at present. Although loans classified as substandard do not duplicate loans classified as doubtful, both substandard and doubtful loans may include some loans that are past due at least 90 days, are on nonaccrual status or have been restructured. Loans classified as "loss" are those loans that are in the process of being charged off. At September 30, 1996, substandard loans totaled $1,751,000, of which $224,000 were loans designated as nonaccrual or 90 days past due. There were no loans classified as doubtful or loss at September 30, 1996. At December 31, 1995, substandard loans totaled $1,640,000, of which $227,000 were loans designated as nonaccrual or 90 days past due, and there were no doubtful or loss loans.

    In addition to the internally classified loans, each Bank also has a "watch list" of loans that further assists each Bank in monitoring its loan portfolio. A loan is included on the watch list if it demonstrates one or more deficiencies requiring attention in the near term or if the loan's ratios have weakened to a point where more frequent monitoring is warranted. These loans do not have all the characteristics of a classified loan (substandard, doubtful or loss), but do have weakened elements as compared with those of a satisfactory credit. The Banks review these loans in assessing the adequacy of the allowance. Substantially all of the loans on the watch list as of September 30, 1996, and December 31, 1995, were current and paying in accordance with loan terms. At September 30, 1996, watch list loans totaled $946,000 (including $703,000 of loans guaranteed by U.S. governmental agencies). At such date, no watch list loans were designated as nonaccrual, 90 days past due or restructured. At September 30, 1996, there were $116,000 in loans designated as 90 days past due or restructured that were not on the watch list or classified as substandard. At December 31, 1995, watch list loans totaled $779,000 (including $179,000 of loans guaranteed by U.S. governmental agencies). At such date, none of the watch list loans were designated as nonaccrual, past due or restructured loans. At such date, $70,000 of loans not classified and not on the watch list were designated as 90 days past due or restructured. See "Nonperforming Assets" below.

REAL ESTATE AND OTHER REPOSSESSED ASSETS

    Real estate and other repossessed assets consist of real property and other assets unrelated to banking premises or facilities. Income derived from real estate and other repossessed assets, if any, is generally less than that which would have been earned as interest at the original contract rates on the related loans. At September 30, 1996, real estate and other repossessed assets had an aggregate book value of $218,000. Real estate and other repossessed assets decreased $119,000, or 35.3%, during the first nine months of 1996, notwithstanding the acquisition of Peoples National effective January 1, 1996, due to the sale of several parcels of other real estate during that time period. Of the September 30, 1996 balance, $105,000 represents nine repossessed automobiles, $59,000 represents various residential properties and $54,000 represents various commercial properties. None of the individual parcels of real estate are carried at more than $36,000. At December 31, 1995, 1994 and 1993, real estate and other repossessed assets had an aggregate book value of $337,000, $631,000 and $803,000, respectively. Real estate and other repossessed assets declined $294,000, or 46.6%, during 1995 to $337,000 at December 31, 1995, primarily as a result of sales of certain of these assets. The December 31, 1994, balance of $631,000 represented a decrease of $172,000, or 21.4%, from the December 31, 1993, balance of $803,000.

ALLOWANCE FOR POSSIBLE LOAN LOSSES

    Implicit in the Company's lending activities is the fact that loan losses will be experienced and that the risk of loss will vary with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To reflect the currently perceived risk of loss associated with the Company's loan portfolio, additions are made to the Company's allowance for possible loan losses (the "allowance"). The allowance is created by direct charges against income (the "provision" for loan losses), and the allowance is available to absorb possible loan losses. See "Results of Operations--Provision for Loan Losses" above.

    The amount of the allowance equals the cumulative total of the provisions made from time to time, reduced by loan charge-offs and increased by recoveries of loans previously charged off. The Company's allowance was $806,000, or 0.89% of loans, net of unearned income, at September 30, 1996, compared to $759,000, or 0.93% of loans, net of unearned income, at December 31, 1995. The Company's allowance was $759,000, or 0.93% of loans, net of unearned income, at December 31, 1995, compared to $817,000, or 1.00% of loans, net of unearned income, at December 31, 1994, and $896,000, or 1.29% of loans, net of unearned income, at December 31, 1993. The reduction in the allowance is primarily due to the improvement in the overall credit quality of the Company's loan portfolio.

    Credit and loan decisions are made by management and the board of directors of each Bank in conformity with loan policies established by the board of directors of the Company. The Company's practice is to charge off any loan or portion of a loan when the loan is determined by management to be uncollectible due to the borrower's failure to meet repayment terms, the borrower's deteriorating or deteriorated financial condition, the depreciation of the underlying collateral, the loan's classification as a loss by regulatory examiners or for other reasons. The Company charged off $308,000 in loans during the first nine months of 1996. These charge-offs were concentrated in the following categories: loans to individuals--$150,000, or 48.7%, real estate loans--$100,000, or 32.5%, and commercial and industrial loans--$58,000, or 18.8%. Recoveries during the first nine months of 1996 were $45,000 and consisted primarily of loans to individuals $24,000, or 53.5%, and commercial and industrial loans--$21,000, or 46.7%. The Company charged off $376,000 in loans during 1995. Charge-offs for 1995 were concentrated in the following categories: loans to individuals--$297,000, or 79.0%, and real estate--$72,000, or 19.1%. Charge-offs on three loans totaled $57,000, or 15.2%, of total charge-offs. The remainder of loan charge-offs were spread among numerous loans, and no other charge-off to any one single borrower during 1995 exceeded $8,000. Recoveries during 1995 were $112,000 and were concentrated in the following categories: commercial and industrial--$52,000, or 46.4%, and loans to individuals--$43,000, or 38.4%. Recoveries of $49,000 on six commercial and industrial loans, $7,000 on one loan to an individual and $15,000 on one other loan accounted for 63.4% of total recoveries during 1995.

    The following table presents the provisions, loans charged off and recoveries of loans previously charged off, the amount of the allowance, average loans outstanding and certain pertinent ratios for the nine-month period ended September 30, 1996, and for the last five years.

                                             SEPTEMBER 30,                      DECEMBER 31,
                                             -------------  -----------------------------------------------------
                                                 1996         1995       1994      1993(1)    1992(1)    1991(1)
                                             -------------  ---------  ---------  ---------  ---------  ---------
                                                                    (DOLLARS IN THOUSANDS)
Analysis of allowance for possible loan
  losses:
Balance at beginning of period.............    $     759    $     817  $     896  $     617  $     669  $   1,317
  Provision for loan losses................          161          206        147        154        185        139
  Acquisition of subsidiary................          149            0          0        233          0          0
                                             -------------  ---------  ---------  ---------  ---------  ---------
                                                   1,069        1,023      1,043      1,004        854      1,456
                                             -------------  ---------  ---------  ---------  ---------  ---------
Loans charged off:
  Loans to individuals.....................          150          297        150         88         40         94
  Real estate loans........................          100           72        119         68        179         44
  Commercial and industrial loans..........           58            7         32         69        114        800
  Other loans..............................            0            0         77         16        311         28
                                             -------------  ---------  ---------  ---------  ---------  ---------
    Total charge-offs......................          308          376        378        241        644        966
                                             -------------  ---------  ---------  ---------  ---------  ---------
Recoveries of loans previously charged off:
  Loans to individuals.....................           24           43         45         28         11         25
  Real estate loans........................            0            2          0          4         56         46
  Commercial and industrial loans..........           21           52         48         84         59         90
  Other loans..............................            0           15         59         17        281         18
                                             -------------  ---------  ---------  ---------  ---------  ---------
    Total recoveries.......................           45          112        152        133        407        179
                                             -------------  ---------  ---------  ---------  ---------  ---------
      Net loans charged off................          263          264        226        108        237        787
                                             -------------  ---------  ---------  ---------  ---------  ---------
        Balance at period end..............    $     806    $     759  $     817  $     896  $     617  $     669
                                             -------------  ---------  ---------  ---------  ---------  ---------
                                             -------------  ---------  ---------  ---------  ---------  ---------
Average loans outstanding, net of unearned
  income...................................    $  84,212    $  82,302  $  74,727  $  59,767  $  50,507  $  55,091
                                             -------------  ---------  ---------  ---------  ---------  ---------
                                             -------------  ---------  ---------  ---------  ---------  ---------
Ratio of net loan charge-offs to average
  loans, net of unearned income (annualized
  for 1996)................................         0.42%        0.32%      0.30%      0.18%      0.47%      1.43%
Ratio of allowance for possible loan losses
  to total loans, net of unearned income,
  at period end............................         0.89         0.93       1.00       1.29       1.16       1.27

------------------------

(1) Average loans, net of unearned income, for 1993, 1992 and 1991 include the average loans, net of unearned income, of Winters State from August 31, 1993, through December 31, 1993, and of Olton State from January 1, 1991, through June 30, 1992.

    Foreclosures on defaulted loans have resulted in the Company acquiring real estate and other repossessed assets; however, the amount of real estate and other repossessed assets being carried on the Company's books is decreasing. Accordingly, the Company incurs other expenses, specifically net costs applicable to real estate and other repossessed assets, in maintaining, insuring and selling such assets. The Banks attempt to convert nonperforming loans into interest-earning assets, although usually at a lower dollar amount than the face value of such loans, either through liquidation of the collateral securing the loan or through intensified collection efforts.

    As the economies of the Banks' market areas over the past several years have recovered and stabilized, there has been a steady reduction in total loan losses and in the amount of the provision necessary to maintain an adequate balance in the allowance. This reflects not only the loan loss trend, but management's assessment of the continued reduction of credit risks associated with the loan portfolio.

    The amount of the allowance is established by management based upon estimated risks inherent in the existing loan portfolio. Management reviews the loan portfolio on a continuing basis to evaluate potential problem loans. This review encompasses management's estimate of current economic conditions and the potential impact on various industries, prior loan loss experience and financial conditions of individual borrowers. Loans that have been specifically identified as problem or nonperforming loans are reviewed on at least a quarterly basis, and management critically evaluates the prospect of ultimate losses arising from such loans, based on the borrower's financial condition and the value of available collateral. When a risk can be specifically quantified for a loan, that amount is specifically allocated in the allowance. In addition, the Company allocates the allowance based upon the historical loan loss experience of the different types of loans. Despite such allocation, both the allocated and unallocated allowance are available for charge-offs of all loans.

    On January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114"). In accordance with FAS 114, any change in the present value of such loans will be recognized as an adjustment to the Company's allowance.

    The following table shows the allocations in the allowance and the respective percentages of each loan category to total loans at September 30, 1996, and at year-end for each of the past five years.

                                                SEPTEMBER 30,                                DECEMBER 31,
                                         ----------------------------  --------------------------------------------------------
                                                     1996                         1995                         1994
                                         ----------------------------  --------------------------  ----------------------------
                                                         PERCENT OF                   PERCENT OF                   PERCENT OF
                                                          LOANS BY                     LOANS BY                     LOANS BY
                                           AMOUNT OF     CATEGORY TO     AMOUNT OF    CATEGORY TO    AMOUNT OF     CATEGORY TO
                                           ALLOWANCE     LOANS, NET      ALLOWANCE    LOANS, NET     ALLOWANCE     LOANS, NET
                                         ALLOCATED TO    OF UNEARNED   ALLOCATED TO   OF UNEARNED  ALLOCATED TO    OF UNEARNED
                                           CATEGORY        INCOME        CATEGORY       INCOME       CATEGORY        INCOME
                                         -------------  -------------  -------------  -----------  -------------  -------------
                                                                         (DOLLARS IN THOUSANDS)
Loans to individuals...................    $     314           45.0%     $     136          44.6%    $     207           47.8%
Real estate loans......................          136           28.6            197          28.4           165           28.0
Commercial and industrial loans........          104           23.6             96          23.8           122           20.5
Other loans............................           41            2.8             59           3.2            68            3.7
                                               -----          -----          -----    -----------        -----          -----
  Total allocated......................          595          100.0%           488         100.0%          562          100.0%
                                                              -----                   -----------                       -----
                                                              -----                   -----------                       -----
  Unallocated..........................          211                           271                         255
                                               -----                         -----                       -----
    Total allowance for possible loan
      losses...........................    $     806                     $     759                   $     817
                                               -----                         -----                       -----
                                               -----                         -----                       -----

                                                                              DECEMBER 31,
                                         --------------------------------------------------------------------------------------
                                                     1993                       1992 (1)                       1991
                                         ----------------------------  --------------------------  ----------------------------
                                                         PERCENT OF                   PERCENT OF                   PERCENT OF
                                                          LOANS BY                     LOANS BY                     LOANS BY
                                           AMOUNT OF     CATEGORY TO     AMOUNT OF    CATEGORY TO    AMOUNT OF     CATEGORY TO
                                           ALLOWANCE     LOANS, NET      ALLOWANCE    LOANS, NET     ALLOWANCE     LOANS, NET
                                         ALLOCATED TO    OF UNEARNED   ALLOCATED TO   OF UNEARNED  ALLOCATED TO    OF UNEARNED
                                           CATEGORY        INCOME        CATEGORY       INCOME       CATEGORY        INCOME
                                         -------------  -------------  -------------  -----------  -------------  -------------
                                                                         (DOLLARS IN THOUSANDS)
Loans to individuals...................    $     178           37.3%     $     101          31.0%    $      18           23.7%
Real estate loans......................          272           32.5            142          31.2           123           31.8
Commercial and industrial loans........          212           24.0            142          30.7           170           33.4
Other loans............................          108            6.2             53           7.1            27           11.1
                                               -----          -----          -----    -----------        -----          -----
  Total allocated......................          770          100.0%           438         100.0%          338          100.0%
                                                              -----                   -----------                       -----
                                                              -----                   -----------                       -----
  Unallocated..........................          126                           179                         331
                                               -----                         -----                       -----
    Total allowance for possible loan
      losses...........................    $     896                     $     617                   $     669
                                               -----                         -----                       -----
                                               -----                         -----                       -----

------------------------

(1) The categories of loans at December 31, 1992, do not include the loans of Olton State transferred on January 1, 1993.

CASH AND CASH EQUIVALENTS

    The amount of cash and cash equivalents decreased $12,672,000, or 36.5%, from $34,759,000 at December 31, 1995, to $22,087,000 at September 30, 1996, due
to the investment of additional funds in securities at September 30, 1996. At December 31, 1995, cash and cash equivalents were $34,759,000, a decrease of $4,005,000, or 10.3%, from the December 31, 1994, balance of $38,764,000, which represented an increase of $19,496,000, or 101.2%, over the December 31, 1993, balance of $19,268,000. At December 31, 1995, the Company had $26,200,000 in federal funds sold, down from $31,200,000 at December 31, 1994, due to an increased amount of funds being invested in investment securities. Cash and cash equivalents averaged $26,305,000 and $40,967,000 for the nine-month periods ended September 30, 1996 and 1995, respectively, and $38,142,000, $23,999,000 and $17,309,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

SECURITIES

    Securities increased $26,770,000, or 47.9%, from $55,907,000 at December 31, 1995, to $82,677,000 at September 30, 1996. The increase in 1996 is primarily due to the reduction in federal funds sold noted above and the investment in securities of the net proceeds received from the assumption of the deposits in the Coastal Banc - San Angelo acquisition. Securities increased $22,602,000, or 67.9%, from $33,305,000 at December 31, 1994, to $55,907,000 at December 31,
1995. The increase in 1995 was due primarily to an increase in deposits, which were used to purchase investment securities. The December 31, 1994, balance decreased $31,396,000, or 48.5%, from the December 31, 1993, balance of $64,701,000. The decline in 1994 was attributed to the fact that the Banks had collectively increased the amount of loans outstanding and the Company had decided to invest temporarily in federal funds sold.

    The board of directors of each Bank reviews all securities transactions monthly and the securities portfolio periodically. The Company's current investment policy provides for the purchase of U.S. Treasury securities and federal agency securities having maturities of five years or less and for the purchase of state, county and municipal agency's securities with maximum maturities of 10 years. The weighted average maturity of the Company's securities portfolio at September 30, 1996, was 2.48 years. The Company's policy is to maintain a securities portfolio with a mixture of securities classified as held-to-maturity and available-for-sale with staggered maturities to meet its overall liquidity needs. Municipal securities must be rated A or better. Certain school district issues, however, are acceptable with a Baa rating. Securities totaling $33,590,000 are classified as available-for-sale and are carried at fair value at September 30, 1996. Securities totaling $49,087,000 are classified as held-to-maturity and are carried at amortized cost. The securities portfolio had an average maturity of approximately 1.46 years at December 31, 1995, compared to approximately 1.02 years at December 31, 1994. During the first quarter of 1996, the Company sold investments in certain mutual funds obtained in the acquisition of Peoples National with a book value of $30,000 because they did not meet the Company's investment criteria. A loss of $12,000 was recorded on the sale of such investments. During the second quarter of 1996, the Company sold investments classified as held-to-maturity with a book value of $1,998,000 approximately 30 days prior to their scheduled maturity and recorded a $2,000 gain on such sale. During the fourth quarter of 1995, the Company transferred $160,000 of mortgage-backed securities from held-to-maturity securities to available-for-sale securities. The decision to sell securities classified as available-for-sale is based upon management's assessment of changes in economic or financial market conditions.

    Certain of the Company's securities are pledged to secure public and trust fund deposits and for other purposes required or permitted by law. At September 30, 1996, the book value of U.S. Government and other securities so pledged amounted to $10,314,000, or 12.5% of the total securities portfolio.

    The following table summarizes the amounts and the distribution of the Company's investment securities held at the dates indicated:

                                                                                     DECEMBER 31,
                                                           ----------------------------------------------------------------
                                        SEPTEMBER 30,
                                             1996                  1995                  1994                  1993
                                     --------------------  --------------------  --------------------  --------------------
                                      AMOUNT        %       AMOUNT        %       AMOUNT        %       AMOUNT        %
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                     (DOLLARS IN THOUSANDS)
Carrying value:
  U.S. Treasury securities.........  $  40,964       49.6% $  32,295       57.8% $  31,441       94.4% $  55,664       86.0%
  Obligations of other U.S.
    Government agencies and
    corporations...................     35,473       42.9     23,009       41.2      1,154        3.5      8,179       12.6
  Mortgage-backed securities.......      5,597        6.8        160        0.2        177        0.5        300        0.5
  Obligations of states and
    political subdivisions.........        200        0.2          0     --             90        0.3        130        0.2
  Other securities.................        443        0.5        443        0.8        443        1.3        428        0.7
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total securities...............  $  82,677      100.0% $  55,907      100.0% $  33,305      100.0% $  64,701      100.0%
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total market value.............  $  82,306             $  56,130             $  32,991             $  64,856
                                     ---------             ---------             ---------             ---------
                                     ---------             ---------             ---------             ---------

    The market value of held-to-maturity securities is usually different from the reported carrying value of such securities due to interest rate fluctuations that cause market valuations to change.

    The following table provides the maturity distribution and weighted average interest rates of the Company's total securities portfolio at September 30, 1996. The yield has been computed by relating the forward income stream on the securities, plus or minus the anticipated amortization of premium or accretion of discount, to the book value of the securities. The book value of available-for-sale securities is their fair value. The book value of held-to-maturity securities is their cost, adjusted for previous amortization or accretion. The restatement of the yields on tax-exempt securities to a fully taxable-equivalent basis has been computed assuming a tax rate of 34%.

                                                                                                         ESTIMATED   WEIGHTED
TYPE AND MATURITY GROUPING                                                        PRINCIPAL   CARRYING     FAIR      AVERAGE
AT SEPTEMBER 30, 1996                                                              AMOUNT      VALUE       VALUE      YIELD
--------------------------------------------------------------------------------  ---------   --------   ---------   --------
                                                                                            (DOLLARS IN THOUSANDS)
U.S. Treasury securities:
  Within one year...............................................................   $ 15,600   $ 15,569    $15,630      5.95%
  After one but within five years...............................................     25,500     25,395     25,344      5.81
                                                                                  ---------   --------   ---------      ---
    Total U.S. Treasury securities..............................................     41,100     40,964     40,974      5.86
                                                                                  ---------   --------   ---------      ---
Obligations of other U.S. Government agencies and corporations:
  Within one year...............................................................      2,000      1,999      2,001      6.00
  After one but within five years...............................................     30,500     30,420     30,213      6.44
  After five but within ten years...............................................      3,000      3,054      2,976      6.43
                                                                                  ---------   --------   ---------      ---
    Total obligations of U.S. Government agencies and corporations..............     35,500     35,473     35,190      6.41
                                                                                  ---------   --------   ---------      ---
Mortgage-backed securities......................................................      5,469      5,597      5,494      6.12
                                                                                  ---------   --------   ---------      ---
Obligations of states and political subdivisions:
  Within one year...............................................................          0          0          0      --
  After one but within five years...............................................          0          0          0      --
  After five but within ten years...............................................        200        200        205      8.49
                                                                                  ---------   --------   ---------      ---
    Total obligations of states and political subdivisions......................        200        200        205      8.49
                                                                                  ---------   --------   ---------      ---
Other securities:
  Within one year...............................................................          5          5          5      5.49
  After one but within five years...............................................          0          0          0      --
  After five but within ten years...............................................          0          0          0      --
  After ten years...............................................................        438        438        438      3.56
                                                                                  ---------   --------   ---------      ---
    Total other securities......................................................        443        443        443      3.59
                                                                                  ---------   --------   ---------      ---
      Total securities..........................................................   $ 82,712   $ 82,677    $82,306      6.11%
                                                                                  ---------   --------   ---------      ---
                                                                                  ---------   --------   ---------      ---

GOODWILL

    Goodwill increased to $974,000 at September 30, 1996, as a result of the recording of $260,000 in goodwill from the Peoples National acquisition and $743,000 in goodwill from the Coastal Banc -- San Angelo acquisition. A total of $29,000 in goodwill amortization expense was recorded during the first nine months of 1996.

OTHER ASSETS

    The most significant component of other assets at September 30, 1996, and December 31, 1995 and 1994, is a net deferred tax asset of $1,731,000, $1,937,000 and $956,000, respectively. The balance of other assets decreased $190,000, or 7.5%, to $2,334,000 at September 30, 1996, from $2,524,000 at
December 31, 1995, primarily as a result of the utilization of $222,000 of the Company's net operating loss carryforwards. The balance of other assets increased $1,143,000, or 82.8%, to $2,524,000 at December 31, 1995, from
$1,381,000 at December 31, 1994, as a result of a $1,600,000 decrease in the Company's valuation allowance on its deferred tax asset, which was partially offset by a $547,000 decrease in the gross deferred tax asset due to the utilization of a portion of the Company's net operating loss carryforwards. Other assets increased $41,000, or 3.1%, in 1994, from the December 31, 1993, balance of $1,340,000. See "Results of Operations--Cumulative Effect of Change in Accounting for Income Taxes" above.

DEPOSITS

    The Banks' lending and investing activities are funded to a large extent by core deposits, 48.0% of which are demand, savings and money market deposits at September 30, 1996. Total deposits increased $22,770,000, or 13.8%, from $164,704,000 at December 31, 1995, to $187,474,000 at September 30, 1996. The
increase is due primarily to the acquisitions of Peoples National and Coastal Banc--San Angelo, which had aggregate total deposits of $19,853,000 at their respective dates of acquisition. Total deposits increased $18,520,000, or 12.7%, from $146,184,000 at December 31, 1994, to $164,704,000 at December 31, 1995.
The increase is due to an increase in interest-bearing time deposits at the Banks, primarily as a result of an increase in rates paid on such deposits. Total deposits at December 31, 1994, were $1,601,000, or 1.1%, lower than the $147,785,000 balance at December 31, 1993. The decrease was due to a decrease in deposits at the Company's Stamford and Winters branch locations, which was partially offset by deposit growth at the Abilene and Odessa locations. The Banks do not have any brokered deposits.

    The following table presents the average amounts of and the average rate paid on deposits of the Company for the nine-month period ended September 30, 1996, and each of the last three years:

                                                                               YEAR ENDED DECEMBER 31,
                                  NINE-MONTH PERIOD     ----------------------------------------------------------------------
                                 ENDED SEPTEMBER 30,
                                         1996                    1995                    1994                  1993 (1)
                                ----------------------  ----------------------  ----------------------  ----------------------
                                 AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE
                                 AMOUNT       RATE       AMOUNT       RATE       AMOUNT       RATE       AMOUNT       RATE
                                ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
                                                                    (DOLLARS IN THOUSANDS)
Noninterest-bearing demand
  deposits....................  $  30,086      --    %  $  29,019      --    %  $  30,144      --    %  $  28,416      --    %
Interest-bearing demand,
  savings and money market
  deposits....................     57,147        2.38      53,391        2.35      59,689        2.16      57,880        2.14
Time deposits of less than
  $100,000....................     62,938        5.39      52,452        5.41      43,158        3.62      41,776        3.39
Time deposits of $100,000 or
  more........................     27,170        5.43      19,685        5.61      13,617        3.78      12,356        3.38
                                ---------         ---   ---------         ---   ---------         ---   ---------         ---
  Total deposits..............  $ 177,341        3.51%  $ 154,547        3.36%  $ 146,608        2.29%  $ 140,428        2.19%
                                ---------         ---   ---------         ---   ---------         ---   ---------         ---
                                ---------         ---   ---------         ---   ---------         ---   ---------         ---

--------------------------

(1) The average amounts and average rates paid on deposits for the year ended December 31, 1993, include the averages of Winters State from August 31 (the date of acquisition) through December 31, 1993.

    The maturity distribution of time deposits of $100,000 or more at September 30, 1996, and December 31, 1995, is presented below:

                                                         SEPTEMBER 30, 1996  DECEMBER 31, 1995
                                                         ------------------  -----------------
                                                                    (IN THOUSANDS)
3 months or less.......................................      $    8,831          $   9,220
Over 3 through 6 months................................          10,567              5,983
Over 6 through 12 months...............................           7,731              4,925
Over 12 months.........................................           1,820              3,680
                                                                -------            -------
  Total time deposits of $100,000 or more..............      $   28,949          $  23,808
                                                                -------            -------
                                                                -------            -------

    The Banks experience some reliance on time deposits of $100,000 or more. Time deposits of $100,000 or more are a more volatile and costly source of funds than other deposits and are most likely to affect the Company's future earnings because of interest rate sensitivity. At September 30, 1996, deposits of $100,000 or more represented approximately 14.2% of the Company's total assets. At December 31, 1995, deposits of $100,000 or more represented 13.2% of the Company's total assets, compared to 9.1% of the Company's total assets at December 31, 1994.

SELECTED FINANCIAL RATIOS

    The following table presents selected financial ratios for the nine-month periods ended September 30, 1996 and 1995 (annualized), and for each of the last three fiscal years:


                                                                      NINE-MONTH PERIOD
                                                                     ENDED SEPTEMBER 30,        YEAR ENDED DECEMBER 31,
                                                                     --------------------  ---------------------------------
                                                                       1996       1995       1995       1994       1993(1)
                                                                     ---------  ---------  ---------  ---------  -----------
Net income to:
  Average assets...................................................       0.72%      0.66%      0.67%      0.28%       0.81%
  Average interest-earning assets..................................       0.79       0.72       0.73       0.31        0.89
  Average stockholders' equity (2).................................       9.81       9.06       8.99       3.98       12.50
Dividend payout (3) to:
  Net income.......................................................      13.58      10.35      10.34      15.56         N/A
  Average stockholders' equity.....................................       1.33       0.93       0.93       0.62         N/A
Average stockholders' equity to:
  Average total assets (2).........................................       7.36       7.32       7.43       7.06        6.45
  Average loans (4)................................................      16.89      14.78      15.30      15.12       16.45
  Average total deposits...........................................       8.02       8.02       8.15       7.71        7.00
Average interest-earning assets to:
  Average total assets.............................................      91.81      91.62      91.56      90.42       90.74
  Average total deposits...........................................     100.10     100.44     100.44      98.67       98.52
  Average total liabilities........................................      99.10      98.85      98.91      97.29       97.00
Ratio to total average deposits of:
  Average loans (4)................................................      47.49      54.27      53.25      50.97       42.56
  Average noninterest-bearing deposits.............................      16.97      18.93      18.78      20.56       20.24
  Average interest-bearing deposits................................      83.03      81.07      81.22      79.44       79.76
Total interest expense to total interest income....................      47.18      43.71      44.38      34.07       34.44


------------------------

(1) Averages and income items for 1993 include average balance sheet and income statement items of Winters State for the period August 31 (the date of acquisition) through December 31, 1993.

(2) If the then outstanding Series A Cumulative Convertible Mandatorily Redeemable Preferred Stock (the "Series A Preferred Stock") had been included in average stockholders' equity, net income to average stockholders' equity for the year ended December 31, 1993, would have been 12.49% and average stockholders' equity to average total assets for the year ended December 31, 1993, would have been 6.46%.

(3) Dividends for Common Stock only.

(4) Net of unearned income and before allowance for possible loan losses.

LIQUIDITY

    The Company depends on the Banks for liquidity in the form of cash flow, primarily to meet debt service and dividend requirements and to cover other operating expenses. This cash flow from subsidiaries comes from three sources:
(1) dividends resulting from earnings of the Banks, (2) current tax liabilities generated by the Banks and (3) management and service fees for services performed for the Banks.

    The payment of dividends from the Banks is subject to applicable law and the scrutiny of regulatory authorities. Dividends paid by the Banks to Independent Financial during the first nine months of 1996 totaled $600,000. Dividends paid by Independent Financial to the Company during the first nine months of 1996 were $600,000. At September 30, 1996, there were approximately $1,490,000 in dividends available for payment to Independent Financial by the Banks without regulatory approval. Dividends paid by the Banks to Independent Financial in 1995 aggregated $700,000; in turn, Independent Financial paid dividends to the Company totaling $905,000 during 1995. Dividends paid by the Banks to Independent Financial and by Independent Financial to the Company totaled $625,000 and $450,000, respectively, during 1994.

    The payment of current tax liabilities generated by the Banks and management and service fees constituted 47% and 9%, respectively, of the Company's cash flows during the first nine months of 1996 and 40% and 7%, respectively, of the Company's cash flow during 1995. Pursuant to a tax-sharing agreement, the Banks pay to the Company an amount equal to their individual tax liabilities on the accrual method of federal income tax reporting. The accrual method generates more timely payments of current tax liabilities by the Banks to the Company, increasing the regularity of cash flow and shifting the time value of such funds to the Company. In the event that the Banks incur losses, the Company may be required to refund tax liabilities previously collected. Current tax liabilities totaling $642,000 were paid by the Banks to the Company during the first nine months of 1996. Current tax liabilities totaling $930,000 were paid by the Banks to the Company during 1995, compared to a total of $676,000 in 1994. Of the amount paid in 1995, $81,000 represented the final settlement of tax liabilities between the Company and the Banks for the year ended December 31, 1993.

    From January 1, 1989 through December 31, 1995, the Company collected federal income taxes from the Banks based on an effective tax rate of approximately 34% and paid taxes to the federal government at the rate of approximately 2% as a result of the utilization of the Company's net operating loss carryforwards for both regular tax and alternative minimum tax purposes. As of December 31, 1995, the Company's net operating loss carryforwards for alternative tax purposes had been fully utilized. As a result, the Company began paying federal income taxes at the effective tax rate of approximately 20% during the first quarter of 1996. The Company still has net operating carryforwards available for regular federal income tax purposes.

    The Banks pay management fees to the Company for services performed. These services include, but are not limited to, financial and accounting consultation, attendance at the Banks' board meetings, audit and loan review services and related expenses. The Banks paid a total of $125,000 in management fees to the Company during the first nine months of 1996. The Banks paid a total of $175,000 in management fees to the Company in 1995, compared to $158,000 in 1994. The Company's fees must be reasonable in relation to the management services rendered, and each Bank is prohibited from paying management fees to the Company if the Bank would be undercapitalized after any such distribution or payment.

    At September 30, 1996, the Company had a note payable to a financial institution in Amarillo, Texas (the "Amarillo Bank"). This note (the "Term Note") had a maturity of April 15, 1996. On April 15, 1996, the Company paid the Amarillo Bank $100,000 to reduce the outstanding principal balance to $371,000 and the maturity date was extended to April 15, 1999. Equal principal payments of $31,000, plus accrued interest, were due quarterly on January 15, April 15, July 15 and October 15. The Term Note bore interest at the Amarillo Bank's floating base rate plus 1% (9.25% at September 30, 1996) and was collateralized by 100% of the stock of First State, N.A., Abilene, and First State, N.A., Odessa. The loan agreement between the Company and the Amarillo Bank contained certain covenants that, among other things, restricted the ability of the Company to incur additional debt, to create liens on its property, to merge or to consolidate with any other person or entity, to make certain investments, to purchase or sell assets or to pay cash dividends on the common stock without the approval of the Amarillo Bank if the indebtedness due to the Amarillo Bank was $1,000,000 or greater. The loan agreement also required the Company and the Banks to meet certain financial ratios, all of which were met at September 30, 1996, and December 31, 1995. The remaining principal balance of the Term Note was paid on October 15, 1996.

    In addition, at September 30, 1996, the Company had notes payable to one current and two former directors of the Company aggregating $226,000. The notes have a face amount of $350,000, but were discounted upon issuance because they bear interest at a below-market interest rate (6%). The notes are payable in three equal annual installments plus interest. The first annual principal installment of $117,000 was made on March 1, 1996. The notes represent a portion of the final settlement of certain litigation. See "Note 15: Commitments and Contingent Liabilities" to the Company's audited year end consolidated financial statements.


    At September 30, 1996, First State, N.A., Abilene had a $13,000 note payable to an individual which matures in March 1999. Principal and interest at 7.5% are payable monthly. The note is collateralized by a two-story commercial building in Abilene, Texas.


CAPITAL RESOURCES

    At September 30, 1996, stockholders' equity totaled $14,582,000, or 7.2%, of total assets. At December 31, 1995, stockholders' equity totaled $13,818,000, or 7.7% of total assets, compared to $11,073,000, or 6.9% of total assets, at December 31, 1994.

    Bank regulatory authorities in the United States have issued risk-based capital standards by which all bank holding companies and banks are evaluated in terms of capital adequacy. These guidelines relate a banking company's capital to the risk profile of its assets. The risk-based capital standards require all banks to have Tier 1 capital of at least 4%, and total capital (Tier 1 and Tier
2) of at least 8%, of risk-weighted assets. Tier 1 capital includes common stockholders' equity, qualifying perpetual preferred stock and minority interests in unconsolidated subsidiaries, reduced by goodwill and net deferred tax assets in excess of regulatory capital limits. Tier 2 capital may be comprised of certain other preferred stock, qualifying debt instruments and all or part of the allowance for possible loan losses.

    Banking regulators have also issued leverage ratio requirements. The leverage ratio requirement is measured as the ratio of Tier 1 capital to adjusted quarterly average assets. The following table provides a calculation of the Company's risk-based capital and leverage ratios and a comparison of the Company's and the Banks' risk-based capital ratios and leverage ratios to the minimum regulatory requirements at September 30, 1996, and December 31, 1995.


                                                                 AT                 AT             PRO FORMA AT
THE COMPANY                                              SEPTEMBER 30, 1996  DECEMBER 31, 1995  SEPTEMBER 30, 1996
-------------------------------------------------------  ------------------  -----------------  ------------------
                                                                          (DOLLARS IN THOUSANDS)
Tier 1 capital:
  Common stockholders' equity, excluding unrealized
    loss on available-for-sale securities..............     $     14,039        $    13,060        $     17,961
  Preferred stockholders' equity (1)...................              566                690                 566
  Goodwill.............................................             (974)                 0              (3,321)
  Net deferred tax asset in excess of regulatory
    capital limits (2).................................              (28)              (171)                (28)
                                                                --------           --------            --------
      Total Tier 1 capital.............................           13,603             13,579              15,178
                                                                --------           --------            --------
  Tier 2 capital:
    Allowance for possible loan losses (3).............              806                759               1,136
                                                                --------           --------            --------
    Total Tier 2 capital...............................              806                759               1,136
                                                                --------           --------            --------
      Total capital....................................     $     14,409        $    14,338        $     16,314
                                                                --------           --------            --------
                                                                --------           --------            --------
Risk-weighted assets...................................     $     98,260        $    89,172        $    139,914
                                                                --------           --------            --------
                                                                --------           --------            --------
Adjusted quarterly average assets......................     $    203,518        $   177,445        $    260,188
                                                                --------           --------            --------
                                                                --------           --------            --------

                                                                      ACTUAL RATIOS AT
                                       MINIMUM REGULATORY   -------------------------------------     PRO FORMA AT
THE COMPANY                              REQUIREMENT (4)    SEPTEMBER 30, 1996  DECEMBER 31, 1995  SEPTEMBER 30, 1996
-------------------------------------  -------------------  ------------------  -----------------  ------------------
Tier 1 capital to risk-weighted
 assets ratio........................            4.00%                  13.84%             15.23%              10.85%
Total capital to risk-weighted assets
 ratio...............................            8.00                   14.66              16.08               11.66
Leverage ratio.......................            3.00                    6.68               7.65                5.83


THE BANKS
-------------------------------------
Tier 1 capital to risk-weighted
 assets ratio........................            4.00%          12.07 - 13.38%     12.42 - 16.04%       8.91 - 12.07%
Total capital to risk-weighted assets
 ratio...............................            8.00           12.85 - 14.25      13.27 - 16.91       10.15 - 12.85
Leverage ratio.......................            3.00            5.63 -  7.25       7.10 -  7.57        4.96 -  7.10


------------------------

(1) Limited to 25% of total Tier 1 capital, with any remainder qualifying as Tier 2 capital.

(2) The amount of the net deferred tax asset in excess of the lesser of (i) 10% of Tier 1 capital or (ii) the amount of the tax benefit from utilization of net operating loss carryforwards expected to be realized within one year.

(3) Limited to 1.25% of risk-weighted assets.

(4) For top-rated banking organizations.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. The law also requires each federal banking agency to specify the levels at which an insured institution would be considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the FDIC's regulations, the Company, First State, N.A., Abilene and First State, N.A., Odessa were all "well capitalized" at September 30, 1996.

    The Company's ability to generate capital internally through retention of earnings and access to capital markets is essential for satisfying the capital guidelines for bank holding companies as prescribed by the Federal Reserve Board.

    The payment of dividends on the Common Stock and the Series C Preferred Stock is determined by the Company's board of directors in light of circumstances and conditions then existing, including the earnings of the Company and the Banks, funding requirements and financial condition, applicable loan covenants and applicable laws and regulations. The Company's ability to pay cash dividends is restricted by the requirement that it maintain a certain level of capital as discussed above in accordance with regulatory guidelines and by the terms of its loan agreement with the Amarillo Bank. Holders of the Series C Preferred Stock are entitled to receive, if, as and when declared by the Company's board of directors, out of funds legally available therefor, quarterly cumulative cash dividends at the annual rate of 10%. The Federal Reserve Board has promulgated a policy prohibiting bank holding companies from paying dividends on common stock unless such bank holding company can pay such dividends from current earnings. The Federal Reserve Board has asserted that this policy is also applicable to payment of dividends on preferred stock. Such an interpretation may limit the ability of the Company to pay dividends on the Series C Preferred Stock.


    The Company began paying quarterly cash dividends of $0.03 per share on its Common Stock during the second quarter of 1994. The Company also paid a 33 1/3% stock dividend on May 31, 1995. The

Company's Board of Directors increased the Company's quarterly Common Stock cash dividend to $0.05 per share effective for the cash dividend payable on May 31, 1996. The Company's Board of Directors declared $0.05 per share cash dividends on July 17, 1996, which was paid on August 30, 1996, to holders of the Common Stock on August 15, 1996, and on October 16, 1996, which was paid on November 29, 1996, to holders of the Common Stock on November 15, 1996.



    Upon consummation of the sale of shares offered pursuant to this Prospectus, the Company will use approximately $3,400,000 of the net proceeds to fund a portion of the cost of acquiring Crown Park. The remaining proceeds will be added to working capital and will be used for general corporate purposes. See "Capitalization."


ACCOUNTING MATTERS

    In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". Entities electing to continue to use the method of accounting specified in Opinion 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value method of accounting defined in this Statement had been applied. This Statement is effective for fiscal years beginning after December 15, 1995.

    In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This Statement requires that after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996.

    Management believes that the adoption of these pronouncements will not have a material impact on the financial statements of the Company.

                     BUSINESS AND PROPERTIES OF THE COMPANY

THE COMPANY

    The Company is a bank holding company for First State, N.A., Abilene and First State, N.A., Odessa. First State, N.A., Abilene has two separate branch office locations in Abilene, Texas, and one each in San Angelo, Stamford and Winters, Texas. First State, N.A. Odessa has two branches in Odessa, Texas.


    The Company's primary activities are to assist the Banks in the management and coordination of their financial resources and to provide capital, business development, long range planning and public relations for the Banks. Each of the Banks operates under the day-to-day management of its own officers and board of directors and formulates its own policies with respect to banking matters. Although each Bank operates under the management of its own directors and officers, the Banks participate as a group in providing various financial services and extensions of credit, which increases the ability of each Bank to provide such services to customers who might otherwise be required to seek banking services from a larger bank. In connection with the acquisition of Crown Park and its subsidiary Western National, the Company has received the approval of the Comptroller to merge First State, N.A., Odessa with and into First State, N.A., Abilene in order to recognize certain cost savings and to utilize the Banks' capital more effectively. Following the merger of First State, N.A., Odessa with and into First State, N.A., Abilene, which was consummated on December 31, 1996, the Company will continue its decentralized approach to banking with senior management at the main banking offices in Abilene and Odessa exercising substantial autonomy over credit and pricing decisions.


    The Company's principal executive offices are located at 547 Chestnut Street, Abilene, Texas 79602. At September 30, 1996, the Company had, on a consolidated basis, total assets of $203,801,000, total deposits of $187,474,000, total loans, net of unearned income, of $90,115,000 and total stockholders' equity of $14,582,000.

THE BANKS

    The Company conducts substantially all of its business through the Banks, both of which are located in the West Texas area. Each of the Banks is an established franchise with a significant presence in its respective service area. First State, N.A., Abilene was chartered in 1982 and was the third largest of four commercial banks headquartered in Abilene, Texas, in terms of total assets at December 31, 1995, and was the fifth largest of ten banks in Abilene in terms of total branch assets at that same time. The branches in Stamford and Winters were the largest bank branches in those cities in terms of total assets at December 31, 1995. The branch in San Angelo was the ninth largest of ten banks in terms of total branch assets in that city at December 31, 1995. First State, N.A., Odessa was chartered in 1983 and was the third largest of four commercial banks headquartered in Odessa, Texas, in terms of total assets at December 31, 1995, and was the sixth largest of seven banks in Odessa in terms of total branch assets at that same date. The deposits of the Banks are insured by the FDIC to the maximum extent provided by law.

    The following table sets forth certain selected information with respect to the Banks at September 30, 1996:

                                                                               TOTAL      STOCKHOLDER'S
              NAME OF BANK                  TOTAL ASSETS   TOTAL DEPOSITS    LOANS(1)        EQUITY
-----------------------------------------  --------------  --------------  -------------  ------------
First State, N.A., Abilene...............  $  137,841,000  $  128,238,000  $  52,658,000   $8,689,000
First State, N.A., Odessa................      64,457,000      59,486,000     37,458,000    4,691,000

------------------------

(1) Net of unearned income.

    Although each Bank operates under the management of its own directors and officers, the Banks participate as a group in providing various financial services and extensions of credit, which increases the ability of each Bank to provide such services to customers who might otherwise be required to seek banking services from larger banks. The principal services provided by the Banks are as follows:

    COMMERCIAL SERVICES. The Banks provide a full range of banking services for their commercial customers. Commercial lending activities include short-term and medium-term loans, revolving credit arrangements, inventory and accounts receivable financing, equipment financing and interim and permanent real estate lending. Other services include cash management programs and federal tax depository and night depository services.

    CONSUMER SERVICES. The Banks also provide a wide range of consumer banking services, including checking, savings and money market accounts, savings programs and installment and personal loans. The Banks make automobile and other installment loans directly to customers, as well as indirectly through automobile dealers. The Banks make home improvement and real estate loans and provide safe deposit services. As a result of sharing arrangements with the Pulse automated teller machine system network, the Banks provide 24-hour routine banking services through automated teller machines ("ATMs"). The Pulse network provides ATM accessibility throughout the United States.

    TRUST SERVICES. First State, N.A., Odessa provides trust and agency services to individuals, partnerships and corporations from both its offices in Odessa and the Company's offices in Abilene. The trust division also provides investment management, administration and advisory services for agency and trust accounts, and acts as trustee for pension and profit sharing plans.

ACQUISITION ACTIVITIES

    SAN ANGELO BRANCH. On May 27, 1996, First State, N.A., Abilene assumed the deposits and certain other liabilities and purchased the loans and certain other assets of Coastal Banc - San Angelo in a cash transaction. On the date of the acquisition, Coastal Banc - San Angelo had approximately $14,895,000 in total deposits and $155,000 in total loans. The acquisition was accounted for under the purchase method of accounting, and the assets and liabilities of this branch were recorded at their estimated fair value. Coastal Banc - San Angelo became a branch of First State, N.A., Abilene.

    PEOPLES NATIONAL. First State, N.A., Abilene completed the acquisition of Peoples National effective January 1, 1996, and Peoples National became part of the Winters branch of First State, N.A., Abilene. At December 31, 1995, Peoples National had total assets of $5,505,000, total loans, net of unearned income, of $2,767,000, total deposits of $4,958,000 and stockholders' equity of $525,000. These amounts are not included in the consolidated balance sheet for the Company at December 31, 1995. The acquisition was accounted for under the purchase method of accounting, and the assets and liabilities of Peoples National were recorded at their estimated fair value.

    WINTERS STATE. In 1990, the Banks foreclosed on shares of stock of Winters State that secured a loan and acquired a 28.2% interest in Winters State. During the third quarter of 1993, the Company acquired this interest from the Banks and purchased $450,000 of stock in an offering made by Winters State. As a result of these transactions, the Company acquired control and increased its ownership of Winters State from 28.2% to 94.3%. The Company's equity in the net book value of Winters State was $1,077,000 at August 31, 1993, the date of acquisition. The acquisition was accounted for under the purchase method of accounting and the assets and liabilities of Winters State were recorded at their estimated fair value. Subsequent to the date of acquisition, the Company purchased the remaining minority interests in Winters State, and Winters State became a branch of First State, N.A., Abilene.

BUSINESS STRATEGY

    The Company's strategic plan contemplates an increase in profitability and shareholder value through the building of a valuable West Texas banking franchise consisting of low cost core deposits as a funding base to support local consumer and commercial lending programs.

    The Company's acquisition activity has been designed to augment this franchise by increasing market share and expanding into contiguous markets demographically similar to its current service areas. Following the acquisition of Crown Park and its subsidiary Western National, the Company will have locations in four of the fastest growing consumer markets in West Texas. Management believes that it can increase the profitability of the Company through increased operating efficiencies, an increase in the loan to deposit ratio and cross-selling a more expansive product line to newly acquired customers.

    The Company's operating strategy is to provide customers with the business sophistication and breadth of products of a regional financial services company, while retaining the special attention to personal service and the local appeal of a community bank. Decentralized decision making authority vested in the presidents and senior officers of the Banks allows for rapid response time and flexibility in dealing with customer requests and credit needs. The Company believes that following the merger of First State, N.A., Odessa with and into First State, N.A., Abilene the rapid response time and flexibility in dealing with customer requests and credit needs will continue through the substantial autonomy of senior management at the main banking offices in Odessa and Abilene. The participation of the Company's directors, officers and employees in area civic and service organizations demonstrates the Company's continuing commitment to the communities it serves. Management believes that these qualities distinguish the Company from its competitors and will allow the Company to compete successfully in its market against larger regional and out-of-state institutions.

COMPETITION

    The activities in which the Company and the Banks engage are highly competitive. Each activity engaged in and the geographic market served involves competition with other banks and savings and loan associations as well as with nonbanking financial institutions and nonfinancial enterprises. In Texas, savings and loan associations and banks are allowed to establish statewide branch offices. The Banks actively compete with other banks in their efforts to obtain deposits and make loans, in the scope and type of services offered, in interest rates paid on time deposits and charged on loans and in other aspects of banking. In addition to competing with other commercial banks within and without their primary service areas, the Banks compete with other financial institutions engaged in the business of making loans or accepting deposits, such as savings and loan associations, credit unions, insurance companies, small loan companies, finance companies, mortgage companies, real estate investment trusts, factors, certain governmental agencies, credit card organizations and other enterprises. Additional competition for deposits comes from government and private issues of debt obligations and other investment alternatives for depositors such as money market funds. The Banks also compete with suppliers of equipment in providing equipment financing.


EMPLOYEES



    At December 15, 1996, the Company and the Banks had 102 full-time equivalent employees. Employees are provided with employee benefits, such as an employee stock ownership/401(k) plan and life, health and long-term disability insurance plans. The Company considers the relationship of the Banks with their employees to be excellent.



PROPERTIES



    At December 15, 1996, the Company occupied approximately 600 square feet of space for its corporate offices at 547 Chestnut Street, Abilene, Texas. The Central Branch of First State, N.A., Abilene occupies approximately 8,000 square feet at this same facility. The following table sets forth, at December 15, 1996, certain information with respect to the banking premises owned or leased by the Company and the Banks. The Company considers such premises adequate for its needs and the needs of the Banks.


                      APPROXIMATE
     LOCATION       SQUARE FOOTAGE                    OWNERSHIP AND OCCUPANCY
------------------  ---------------  ----------------------------------------------------------
Abilene, Texas             8,600     Owned by First State, N.A., Abilene and occupied by the
                                      Main Bank of First State, N.A., Abilene and the Company

Abilene, Texas             3,500     Owned and occupied by the Wylie Branch of First State,
                                      N.A., Abilene

Stamford, Texas           14,000     Owned and occupied by the Stamford Branch of First State,
                                      N.A., Abilene

Winters, Texas             9,500     Owned and occupied by the Winters Branch of First State,
                                      N.A., Abilene

Odessa, Texas             62,400(1)  Owned, occupied and leased by the Main Bank of First
                                      State, N.A., Odessa

Odessa, Texas              2,400     Leased and occupied by the Winwood Branch of First State,
                                      N.A., Odessa

------------------------

(1) First State, N.A., Odessa occupies approximately 20,400 square feet, leases 23,500 square feet and is attempting to lease the remaining 18,500 square feet.

    The Banks own or lease certain additional tracts of land for parking, drive-in facilities and for future expansion or construction of new premises. Aggregate annual rentals of the Company and the Banks for all leased premises during the year ended December 31, 1995, and the nine-month period ended September 30, 1996 were $46,000 and $30,000, respectively. These amounts represent rentals paid for the lease of land by the Wylie Branch of First State, N.A., Abilene and of banking premises by the Winwood Branch of First State, N.A., Odessa.

LEGAL PROCEEDINGS

    First State, N.A., Abilene f/k/a First State Bank of Wylie, N.A. as successor in interest of The First State Bank of Abilene, a former bank subsidiary of the Company ("FSB Abilene") filed a lawsuit on April 22, 1992, against O. B. Stephens, Jr. (FIRST STATE BANK, N.A. F/K/A FIRST STATE BANK OF WYLIE, N.A. V. O. B. STEPHENS, JR., Cause No. 42849-A) in State District Court in Taylor County, Texas, on a promissory note in the approximate principal amount of $355,960, made by Mr. Stephens. First State, N.A., Abilene sought actual damages of $310,425 plus interest and attorneys' fees from Mr. Stephens. Although First State, N.A., Abilene is the current holder of the note, another bank owns a 45.5% participation interest in the loan and the underlying note. In connection with this lawsuit, Mr. Stephens has filed a general and specific denial and has asserted certain affirmative defenses and counterclaims including misrepresentation, fraud and bad faith. Mr. Stephens' claims, among other things, that FSB-Abilene agreed to offset the amount owing under the promissory note with amounts allegedly due him under an offset agreement. Mr. Stephens seeks actual damages in an amount not less than $1,000,000, punitive damages in amount not less than three times actual damages, pre-judgment and post-judgment interest and attorneys fees and costs. First State, N.A., Abilene is vigorously contesting the affirmative defenses and counterclaims asserted by Mr. Stephens and considers Mr. Stephens' affirmative defenses and counterclaims to be without merit. First State, N.A., Abilene has filed a motion for Partial Summary Judgment with regard to the various affirmative defenses and counterclaims made by Mr. Stephens. This case was originally set for trial in February 1996, but has been continued by the court upon a motion by Mr. Stephens.

    In CONNIE POLLARD V. FIRST STATE BANK, N.A., ODESSA, TEXAS (Cause No. A-100,846) brought in the 70th District Court of Ector County, Texas, the plaintiff, the former Senior Vice President, Manager of Trust Operations of First State, N.A., Odessa, alleges, among other things, that she was discriminated against on the basis of her sex, she was repeatedly passed over for promotion to the Trust Department Manager, she was paid less than male employees and that she was constructively discharged. The plaintiff alleges damages for past and future wages, emotional distress and constructive discharge, actual damages, exemplary damages, attorneys' fees, reinstatement and promotion and pre-judgment and post-judgment interest. The Company believes the plaintiff's claims to be without merit and intends to vigorously defend this action.

    The Company is involved in various other litigation proceedings incidental to the ordinary course of business. In the opinion of management, however, the ultimate liability, if any, resulting from such other litigation would not be material in relation to the Company's financial condition.

                           REGULATION AND SUPERVISION

THE COMPANY

    GENERAL

    The Company is a multi-bank holding company registered with, and subject to regulation by, the Federal Reserve Board under the BHCA. Federal law subjects bank holding companies to particular restrictions on the types of activities in which they may engage and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and policies.

    SCOPE OF PERMISSIBLE ACTIVITIES

    The BHCA prohibits a bank holding company, with certain limited exceptions, from acquiring direct or indirect ownership or control of any voting shares of any company that is not a bank or from engaging in any activities other than those of banking. One principal exception to these prohibitions allows the acquisition of interests in companies whose activities are found by the Federal Reserve Board, by order or regulation, to be so closely related to banking as to be a proper incident thereto. Some of the activities that have been determined by regulation to be closely related to banking are making or servicing loans, performing certain data processing services, acting as an investment or financial advisor to certain investment trusts and investment companies and providing certain securities brokerage services. In approving acquisitions by the Company of entities engaged in banking-related activities, the Federal Reserve Board would consider a number of factors, including the expected benefits to the public, such as greater convenience and increased competition or gains in efficiency, which would be weighed against the risk of potential negative effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Federal Reserve Board may also differentiate between activities commenced DE NOVO and activities commenced through the acquisition of a going concern. The Company has no current plans to form or acquire any non-banking subsidiaries.

    The Federal Reserve Board has approved applications by bank holding companies to engage, through nonbank subsidiaries, in certain securities-related activities (underwriting of municipal revenue bonds, commercial paper, consumer-receivable-related securities and certain mortgage-backed securities), provided that the subsidiaries would not be "principally engaged" in such activities for purposes of Section 20 of the Glass-Steagall Act. In very limited situations, holding companies may be able to use such subsidiaries to underwrite and deal in corporate debt and equity securities. Bills from time to time have been introduced in both the U.S. Senate and House of Representatives that would, if enacted, remove many of the restraints imposed by the Glass-Steagall Act, although no comprehensive bill has been enacted to date.

    On March 26, 1996 the U.S. Supreme Court ruled that Section 92 of the National Bank Act preempts state insurance laws which prevent banks from exercising insurance powers granted under those laws. Section 92 grants national banks located and doing business in a place with a population not exceeding 5,000 inhabitants the authority to act as insurance agent for any insurance company authorized to do business in a state where the bank is located. In response to this decision, on June 20, 1996, the Texas Department of Insurance ("TDI") issued its "Interim Procedures for Banks Selling Insurance" which contain licensing and consumer protection guidance that apply to banks and savings associations located in Texas. The TDI has stressed that these are only interim guidelines intended to be in effect until the Texas Legislature or Congress resolves some remaining issues which serve as impediments to the ability of the banks to take full advantage of this activity. In addition, the Comptroller has issued an advisory letter which provides guidance to national banks regarding insurance and annuity sales activities.

    Bank holding companies are not permitted to engage in unsafe or unsound banking practices. For example, the Federal Reserve Board's Regulation Y requires a holding company to give the Federal

Reserve Board prior notice of any redemption or repurchase of its own equity securities, if the consideration to be paid, together with the consideration paid for any repurchases or redemptions in the preceding twelve-month period, is equal to 10% or more of the company's consolidated net worth. The Federal Reserve Board may oppose the transaction if it would constitute an unsafe or unsound practice or would violate any law or regulation. Additionally, a holding company may not impair the financial soundness of a subsidiary bank by causing it to make funds available to nonbanking subsidiaries or their customers when such a transaction would not be prudent. The Federal Reserve Board may exercise several administrative remedies including cease-and-desist powers over parent holding companies and nonbanking subsidiaries when the actions of such companies would constitute a serious threat to the safety, soundness or stability of a subsidiary bank.

    The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") expanded the Federal Reserve Board's authority to prohibit activities of bank holding companies and their nonbanking subsidiaries that represent unsafe and unsound banking practices or that constitute violations of laws or regulations. FIRREA authorizes the appropriate banking agency to issue cease and desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnification or guarantee against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets or take other appropriate action as determined by the ordering agency.

    FIRREA increased the amount of civil money penalties that the Federal Reserve Board may assess for certain activities conducted on a knowing and reckless basis, if those activities cause a substantial loss to a depository institution. The penalties may reach as much as $1,000,000 per day. FIRREA also expanded the scope of individuals and entities or "institution-affiliated parties" against which such penalties may be assessed. In addition, FIRREA contains a "cross-guarantee" provision that makes commonly controlled insured depository institutions liable to the FDIC for any losses incurred, or reasonably anticipated to be incurred, in connection with the failure of an affiliated insured depository institution. The FDIC must present its claim within two years of incurring such loss and may require either immediate or installment payments.

    Bank holding companies and their affiliates are prohibited from tying the provision of certain services, such as extensions of credit, to certain other services offered by a holding company or its affiliates.

    The Company is required to file quarterly and annual reports with the Federal Reserve Bank of Dallas (the "Federal Reserve Bank") and such additional information as the Federal Reserve Bank may require pursuant to the BHCA. The Federal Reserve Bank may examine a bank holding company or any of its subsidiaries and charge the examined institution for the cost of such an examination. The Company is also subject to reporting and disclosure requirements under state and federal securities laws.

    CAPITAL ADEQUACY REQUIREMENTS

    The Federal Reserve Board monitors the capital adequacy of bank holding companies. The Federal Reserve Board has adopted a system using a combination of risk-based guidelines and leverage ratios to evaluate the capital adequacy of bank holding companies. Under the risk-based capital guidelines, each category of assets is assigned a different risk weight, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. Certain off-balance sheet items, which previously were not expressly considered in capital adequacy computations, are added to the risk-weighted asset base by converting them to a balance sheet equivalent and assigning to them the appropriate risk weight. In addition, the guidelines define the capital components. Total capital is defined as the sum of "Tier 1" and "Tier 2" capital elements, with "Tier 2" being limited to 100% of "Tier 1." For bank holding companies, "Tier 1" capital includes, with certain restrictions, common stockholders' equity and qualifying perpetual noncumulative preferred stock and minority interests in consolidated subsidiaries. "Tier 2" capital includes, with certain limitations, certain other preferred stock, as well as qualifying debt instruments and all or part of the allowance for possible loan losses.

    The guidelines require a minimum ratio of qualifying total capital to total risk-weighted assets of 8.0% (of which at least 4.0% is required to be in the form of "Tier 1" capital elements). At September 30, 1996, the Company's ratios of "Tier 1" and total capital to risk-weighted assets were 13.84% and 14.66%, respectively. At such date, both ratios exceeded regulatory minimums.

    In addition to the risk-based capital guidelines, the Federal Reserve Board and the FDIC have adopted the use of a leverage ratio as an additional tool to evaluate the capital adequacy of banks and bank holding companies. The leverage ratio is defined to be a company's "Tier 1" capital divided by its adjusted quarterly average total assets. The leverage ratio adopted by the federal banking agencies requires a minimum 3.0% "Tier 1" capital to adjusted quarterly average total assets ratio for top regulatory-rated banking organizations. All other institutions are expected to maintain a leverage ratio of 4.0% to 5.0%. The Company's leverage ratio at September 30, 1996, was 6.68% and exceeded the regulatory minimum.

    A bank holding company that fails to meet the applicable capital standards will be at a disadvantage. For example, Federal Reserve Board policy discourages the payment of dividends by a bank holding company from borrowed funds as well as payments that would adversely affect capital adequacy. Failure to meet the capital guidelines may result in institution by the Federal Reserve Board of appropriate supervisory or enforcement actions.

    IMPOSITION OF LIABILITY FOR UNDERCAPITALIZED SUBSIDIARIES

    FDICIA became effective at various times through January 1994. FDICIA requires bank regulators to take "prompt corrective action" to resolve problems associated with insured depository institutions. In the event an institution becomes "undercapitalized," it must submit a capital restoration plan. The capital restoration plan will not be accepted by applicable regulators unless each company "having control of" the undercapitalized institution "guarantees" the subsidiary's compliance with the capital restoration plan until it becomes "adequately capitalized." The Company has control of the Banks for purposes of this statute.

    Under FDICIA, the aggregate liability of all companies controlling a particular institution is generally limited to the lesser of 5% of the institution's assets at the time it became undercapitalized or the amount necessary to bring the institution into compliance with applicable capital standards. FDICIA grants greater powers to regulatory authorities in situations where an institution becomes "significantly" or "critically" undercapitalized or fails to submit a capital restoration plan. For example, a bank holding company controlling such an institution may be required to obtain prior Federal Reserve Board approval of proposed dividends or could be required to consent to a merger or to divest the troubled institution or other affiliates.

    ACQUISITIONS BY BANK HOLDING COMPANIES

    Subject to certain exceptions, the BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served, and various competitive factors. The Attorney General of the United States may, within 30 days after approval of an acquisition by the Federal Reserve Board, bring an action challenging such acquisition under the federal antitrust laws, in which case the effectiveness of such approval is stayed pending a final ruling by the courts.

    Currently, the Federal Reserve Board will only allow the acquisition by a bank holding company of an interest in any bank located in another state if the statutory laws of the state in which the target bank is located expressly authorize such acquisition. The Texas Banking Act permits, in certain circumstances, out-of-state bank holding companies to acquire certain existing banks and bank holding companies in Texas. However, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act"), permits bank holding companies to acquire banks located in any state without regard to whether the transaction is prohibited under any state law, except that states may establish the minimum age of their local banks subject to interstate acquisition by out-of-state bank holding companies. The minimum age of local banks subject to interstate acquisition is limited to a maximum of five years.

    FDICIA eased restrictions on cross-industry mergers. Members of the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF") are generally allowed to merge, assume each other's deposits, and transfer assets in exchange for an assumption of deposit liabilities. A formula applies to treat insurance assessments relating to acquired deposits as if they were still insured through the acquired institution's insurance fund. The transaction must be approved by the appropriate federal banking regulator. In considering such approval, the regulators take into account applicable capital requirements, certain interstate banking restrictions and other factors.

    The Competitive Equality Banking Act of 1987 ("CEBA") amended the Federal Deposit Insurance Act and certain other statutes to provide federal regulatory agencies with expanded authority to deal with troubled institutions. Among other things, CEBA expanded the ability of out-of-state holding companies to acquire certain financial institutions that are in danger of closing and permits the FDIC, in certain circumstances, to establish a "bridge bank" to assume the deposits or liabilities of one or more closed banks or to perform certain other functions.

THE BANKS

    GENERAL

    The Banks are national banking associations organized under the National Bank Act of 1864, as amended (the "National Bank Act"), and are subject to regulatory supervision and examination by the Comptroller. Pursuant to such regulation, the Banks are subject to special restrictions, supervisory requirements and potential enforcement actions.

    PERMISSIBLE ACTIVITIES FOR NATIONAL BANKS

    The National Bank Act delineates the rights, privileges and powers of national banks and defines the activities in which national banks may engage. National banks are authorized to engage in the following: make, arrange, purchase or sell loans or extensions of credit secured by liens on interests in real estate; purchase, hold and convey real estate under certain conditions; offer certain trust services to the public; deal in investment securities in certain circumstances; and, more broadly, engage in the "business of banking" and activities that are "incidental" to banking. Specifically, the following are a few of the activities deemed incidental to the business of banking: the borrowing and lending of money; receiving deposits, including deposits of public funds; holding or selling stock or other property acquired in connection with security on a loan; discounting and negotiating evidences of debt; acting as guarantor, if the bank has a "substantial interest in the performance of the transaction"; issuing letters of credit to or on behalf of its customers; operating a safe deposit business; providing check guarantee plans; issuing credit cards; operating a loan production office; selling loans under repurchase agreements; selling money orders at offices other than bank branches; providing consulting services to banks; and verifying and collecting checks.

    In general, statutory restrictions on the activities of banks are aimed at protecting the safety and soundness of such depository institutions. Many of the statutory restrictions limit the participation of national banks in the securities and insurance product markets. These restrictions do not now affect the

Banks, because the Banks are not presently involved in the types of transactions covered by the restrictions.

    BRANCHING

    National banks may establish a branch anywhere in Texas provided that the branch is approved in advance by the Comptroller, which considers a number of factors, including financial history, capital adequacy, earnings prospects, character of management, needs of the community and consistency with corporate powers. The Interstate Banking Act, which expands the authority of bank holding companies and banks to engage in interstate bank acquisitions and interstate banking, allows each state the option of "opting out" of the interstate branching (but not banking) provisions. The Texas Legislature opted out of the interstate branching provisions during its 1995 Session. Interstate banking was effective on September 29, 1995, and interstate branching would have become effective in Texas in June of 1997, if Texas had not elected to "opt out." The Texas Legislature "opt-out" legislation prohibiting interstate branching is effective until September of 1999.

    RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES

    Certain provisions of FDICIA applicable to the Banks enhance safeguards against insider abuse by recodifying current law restricting transactions among related parties. One set of restrictions is found in Section 23A of the Federal Reserve Act, which affects loans to and investments in "affiliates" of the Banks. The term "affiliates" include the Company and any of its subsidiaries.
Section 23A imposes limits on the amount of such transactions and also requires certain levels of collateral for such loans. In addition, Section 23A limits the amount of advances to third parties that are collateralized by the securities or obligations of the Company or its subsidiaries.

    Another set of restrictions is found in Section 23B of the Federal Reserve Act. Among other things, Section 23B requires that certain transactions between each Bank and its affiliates must be on terms substantially the same, or at least as favorable to the subject Bank, as those prevailing at the time for comparable transactions with or involving other nonaffiliated companies. In the absence of such comparable transactions, any transaction between a Bank and its affiliates must be on terms and under circumstances, including credit underwriting standards and procedures, that in good faith would be offered to or would apply to nonaffiliated companies. Each Bank is also subject to certain prohibitions against advertising that suggests that the Bank is responsible for the obligations of its affiliates.

    The restrictions on loans to insiders contained in the Federal Reserve Act and Regulation O of the Federal Reserve Board now apply to all insured institutions and their subsidiaries and holding companies. The aggregate amount of an institution's loans to insiders is limited to the amount of its unimpaired capital and surplus, unless the FDIC determines that a lesser amount is appropriate. Each Bank may pay, on behalf of any executive officer or director, an amount exceeding funds on deposit in that individual's personal account only if there is a written, preauthorized, interest-bearing extension of credit specifying a method of repayment and a written preauthorized transfer of funds from another account of the executive officer or director at that Bank. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions.

    INTEREST RATE LIMITS AND LENDING REGULATIONS

    The Banks are subject to various state and federal statutes relating to the extension of credit and the making of loans. The maximum legal rate of interest that the Banks may charge on a loan depends on a variety of factors such as the type of borrower, purpose of the loan, amount of the loan and date the loan is made. Texas statutes establish maximum legal rates of interest for various lending situations.

    Loans made by banks located in Texas are subject to numerous other federal and state laws and regulations, including truth-in-lending statutes, the Texas Consumer Credit Code, the Equal Credit

Opportunity Act, the Real Estate Settlement Procedures Act and the Home Mortgage Disclosure Act. These laws provide remedies to the borrower and penalties to the lender for failure of the lender to comply with such laws. The scope and requirements of these laws and regulations have expanded in recent years, and claims by borrowers under these laws and regulations may increase.

    RESTRICTIONS ON SUBSIDIARY BANK DIVIDENDS

    Dividends payable by the Banks to Independent Financial are restricted under the National Bank Act. The Banks' ability to pay dividends is further restricted by the requirement that they maintain adequate levels of capital in accordance with capital adequacy guidelines promulgated from time to time by the Comptroller. See "Dividend Policy." Moreover, the prompt corrective provisions of FDICIA and implementing regulations prohibit a bank from paying a dividend if, following the payment, the bank would be in any of the three capital categories for undercapitalized institutions. See "Capital Adequacy Requirements" below.

    EXAMINATIONS

    The Comptroller periodically examines and evaluates national banks. Based upon such evaluations, the Comptroller may revalue certain assets of an institution and require that it establish specific reserves to compensate for the difference between the regulatory-determined value and the book value of such assets. The Comptroller is authorized to assess the institution an annual fee based upon deposits for, among other things, the costs of conducting the examinations.

    CAPITAL ADEQUACY REQUIREMENTS

    FDICIA, among other things, substantially revised existing statutory capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA established five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized," as defined by regulations adopted by the Federal Reserve Board, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to the greater of 2% of total tangible assets or 65% of the minimum leverage ratio to be prescribed by regulation. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating. At September 30, 1996, each of the Banks was well capitalized.

    Banks with capital ratios below the required minimum are subject to certain administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has no tangible capital.

    CORRECTIVE MEASURES FOR CAPITAL DEFICIENCIES

    FDICIA requires the federal banking regulators to take "prompt corrective action" with respect to capital-deficient institutions with the overall goal to reduce losses to the depository insurance fund. In addition to requiring the submission of a capital restoration plan (as discussed above), FDICIA contains broad restrictions on certain activities of undercapitalized institutions involving asset growth, acquisitions, branch establishment and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any such distribution or payment.

    As an institution's capital decreases, the FDIC's powers and scrutiny become greater. A significantly under-capitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. Under proposed regulations, an institution will be considered critically undercapitalized if its tangible equity to assets ratio falls below 2%. The FDIC has only very limited discretion in dealing with a critically undercapitalized institution and is virtually required to appoint a receiver or conservator.

    REAL ESTATE LENDING EVALUATIONS AND APPRAISAL REQUIREMENTS

    The FDIC is required by the Federal Deposit Insurance Act to assess all banks in order to adequately fund the BIF so as to resolve any insured institution that is declared insolvent by its primary regulator. FDICIA required the federal banking regulators to adopt uniform standards for evaluations by the regulators of loans collateralized by real estate or made to finance improvements to real estate. In formulating the standards, the banking agencies were required to take into consideration the risk posed to the insurance funds by real estate loans, the need for safe and sound operation of insured depository institutions and the availability of credit. FDICIA also prohibits the regulators from adversely evaluating a real estate loan or investment solely on the grounds that the investment involves commercial, residential or industrial property, unless the safety and soundness of an institution may be affected.

    The federal agencies adopted a number of regulatory standards with regard to real estate lending. These standards require banking institutions to establish and maintain written internal real estate lending policies. These policies must not only be consistent with safe and sound banking practices, but must also be appropriate to the size of the institution and the nature and scope of its operations. The policies must establish loan portfolio diversification standards, prudent underwriting standards, including clear and measurable loan-to-value limits (although such limits should not exceed specific supervisory limits), loan administration procedures and comprehensive documentation, approval and reporting requirements to ensure compliance with these policies. Additionally, the institution's policies must be reviewed and approved by that institution's Board of Directors on at least an annual basis and such policies must be continually monitored by the institutions to ensure compatibility with current market conditions. In addition, banks are required to secure appraisals for real estate-collateralized loans with a transaction value of $250,000 or more.

    DEPOSIT INSURANCE ASSESSMENTS

    The FDIC is required by the Federal Deposit Insurance Act to assess all banks in order to adequately fund the BIF so as to resolve any insured institution that is declared insolvent by its primary regulator. FDICIA required the FDIC to establish a risk-based deposit insurance premium schedule. The risk-based assessment system is used to calculate a depository institution's semi-annual deposit insurance assessment based upon the designated reserve ratio for the deposit insurance fund and the probability and extent to which the deposit insurance fund will incur a loss with respect to this institution. In addition, the FDIC can impose special assessments to cover the cost of borrowings from the U.S. Treasury, the Federal Financing Bank and BIF member banks.

    On September 15, 1992, the FDIC issued a rule revising its assessment regulations from the existing flat-rate system for deposit insurance assessments (or "premiums") to a new, risk-based assessment system. This system became effective for the assessment period beginning January 1, 1993. Under this system, each depository institution will be placed in one of nine assessment categories based on certain capital and supervisory measures. Institutions assigned to higher-risk categories--that is, institutions that pose a greater risk of loss to their respective deposit insurance funds--pay assessments at higher rates than would institutions that pose a lower risk. The Banks were assessed a weighted average premium of $0.1073 per $100 of deposits for the year ended December 31, 1995.

    On August 8, 1995, the FDIC amended its regulations to change the range of deposit insurance assessments charged to members of the BIF from the then-prevailing range of .23% to .31% of deposits, to a range of 0.4% to .31% of deposits. On November 14, 1995, the FDIC further reduced the deposit insurance assessments for BIF-member institutions, such that the range of BIF assessments is currently between 0% and .27% of deposits. BIF-member institutions which qualify for the 0% assessment category will, however, still have to pay the $1,000 minimum semi-annual assessment required by federal statute.

    In connection with the new rate schedule, the FDIC established a process for raising or lowering all rates for BIF-insured institutions semi-annually if conditions warrant a change. Under this new system, the FDIC will have the flexibility to adjust the entire BIF assessment rate schedule twice a year without seeking public comment first, but only within a range of five cents per $100 above or below the premium schedule adopted. Changes in the rate schedule outside the five cent range above or below the current schedule can be made by the FDIC only after a full rulemaking with opportunity for public comment.

    On September 30, 1996, President Clinton signed into law an act that contained a comprehensive approach to recapitalizing the SAIF and to assure the payment of the Financing Corporation's ("FICO") bond obligations. Under this new act, banks insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to help shore up the ailing Federal Savings and Loan Insurance Corporation ("FSLIC") in 1987. The amount of FICO debt service to be paid by all BIF-insured institutions is currently estimated to be approximately $320,343,000 per year, or $0.128 per $100 of deposits from 1997 until the year 2000, when the obligation of BIF-insured institutions increases to approximately $598,500,000 or $0.240 per $100 of deposits per year through the year 2019.

    COMMUNITY REINVESTMENT ACT

    The Community Reinvestment Act of 1977 ("CRA") and the regulations issued by the Comptroller to implement that law are intended to encourage banks to help meet the credit needs of their service area, including low and moderate income neighborhoods, consistent with the safe and sound operations of the banks. These regulations also provide for regulatory assessment of a bank's record in meeting the needs of its service area when considering applications to establish branches, merger applications and applications to acquire the assets and assume the liabilities of another bank. FIRREA requires federal banking agencies to make public a rating of a bank's performance under the CRA. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction. The bank regulatory agencies in 1995 adopted final regulations implementing the CRA. These regulations affect extensive changes to the existing procedures for determining compliance with the CRA and the full effect of these new regulations cannot be determined at this time.

    CHANGING REGULATORY STRUCTURE

    Other legislative and regulatory proposals regarding changes in banking, and regulations of banks, thrifts and other financial institutions, are being considered by the executive branch of the federal government, Congress and various state governments, including Texas. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. The Company cannot predict accurately whether any of these proposals will be adopted or, if adopted, how these proposals will affect the Company or the Banks.

    EXPANDING ENFORCEMENT AUTHORITY

    One of the major additional burdens imposed on the banking industry by FDICIA is the increased ability of banking regulators to monitor the activities of banks and their holding companies. In addition, the Federal Reserve Board and FDIC are possessed of extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and other holding companies. For example, the FDIC may terminate the deposit insurance of any institution that it determines has engaged in an unsafe or unsound practice. The regulatory agencies can also assess civil money penalties, issue cease and desist or removal orders, seek injunctions and publicly disclose such actions. FDICIA, FIRREA and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers.

    EFFECT ON ECONOMIC ENVIRONMENT

    The policies of regulatory authorities, including the monetary policy of the Federal Reserve Board, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve Board to affect the money supply are open market operations in U.S. Government securities, control of borrowings at the "discount window," changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and against certain borrowings by banks and their affiliates and the placing of limits on interest rates that member banks may pay on time and savings deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits. Federal Reserve Board monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The Company cannot predict the nature of future monetary policies and the effect of such policies on the business and earnings of the Company and the Banks.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the directors and executive officers of the Company and the Banks as of the date hereof:


                                        YEAR FIRST
                                         BECAME A
                                      DIRECTOR OF THE
NAME AND AGE                              COMPANY          PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
------------------------------------  ---------------  ---------------------------------------------------
Scott L. Taliaferro (74)                      1980     Chairman of the Board of the Company and President
                                                         of Texas Drilling Co. (oil and gas drilling)

Bryan W. Stephenson (46)                      1989     President and Chief Executive Officer of the
                                                         Company

Randal N. Crosswhite (43)                     1995     Senior Vice President, Chief Financial Officer and
                                                         Corporate Secretary of the Company

Jim Fitzhugh (47)                              N/A     President of First State, N.A., Abilene

Mike Jarrett (47)                              N/A     President of First State, N.A., Odessa

Lee Caldwell (62)                             1985     Attorney at Law

Mrs. Wm. R. (Amber) Cree (66)                 1982     Entrepreneur

Louis S. Gee (74)                             1981     Chairman of the Board and Chief Executive Officer
                                                         of Tippett & Gee, Inc. (mechanical engineering)

Marshal M. Kellar (64)                        1981     A principal of West Texas Wholesale Supply Company
                                                         (hardware)

Tommy McAlister (48)                          1985     President of McAlister, Inc. (investments)

James D. Webster, M.D. (56)                   1988     Physician

C.G. Whitten (71)                             1980     Senior Vice President, General Counsel and
                                                         Corporate Secretary of Pittencrieff
                                                         Communications, Inc. (telecommunications)

John A. Wright (77)                           1980     Bank Consultant


    In addition, Messrs. Stephenson and Crosswhite serve as directors of each of the Banks, Mr. Fitzhugh serves as a director of First State, N.A., Abilene and Mr. Jarrett serves as a director of First State, N.A., Odessa.

BOARD OF DIRECTORS; ELECTION OF OFFICERS

    The Company has a classified Board of Directors currently comprised of eleven members (exclusive of advisory directors), with directors serving staggered three-year terms. One class is elected at each annual meeting of the Company's shareholders. The terms of Messrs. Caldwell, Crosswhite, Gee and Kellar expire in 1997; the terms of Messrs. Stephenson, Taliaferro and Whitten expire in 1998; and the terms of Madame Cree and Messrs. McAlister, Webster and Wright expire in 1999.

    All directors hold office until their successors are duly elected and qualified. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum except that any vacancy on the Board of Directors resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at an annual or special meeting called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose.

    The Bylaws of the Company provide for advisory directors. The following individuals currently serve as advisory directors of the Company: Arlas Cavett,
L. H. Mosley and J. E. Smith.

    Executive officers of the Company are elected by the Board of Directors at its annual meeting and hold office until the next annual meeting of the Board of Directors or until their respective successors are duly elected and have qualified. The Presidents of the Banks are elected by the board of directors of the respective Banks at their annual meetings and hold office until the next annual meeting of such board of directors or until their respective successors are duly elected and have qualified.

COMPENSATION OF DIRECTORS

    In 1995, each non-employee director and advisory director was paid $150 for each regular and special directors' meeting of the Company attended and $50 for each meeting of the Executive Committee and Audit Committee attended. The Board of Directors has set director and committee fees for 1996 at $150 per meeting of the Board and $50 per meeting of the Executive Committee and the Audit Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors conducts its business through meetings of the Board of Directors and through its committees. In accordance with the Bylaws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee and an Employee Stock Ownership/401(k) Plan Committee. Louis S. Gee, Bryan W. Stephenson, Scott L. Taliaferro, C.G. Whitten and John A. Wright are members of the Executive Committee. Lee Caldwell, Marshal M. Kellar, Tommy McAlister and James D. Webster, M.D. are the members of the Audit Committee. Mrs. Wm. R. (Amber) Cree and Scott L. Taliaferro are members of the Employee Stock Ownership/401(k) Plan Committee.

EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer in all capacities. No other executive officer of the Company received total salary and bonus compensation for services rendered to the Company the last three fiscal years in excess of $100,000.

                                                                                                          LONG-TERM
                                                                                                     COMPENSATION AWARDS
                                                              ANNUAL COMPENSATION    OTHER ANNUAL   ---------------------
                                                            -----------------------  COMPENSATION   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                    FISCAL YEAR    SALARY     BONUS ($)      ($) (1)            OPTIONS
---------------------------------------------  -----------  ----------  -----------  -------------  ---------------------
Bryan W. Stephenson..........................        1995   $  126,000   $  20,000     $   6,500                  0
  PRESIDENT, CHIEF...........................        1994      120,000      20,000        10,200                  0
  EXECUTIVE OFFICER..........................        1993       92,000       8,000         8,000              9,333

------------------------

(1) Directors fees paid by the Banks.

STOCK OPTION GRANTS IN FISCAL 1995

    No stock options were granted to the Chief Executive Officer during fiscal 1995. The Company has never granted stock appreciation rights.

AGGREGATE STOCK OPTION EXERCISES IN FISCAL 1995 AND FISCAL YEAR END OPTION
  VALUES

    The following table provides information related to stock options exercised by the Chief Executive Officer during fiscal 1995 and the number and value of stock options held at fiscal year end.

                                                                                                            VALUE(2) OF
                                                                                                            UNEXERCISED
                                                                                                            IN-THE-MONEY
                                                                         NUMBER OF SECURITIES UNDERLYING       OPTIONS
                                                                         UNEXERCISED OPTIONS AT YEAR-END    AT YEAR END
                                      SHARES ACQUIRED        VALUE                     (#)                      ($)
                                        UPON OPTION      REALIZED ($)   ----------------------------------  -----------
NAME                                   EXERCISE (#)           (1)        EXERCISABLE      UNEXERCISABLE     EXERCISABLE
----------------------------------  -------------------  -------------  -------------  -------------------  -----------
Bryan W. Stephenson...............               0         $       0          9,333                 0        $  28,000


NAME                                  UNEXERCISABLE
----------------------------------  -----------------
Bryan W. Stephenson...............      $       0

------------------------

(1) Market value of the underlying securities at exercise date, minus the exercise price.

(2) Market value of the underlying securities at December 31, 1995, minus the exercise price.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS



    The following table and notes thereto set forth certain information as of December 15, 1996, and as adjusted to reflect the Acquisition and the sale of the Common Stock offered by this Prospectus with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and advisory director and (iii) all current directors and executive officers of the Company as a group.



                                                                SHARES BENEFICIALLY       SHARES BENEFICIALLY
                                                                  OWNED BEFORE THE      OWNED AFTER THE OFFERING
                                                                    OFFERING (1)                  (1)
                                                              ------------------------  ------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER     PERCENT (2)    NUMBER     PERCENT (3)
------------------------------------------------------------  ---------  -------------  ---------  -------------

5% STOCKHOLDERS
------------------------------------------------------------
Independent Bankshares, Inc.................................    112,472        10.18%     127,472         9.24%
  Employee Stock Ownership/401(k) Plan
    P.O. Box 3296
    Abilene, Texas 79604

Scott L. Taliaferro, Jr.....................................     86,651(4)        7.84     86,651(4)        6.13
  P.O. Box 240
  Abilene, Texas 79604

Bryan W. Stephenson.........................................     79,462(5)        7.08     79,462(5)        5.69
  547 Chestnut
  Abilene, Texas 79602

John A. Wright..............................................     71,480(6)        6.30     71,480(6)        5.07
  1102 Sayles Boulevard
  Abilene, Texas 79605

Scott L. Taliaferro.........................................     59,969(7)        5.28     59,969(7)        4.25
  P.O. Box 240
  Abilene, Texas 79604

DIRECTORS AND EXECUTIVE OFFICERS
------------------------------------------------------------
Lee Caldwell................................................     13,165(8)        1.18     13,165(8)        0.95
Arlas Cavett*...............................................     24,594(9)        2.21     24,594(9)        1.77
Mrs. Wm. R. (Amber) Cree....................................      2,622         0.24        2,622         0.19
Randal N. Crosswhite........................................     19,487 10)        1.76    19,487 10)        1.41
Louis S. Gee................................................     36,026 11)        3.23    36,026 11)        2.59
Marshal M. Kellar...........................................      1,545 12)        0.14     1,545 12)        0.11
Tommy McAlister.............................................      3,288 13)        0.30     3,288 13)        0.24
L.H. Mosley*................................................     44,032 14)        3.98    44,032 14)        3.19
J.E. Smith*.................................................      2,394 15)        0.22     2,394 15)        0.17
Bryan W. Stephenson.........................................     79,462(5)        7.08     79,462(5)        5.69
Scott L. Taliaferro.........................................     59,969(7)        5.28     59,969(7)        4.25
James D. Webster, M.D.......................................        708         0.06          708         0.05
C.G. Whitten................................................      4,739 16)        0.43     4,739 16)        0.34
John A. Wright..............................................     71,480(6)        6.30     71,480(6)        5.07
All executive officers and directors as a group (16
  individuals, including the executive officers and
  directors listed above)...................................    376,506 17)       30.96%   391,506 17)       26.12%


--------------------------

  * Advisory Director.


 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless as otherwise indicated, all shares are owned directly, and each person has sole voting and investment power with respect to the shares reported.

 (2) The percentage of Common Stock indicated is based on 1,104,644 shares of Common Stock issued and outstanding at December 15, 1996.



 (3) The percentage of Common Stock indicated is based on 1,379,644 shares of Common Stock issued and outstanding upon consummation of the offering made hereby.


 (4) Includes 53,281 shares held by Farmers and Merchants Company, Abilene, Texas, as trustee for Mr. Taliaferro. Also includes 33,074 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock, which is held by Farmers and Merchants Company, Abilene, Texas, as trustee for Mr. Taliaferro.

 (5) Includes 4,716 shares owned by Mr. Stephenson's wife and minor children and 7,644 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock owned by Mr. Stephenson's wife. Also includes Mr. Stephenson's beneficial ownership of 8,787 shares held by the Company's Employee Stock Ownership/401(k) Plan. Also includes 9,333 shares that Mr. Stephenson has the right to acquire within 60 days pursuant to the exercise of stock options.

 (6) Includes 30,649 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock.

 (7) Includes 992 shares owned by Mr. Taliaferro's wife. Also includes 31,935 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock.

 (8) Includes 7,350 shares that could be acquired within 60 days through the conversion of the Company's Series C Preferred Stock.

 (9) Includes 14,365 shares owned by Cavett & Frost, a general partnership in which Mr. Cavett is a 50% partner, and 777 shares owned by Cavett, Inc. Mr. Cavett is President and a 50% shareholder of Cavett, Inc. Also includes 8,268 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock owned by Cavett & Frost.

(10) Includes Mr. Crosswhite's beneficial ownership of 8,292 shares held by the Company's Employee Stock Ownership/401(k) Plan. Also includes 3,333 shares that Mr. Crosswhite has the right to acquire within 60 days pursuant to the exercise of stock options.

(11) Includes 11,574 shares owned by Tippett & Gee, Inc. Mr. Gee is the Chairman of the Board and majority shareholder of Tippett & Gee, Inc. Also includes 9,187 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock.

(12) Includes 1,545 shares owned by M & G Kellar Investment Limited Partnership, a partnership in which Mr. Kellar is a general partner.

(13) Includes 2,588 shares owned by McAlister Oil Co., Inc. Mr. McAlister is President and sole shareholder of McAlister Oil Co., Inc. Also includes 551 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock owned by McAlister Oil Co., Inc.

(14) Includes 367 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock.

(15) Includes 732 shares owned by Mr. Smith's wife.

(16) Includes 735 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock.

(17) Includes 96,686 shares that could be acquired within 60 days through the conversion of Series C Preferred Stock. Also includes such executive officers' beneficial ownership of 25,973 shares held by the Company's Employee Stock Ownership/401(k) Plan. Also includes 14,666 shares that such executive officers have the right to acquire within 60 days pursuant to the exercise of stock options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



    The Banks had, during the period from January 1, 1995, to December 15, 1996, and expect to have in the future, loan transactions with officers and directors of the Company and the Banks and their respective associates, which includes any immediate family member or any corporation or firm of which such person is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities or any trusts of which such person serves as trustee or in which he or she has a substantial beneficial interest. These loan transactions have been made in the ordinary course of such Banks' business and have been and will continue to be on substantially the same terms, including interest rates, collateral and repayment, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans made to officers, directors and nominees for director of the Company and their respective associates are believed to be in compliance with the Financial Institutions Regulatory and Interest Rate Control Act of 1978.


    During the fiscal years ended December 31, 1995, 1994 and 1993, the Company and its subsidiaries paid approximately $19,000, $55,000 and $110,000 to the law firm of Whitten & Young, P.C., for legal services. C. G. Whitten, a director, is Of Counsel to such law firm.

    In 1985, a former subsidiary bank of the Company foreclosed on the stock of Texas Bank & Trust Company, Sweetwater, Texas ("TB&T-Sweetwater"), which became a repossessed asset of the former subsidiary. TB&T-Sweetwater subsequently failed, resulting in a legal action being brought in federal court against the thirteen TB&T-Sweetwater directors, including John A. Wright, a director of the Company, by the FDIC. In September 1993, nine former directors of TB&T-Sweetwater (the "Outside Directors") settled with the FDIC for an aggregate of $60,000. All former directors of TB&T-Sweetwater requested that the Company reimburse them for their expenses and settlement costs incurred by them in their defense of the FDIC litigation. This request was based on their interpretation of certain indemnification provisions contained in the Company's Articles of Incorporation.

    In January 1994, the Company filed a declaratory judgment action in state district court to petition the court to rule on certain matters that would have precluded indemnification. Certain of the individuals, including Mr. Wright, filed counterclaims against the Company asserting their right to be indemnified. A hearing occurred in July 1994, and the court issued an order in September 1994, denying the Company's petition and upholding the directors' counterclaims. In December 1994, a settlement was entered into between the FDIC, one Outside Director and the three management directors of TB&T-Sweetwater (the "Inside Directors") with the Inside Directors, including Mr. Wright, paying the FDIC a total of $450,000. As a result of the two settlements and indemnification requests, the Outside Directors claimed indemnification in the amount of approximately $467,000 and the Inside Directors claimed indemnification in the amount of approximately $900,000. Of this latter amount, Mr. Wright claimed approximately $340,000 in indemnification expense. In March 1995, the Company agreed to settle the indemnification requests of the Inside Directors for $450,000 in cash and by delivery of three promissory notes in the aggregate principal amount of $350,000. These notes are payable in three equal annual installments beginning March 1, 1996, and bear interest at 6% per annum. In connection with this settlement, Mr. Wright received $150,000 cash and a promissory note in the original principal amount of $152,250. The first principal payment of $50,750, plus accrued interest of $9,135, was paid to Mr. Wright on March 1, 1996.

    During 1989, the Company advanced $77,000 to twenty-two former directors of a former subsidiary bank (six of whom are also current directors of the Company) for payment of reasonable legal fees and expenses in connection with their defense of an action brought by two plaintiffs who purchased debentures previously sold by the bank. In addition, in 1991 the Company accrued $214,000 to provide reimbursement to the former directors for the payment of legal fees and expenses incurred in connection with this lawsuit. The Company reimbursed $200,000 to such former directors during the year ended December 31, 1993.

                          DESCRIPTION OF CAPITAL STOCK


COMMON STOCK



    The Company is authorized to issue 30,000,000 shares of Common Stock of which 1,104,644 shares were issued and outstanding at December 15, 1996.


    Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor. Each share of Common Stock entitles the holder thereof to one vote upon matters voted upon by the shareholders. Cumulative voting for the election of directors is not permitted, which means that the holders of a majority of shares voting for the election of directors can elect all members of each class of the Board. Except as otherwise required by applicable Texas law and under the Fair Price provision described below, a two-thirds vote is sufficient for any action that requires the vote or concurrence of shareholders, except that a plurality vote is sufficient to elect directors.

    The holders of Common Stock do not have any preemptive, subscription, redemption or conversion rights or privileges. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to share ratably in the net assets of the Company remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. All shares of Common Stock now outstanding are fully paid and non-assessable. Each share of Common Stock has the same rights, privileges and preferences as every other share.

POTENTIAL LIMITS OR QUALIFICATIONS FROM PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of preferred stock, par value $10.00 per share (the "Preferred Stock"), which the Board of Directors may designate and issue from time to time in one or more series. With respect to each series of the Preferred Stock, the Board of Directors is authorized to fix and determine by the resolution or resolutions providing for the issuance of the series the number of shares to constitute the series and the designation of the series and any one or more of the following rights and preferences: (i) the rate of dividend; (ii) the price at and terms and conditions on which shares may be redeemed; (iii) the amount payable for shares in the event of involuntary or voluntary liquidation; (iv) sinking funds provisions (if any) for the redemption or repurchase of the shares; (v) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (vi) voting rights (including the number of votes per share, the matters on which the shares can vote and the contingencies that make voting rights effective). The shares of each series of the Preferred Stock may vary from the shares of any other series of Preferred Stock in any or all of the foregoing respects.


    Pursuant to action of the Board, up to 50,000 shares of Series C Preferred Stock have been designated as a single series of preferred stock, and 13,478 shares of Series C Preferred Stock were issued and outstanding at December 15, 1996. Holders of Series C Preferred Stock are entitled to receive, if, as and when declared by the Board of Directors, out of funds legally available therefore, in preference to the holders of Common Stock and of any other stock ranking junior to the Series C Preferred Stock in respect of dividends, annual cumulative cash dividends at the per share rate of $4.20 payable quarterly, in arrears. The Company may not (i) declare or pay any dividend in respect of the Common Stock or any stock junior to the Series C Preferred Stock with respect to dividend and liquidation rights unless, on the date of payment, all accumulated dividends in respect of the Series C Preferred Stock are paid or (ii) purchase, redeem or otherwise acquire, or set aside monies or create a sinking fund for the purchase, redemption or acquisition of, Common Stock or any such junior preferred stock generally if the Company has failed to declare and pay (or set aside monies for the payment of) dividends in respect of the Series C Preferred Stock. Furthermore, the Company may not declare or pay any dividend in respect of the Common Stock or purchase or otherwise acquire shares of Common Stock if, on the record date for such payment, or the date of such purchase or acquisition, such action would cause stockholders' equity of the Company, as reported in the most recent quarterly or annual financial statements filed by the Company with the

Securities and Exchange Commission, to be less than an amount equal to the sum of (i) 140% of the product of the number of then outstanding shares of Series C Preferred Stock multiplied by $42.00 and (ii) 140% of the product of the number of then outstanding shares of stock senior to the Series C Preferred Stock with respect to dividends multiplied by the liquidation amount thereof.


    Whenever dividends on the Series C Preferred Stock, or any other class or series of stock of the Company ranking PARI PASSU with the Series C Preferred Stock as to dividends, have not been paid in an aggregate amount equal to at least three quarterly dividends (regardless of whether consecutive), the holders of Series C Preferred Stock shall be entitled to vote on all corporate matters on the basis of 105 votes for each share of Series C Preferred Stock held of record. Such voting rights will terminate when all such dividends accrued and in default have been paid in full or set aside for payment. Without the affirmative vote or consent of the holders of at least two-thirds of the total number of shares of Series C Preferred Stock of the Company at the time outstanding, voting as a class, the Company may not (i) amend, alter or repeal any of the rights, preferences or powers of the holders of the Series C Preferred Stock so as to affect adversely any such rights, preferences or powers or (ii) authorize, issue or increase the authorized amount of any class or series of stock ranking senior to, or PARI PASSU with, the Series C Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Company. The Texas Business Corporation Act provides that the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, and the holders of the outstanding shares of a series shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the provisions of the articles of incorporation if the amendment would: (i) increase or decrease the aggregate number of authorized shares of such class or series; (ii) increase or decrease the par value of the shares of such class, including changing shares having a par value into shares without par value; (iii) effect an exchange, reclassification or cancellation of all or part of the shares of such class or series; (iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into the shares of such class or series; (v) change the designations, preferences, limitations or relative rights of the shares of such class or series; (vi) changes the shares of such class or series into the same or different number of shares, either with or without par value, of the same class or series or another class or series; (vii) create a new class or series of shares having rights and preferences equal, prior or superior to the shares of such class or series, or increase the rights and preferences of any class or series having rights and preferences equal, prior or superior to the shares of such class or series, or increase the rights and preferences of any class or series having rights or preferences later or inferior to the series of such class or series in a manner as to become equal, prior, or superior to the shares of such class or series; (viii) divide the shares of such class into series and fix and determine the designation of such series and the variations in the relative rights and preferences between the shares of such series; (ix) limit or deny the existing preemptive rights of the shares of such class or series; or (x) cancel or otherwise effect the dividends on the shares of such class or series which had accrued but had not been declared.


    As of December 15, 1996, each share of Series C Preferred Stock was convertible into Common Stock at a conversion rate of 18.375 shares of Common Stock per share of Series C Preferred Stock. No fractional shares will be issued upon conversion and cash will be paid in lieu thereof. The conversion rate is subject to adjustment in certain events. Beginning December 12, 1997, or on any anniversary thereafter, the Company may redeem all or any part of the outstanding Series C Preferred Stock by paying a redemption price per share of $42.00 in cash plus, in each case, accumulated and unpaid dividends to the redemption date. In certain cases, the Company may elect to pay all or a portion of the redemption price in shares of its Common Stock.


    In the event of any liquidation of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Series C Preferred Stock will be entitled to receive, out of the remaining net assets of the Company available for distribution to shareholders, the amount of $42.00 per share, plus an amount equal to the amount of all dividends accrued and unpaid on each such share

(regardless of whether declared) to the date fixed for distribution, before any distribution is made to holders of the Common Stock or any other stock that ranks junior to the Series C Preferred Stock.

CERTAIN PROVISIONS OF THE RESTATED ARTICLES OF INCORPORATION AND THE BYLAWS

    Certain provisions in the Restated Articles of Incorporation (the "Articles") and Restated Bylaws ("Bylaws") could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Company. The Company believes that the benefits of increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiations of such proposals could result in an improvement of their terms.

RESTATED ARTICLES OF INCORPORATION

    CLASSIFIED BOARD OF DIRECTORS. The Articles provide that the Board of Directors is divided into three classes of directors, with the term of each class expiring in a different year. The Bylaws provide that the number of directors will be fixed from time to time exclusively by the Board of Directors but shall consist of not more than 30 nor less than 7 directors. A majority of the Board of Directors then in office has the sole authority to fill any vacancies on the Board of Directors, except that any vacancy in the Board of Directors resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at the annual meeting or a special meeting called for that purpose.

    PREFERRED STOCK. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company or may materially affect the rights evidenced by, or amounts payable with respect to, the shares of Common Stock. The voting and conversion rights of any class or series of preferred stock issued by the Company could adversely affect, among other things, the voting rights of existing shareholders.

    FAIR PRICE PROVISION. The Company's Articles contain a Fair Price provision that, among other things, requires the approval by the holders of 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock") as a condition for mergers and certain other business combinations (collectively, "Business Combinations"), which term also includes with respect to the Company or its subsidiaries, the sale or disposition of assets, the issuance or transfer of stock or other securities, any plan or liquidation or dissolution, any reclassification of securities, or recapitalization, merger or consolidation that increases the proportionate shares of outstanding stock) involving the Company and any person or group holding 5% or more of such voting power (an "Interested Shareholder") unless the transaction is either approved by a majority of the members of the Board of Directors who are unaffiliated with the Interested Shareholder and who were directors before the Interested Shareholder became an Interested Shareholder (the "Disinterested Directors") or certain minimum price and procedural requirements are met. The 80% vote requirement is in addition to, and not in lieu of, the vote of any other class of voting securities that may be entitled to vote on Business Combinations, such as outstanding issues of preferred stock.

    The Company believes that the Fair Price provision helps assure that all of the holders of the Company's Voting Stock will be treated similarly if a Business Combination is effected. Further, the Fair Price provision does not limit the ability of a third party who owns, or can obtain the affirmative votes of, at least 80% of the voting power of the Voting Stock to effect a Business Combination involving the Company in which the equity interest of the minority stockholders is eliminated. The Fair Price provision, however, makes it more difficult to accomplish certain transactions that are opposed by the incumbent Board and that may be beneficial to shareholders.

    AMENDMENT TO BYLAWS. In addition to being altered, amended or repealed by the Board of Directors, the Articles provide that the Company's Bylaws may be altered, amended or repealed at any meeting of the shareholders, at which a quorum is present, by the affirmative vote of the holders of two-thirds of the Common Stock of the Company present, in person or by proxy, at such meeting, provided that notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting sent to shareholders. This provision makes it more difficult for a shareholder controlling a majority of the shares of the Common Stock to avoid the requirements of the Bylaws by simply repealing them.

BYLAWS

    CONDUCT OF MEETINGS. The Bylaws provide that the Chairman of any meeting of shareholders may prescribe rules that will govern the orderly conduct of such meeting. The Chairman's determination and interpretations of the rules will be in his reasonable discretion and will be final, unless the Company's Articles or Bylaws, resolution of the Board, or applicable law establishes rules governing a particular matter, in which case such provision will be dispositive, or in the event that a majority of the shareholders present in person at the meeting request that there be a shareholder vote on the Chairman's ruling, then the Chairman's ruling may be overruled by the affirmative vote of the holders of two-thirds of the issued and outstanding capital stock of the Company entitled to vote on such matters at the meeting and present at the meeting in person or by proxy.

    By virtue of such two-thirds vote requirement, this provision gives authority to the Chairman to prescribe rules that may be opposed by a majority of the holders of capital stock present at the meeting.

    NOMINATIONS OF DIRECTORS. The Bylaws also provide that nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors, pursuant to procedures that require advance notice in writing of shareholder nominations for directors. Shareholders intending to nominate director candidates for election must deliver written notice to the Secretary of the Company at least 30 days, but not more than 50 days, prior to the shareholders' meeting called for the election of directors. The notice must set forth certain information concerning the nominee, including his or her name, address, description of qualifications, the number of shares of stock he or she beneficially owns and a covenant to provide such other information as the Company may reasonably request. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedure.

    This requirement affords the Board of Directors the opportunity to consider the qualifications of the proposed nominee(s) and, to the extent deemed necessary or desirable by the Board of Directors, to inform shareholders about such qualifications. Although this Bylaw provision does not give the Board of Directors the power to approve or disapprove shareholder nominations for election of directors, it may have the effect of precluding a contest for the election of directors if the procedures established by it are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether this might be harmful or beneficial to the Company and its shareholders.

    REMOVAL OF DIRECTORS. The Bylaws further provide that any director may be removed from the Board of Directors at any time, but only for cause, at any special or annual meeting of the shareholders. "Cause" is defined to mean conviction of a felony, an adjudication of negligence or misconduct, inability or incapacity to perform the material duties required of a director or failure to attend at least six consecutive or 50% of the regular or special meetings of the Board of Directors during any one calendar year. By virtue of the defined criteria of cause, this amendment may have the effect of making it more difficult and time consuming to remove management.

    AMENDMENT OF BYLAWS. In addition, the Bylaws provide that, in addition to being repealed or changed by the Board of Directors, the Bylaws may be repealed or changed by the affirmative vote of the holders of two-thirds of the stock of the Company entitled to vote and present at any meeting of shareholders. The requirement of an increased shareholder vote essentially parallels the requirement in the Company's Articles of Incorporation.

LIMITATIONS ON LIABILITY

    As authorized by Article 1301-7.06 of the Texas Miscellaneous Corporation Laws Act (the "TMCLA"), the Company's Articles of Incorporation provide that to the fullest extent, now or hereafter permitted by Texas law, the Company's directors will have no personal liability to the Company or its shareholders for monetary damages for breach or alleged breach of the directors' duty of care. This provision in the Articles of Incorporation will not eliminate directors' liability resulting from suits by third parties, and does not affect the Company or its shareholders' ability to obtain equitable remedies such as an injunction or a rescission of an agreement or transaction deemed improper. Furthermore, each director will continue to be subject to liability for (1) a breach of a director's duty of loyalty to the Company or its shareholders, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (4) an act or omission for which the liability of a director is expressly provided for by statute, or (5) an act related to an unlawful share repurchase or payment of a dividend.

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon completion of this Offering, the Company will have outstanding 1,379,644 shares of Common Stock (assuming 275,000 shares are issued and no exercise of existing employee stock options to purchase Common Stock, and further assuming that none of the outstanding shares of Series C Preferred Stock are converted into Common Stock). Of these shares, 1,012,723 shares will be freely tradeable without restriction or registration under the Securities Act. The Company's management believes that 366,921 (26.6%) of the outstanding shares will be held by "affiliates" of the Company, including the shares offered for sale in this Offering which are reserved for certain persons. Of the affiliate owned shares, 42,359 are "restricted securities" as defined in Rule 144 under the Securities Act, and may be sold only pursuant to Rule 144 or another exemption from registration under the Securities Act.


    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least two years, including persons who may be deemed "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the average weekly trading volume during the four calendar weeks preceding such sale or 1% of the then outstanding shares of Common Stock. A person who is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned such shares for at least three years, would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Sales pursuant to Rule 144 are also subject to certain requirements relating to the manner of sale, notice and availability of public information about the Company.


    In addition, at December 15, 1996, employee stock options exercisable for 14,666 shares of Common Stock were outstanding. Shares of Common Stock issued upon exercise of these options would also be restricted securities. Also, at December 15, 1996, 247,658 shares of Common Stock were subject to issuance upon the conversion of the Company's outstanding shares of Series C Preferred Stock.


    For information regarding the agreements of the directors and officers of the Company not to sell their shares of Common Stock for a certain period, see "Underwriting."

    No prediction can be made regarding the effect, if any, that eventual market sales of Restricted Shares will have on the market price of the Common Stock prevailing from time to time. There is a possibility that substantial amounts of Restricted Shares may be resold in the public market and that such shares may adversely effect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities.

TRANSFER AGENT

    The Transfer Agent and Registrar for the Company's Common Stock is First State Bank, N.A., Odessa, Texas.

                                  UNDERWRITING


    Subject to the terms and conditions of the Underwriting Agreement between the Company and the Underwriter, the Underwriter has agreed to purchase from the Company, and the Company has agreed to sell to the Underwriter, 275,000 shares of Common Stock.



    The Underwriting Agreement provides that the obligations of the Underwriter thereunder are subject to the satisfaction of certain conditions precedent. The Underwriter is committed to purchase and pay for all 275,000 shares of Common Stock if any are purchased. The Company has been advised that the Underwriter proposes to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus, and to certain securities dealers at such price less a concession not in excess of
$     per share, and that the Underwriter and such dealers may allow to other
dealers including any underwriter, a discount not in excess of $     per share.
After commencement of this Offering, the offering price and concession and discounts may be changed by the Underwriter.


    The Underwriter has informed the Company that it does not expect sales to
any accounts over which it exercises discretionary authority to exceed     % of
the total number of shares of Common Stock offered hereby.


    At the request of the Company, the Underwriter has reserved up to approximately 30,000 shares (the "Reserved Shares") of Common Stock for sale to certain persons who have expressed an interest in purchasing shares of Common Stock in this Offering. The Reserved Shares will be sold to such persons through brokerage accounts opened specifically for such purpose through the Underwriter. The price for such Reserved Shares will be the initial public offering price. The number of shares available to the general public will be reduced to the extent such persons purchase the Reserved Shares. Any Reserved Shares that are not so purchased by such persons at the initial closing of this Offering will be sold by the Underwriter to the general public on the same terms as the other shares of Common Stock offered hereby.


    The Underwriter has obtained an option from the Company exercisable for a period of 30 days following the offering date, under which the Underwriter may purchase up to 15% of the total number of shares of Common Stock offered at the same price per share which the Company will receive for the shares offered herein. The Underwriter may exercise such option only once to cover over-allotments.

    The Company and its executive officers and directors, as well as the Company's 5% shareholders, have agreed not to offer, sell, contract or otherwise dispose of any Common Stock for at least 120 days after this Offering, without the written consent of the Underwriter.

    The Company and the Underwriter have agreed to indemnify, or to contribute to payments made by, each other against certain civil liabilities, including certain civil liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the Common Stock offered hereby will be passed upon for the Company by Arter & Hadden, Dallas, Texas. Joseph A. Hoffman, a partner of Arter & Hadden, beneficially owns 7,399 shares of Common Stock. Certain matters relating to the offering made hereby will be passed upon for the Underwriter by Bracewell & Patterson, L.L.P., Houston, Texas.

                                    EXPERTS

    The consolidated balance sheets as of December 31, 1995 and 1994, and the consolidated income statements, statements of changes in stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated income statement and statements of changes in stockholders' equity and cash flows of the Company for the year ended December 31, 1993, included in this Prospectus, have been included herein in reliance on the report of Ernst & Young, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The audited financial statements of Crown Park included in this Prospectus have been audited by Elaine McNair, Inc., independent accountants, for the period set forth in their report thereupon appearing elsewhere herein and are included in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a registration statement on Form S-1 (as amended and together with all exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock offered, reference is made to the Registration Statement. Statements contained in this Prospectus concerning the provisions of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for the complete contents of the exhibit, and each statement concerning its provisions is qualified in its entirety by such reference.

    The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such materials filed electronically by the Company with the Commission are available at the Commissions' World Wide Web site at http://www.sec.gov. The Common Stock is quoted on the AMEX, and reports and other information concerning the Company may be inspected and copied at the offices of AMEX at 86 Trinity Place, New York, New York 10006.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
                          INDEPENDENT BANKSHARES, INC.

Consolidated Balance Sheets at September 30, 1996 and December 31, 1995
  (unaudited).............................................................   F-2
Consolidated Income Statements for the Nine-month Periods ended September
  30, 1996 and 1995 (unaudited)...........................................   F-3
Consolidated Statements of Cash Flows for the Nine-month Periods ended
  September 30, 1996 and 1995 (unaudited).................................   F-4
Notes to Consolidated Financial Statements (unaudited)....................   F-6
Reports of Independent Accountants........................................   F-9
Consolidated Balance Sheets at December 31, 1995 and 1994.................  F-11
Consolidated Income Statements for the Years ended December 31, 1995, 1994 and 1993................................................................  F-12
Consolidated Statements of Changes in Stockholders' Equity for the Years
  ended December 31, 1995, 1994 and 1993..................................  F-14
Consolidated Statements of Cash Flows for the Years ended December 31,
  1995, 1994 and 1993.....................................................  F-15
Notes to Consolidated Financial Statements................................  F-16

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

Consolidated Balance Sheet at September 30, 1996 and December 31, 1995
  (unaudited).............................................................  F-32
Consolidated Statements of Earnings for the Nine-month Periods ended
  September 30, 1996 and 1995 (unaudited).................................  F-33
Consolidated Statements of Cash Flows for the Nine-month Periods ended
  September 30, 1996 and 1995 (unaudited).................................  F-34
Notes to Consolidated Financial Statements (unaudited)....................  F-35
Independent Auditor's Report..............................................  F-36
Consolidated Balance Sheets at December 31, 1995 and 1994.................  F-37
Consolidated Statements of Earnings for the Years ended December 31, 1995,
  1994 and 1993...........................................................  F-38
Consolidated Statements of Changes in Stockholders' Equity for the Years
  ended December 31, 1995, 1994 and 1993..................................  F-39
Consolidated Statements of Cash Flows for the Years ended December 31,
  1995, 1994 and 1993.....................................................  F-40
Notes to Consolidated Financial Statements................................  F-41

                          INDEPENDENT BANKSHARES, INC.
                          CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                        1996            1995
                                                                                   --------------  --------------
                                                     ASSETS
Cash and Cash Equivalents:
  Cash and Due from Banks........................................................  $    9,987,000  $    8,559,000
  Federal Funds Sold.............................................................      12,100,000      26,200,000
                                                                                   --------------  --------------
    Total Cash and Cash Equivalents..............................................      22,087,000      34,759,000
                                                                                   --------------  --------------
Securities:
  Available-for-sale.............................................................      33,590,000      16,746,000
  Held-to-maturity--Market Value of $48,716,000 at September 30, 1996, and
    $39,384,000 at December 31, 1995.............................................      49,087,000      39,161,000
                                                                                   --------------  --------------
    Total Securities.............................................................      82,677,000      55,907,000
                                                                                   --------------  --------------
Loans:
  Total Loans....................................................................      92,626,000      85,281,000
  Less:
    Unearned Income on Installment Loans.........................................       2,511,000       3,354,000
    Allowance for Possible Loan Losses...........................................         806,000         759,000
                                                                                   --------------  --------------
    Net Loans....................................................................      89,309,000      81,168,000
                                                                                   --------------  --------------
Premises and Equipment...........................................................       4,501,000       4,155,000
Real Estate and Other Repossessed Assets.........................................         218,000         337,000
Accrued Interest Receivable......................................................       1,701,000       1,494,000
Goodwill.........................................................................         974,000               0
Other Assets.....................................................................       2,334,000       2,524,000
                                                                                   --------------  --------------
    Total Assets.................................................................  $  203,801,000  $  180,344,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
  Noninterest-bearing Demand Deposits............................................  $   29,485,000  $   33,267,000
  Interest-bearing Demand Deposits...............................................      60,411,000      52,430,000
  Interest-bearing Time Deposits.................................................      97,578,000      79,007,000
                                                                                   --------------  --------------
    Total Deposits...............................................................     187,474,000     164,704,000
Notes Payable....................................................................         578,000         849,000
Accrued Interest Payable.........................................................         844,000         882,000
Other Liabilities................................................................         323,000          91,000
                                                                                   --------------  --------------
    Total Liabilities............................................................     189,219,000     166,526,000
                                                                                   --------------  --------------
Stockholders' Equity:
Series C Preferred Stock.........................................................         135,000         164,000
Common Stock.....................................................................         276,000         263,000
Additional Paid-in Capital.......................................................       9,890,000       9,875,000
Retained Earnings................................................................       4,304,000       3,448,000
Unrealized Gain (Loss) on Available-for-sale Securities..........................         (23,000)         68,000
                                                                                   --------------  --------------
    Total Stockholders' Equity...................................................      14,582,000      13,818,000
                                                                                   --------------  --------------
      Total Liabilities and Stockholders' Equity.................................  $  203,801,000  $  180,344,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

          See Accompanying Notes to Consolidated Financial Statements.

                          INDEPENDENT BANKSHARES, INC.
                         CONSOLIDATED INCOME STATEMENTS
              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                                           NINE MONTH PERIODS
                                                                                           ENDED SEPTEMBER 30,
                                                                                       ---------------------------
                                                                                           1996           1995
                                                                                       -------------  ------------
Interest Income:
  Interest and Fees on Loans.........................................................  $   5,894,000  $  5,795,000
  Interest on Securities.............................................................      3,341,000     1,517,000
  Interest on Federal Funds Sold.....................................................        774,000     1,519,000
                                                                                       -------------  ------------
    Total Interest Income............................................................     10,009,000     8,831,000
                                                                                       -------------  ------------
Interest Expense:
  Interest on Deposits...............................................................      4,671,000     3,775,000
  Interest on Notes Payable..........................................................         51,000        85,000
                                                                                       -------------  ------------
    Total Interest Expense...........................................................      4,722,000     3,860,000
                                                                                       -------------  ------------
      Net Interest Income............................................................      5,287,000     4,971,000
  Provision for Loan Losses..........................................................        161,000       141,000
                                                                                       -------------  ------------
    Net Interest Income After Provision for Loan Losses..............................      5,126,000     4,830,000
                                                                                       -------------  ------------

Noninterest Income:
  Service Charges....................................................................        929,000       881,000
  Trust Fees.........................................................................        144,000       154,000
  Other Income.......................................................................         71,000       121,000
                                                                                       -------------  ------------
    Total Noninterest Income.........................................................      1,144,000     1,156,000
                                                                                       -------------  ------------
Noninterest Expenses:
  Salaries and Employee Benefits.....................................................      2,294,000     2,127,000
  Net Occupancy Expense..............................................................        540,000       492,000
  Equipment Expense..................................................................        492,000       533,000
  Stationery, Printing and Supplies Expense..........................................        211,000       190,000
  Professional Fees..................................................................        204,000       386,000
  Net Revenues Applicable to Real Estate and Other Repossessed Assets................        (16,000)      (12,000)
  Other Expenses.....................................................................        961,000     1,013,000
                                                                                       -------------  ------------
    Total Noninterest Expenses.......................................................      4,686,000     4,729,000
                                                                                       -------------  ------------
      Income Before Federal Income Taxes.............................................      1,584,000     1,257,000
  Federal Income Taxes...............................................................        538,000       426,000
                                                                                       -------------  ------------
        Net Income...................................................................  $   1,046,000  $    831,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Preferred Stock Dividends............................................................  $      48,000  $     52,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Net Income Available to Common Stockholders                                            $     998,000  $    779,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Primary Earnings per Common Share Available to Common Stockholders...................  $        0.92  $       0.75
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Fully Diluted Earnings Per Common Share Available to Common Stockholders.............  $        0.77  $       0.62
                                                                                       -------------  ------------
                                                                                       -------------  ------------

          See Accompanying Notes to Consolidated Financial Statements.

                          INDEPENDENT BANKSHARES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                                          1996           1995
                                                                                      -------------  -------------
Cash Flows from Operating Activities:
  Net Income........................................................................  $   1,046,000  $     831,000
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
  Deferred Federal Income Tax Expense...............................................        222,000        401,000
  Depreciation and Amortization.....................................................        299,000        290,000
  Provision for Loan Losses.........................................................        161,000        141,000
  Gain on Sales of Investment Securities............................................        (10,000)      --
  Gain on Sales of Premises and Equipment...........................................       --               (3,000)
  Gain on Sales of Real Estate and Other Repossessed Assets.........................        (42,000)       (39,000)
  Writedown of Real Estate and Other Repossessed Assets.............................         19,000         24,000
  Increase in Accrued Interest Receivable...........................................       (207,000)      (336,000)
  Increase in Goodwill..............................................................     (1,003,000)      --
  Decrease in Other Assets..........................................................        190,000        265,000
  Increase (Decrease) in Accrued Interest Payable...................................        (38,000)       366,000
  Increase (Decrease) in Other Liabilities..........................................        232,000       (626,000)
                                                                                      -------------  -------------
    Net Cash Provided by Operating Activities.......................................        869,000      1,314,000
                                                                                      -------------  -------------
Cash Flows from Investing Activities:
  Proceeds from Maturities of Available-for-sale Securities.........................      3,572,000     11,937,000
  Proceeds from Maturities of Held-to-maturity Securities...........................     16,741,000      5,653,000
  Proceeds from Sale of Available-for-sale Securities...............................         30,000       --
  Proceeds from Sale of Held-to-maturity Securities.................................      2,000,000       --
  Purchases of Available-for-sale Securities........................................    (20,594,000)   (16,000,000)
  Purchases of Held-to-maturity Securities..........................................    (28,664,000)   (27,000,000)
  Net Increase in Loans.............................................................    (10,289,000)    (2,423,000)
  Additions to Premises and Equipment...............................................       (709,000)      (134,000)
  Proceeds from Sales of Premises and Equipment.....................................         94,000          3,000
  Proceeds from Sales of Real Estate and Other Repossessed Assets...................        655,000        625,000
  Cash and Cash Equivalents Held by Peoples National Bank, Winters, Texas, on
    January 1, 1996 (Date of Acquisition)...........................................      1,265,000       --
  Cash and Cash Equivalents Held by Coastal Banc ssb, San Angelo, Texas, on May 27,
    1996 (Date of Acquisition)......................................................         54,000       --
                                                                                      -------------  -------------
    Net Cash Used in Investing Activities...........................................    (35,845,000)   (27,339,000)
                                                                                      -------------  -------------
Cash Flows from Financing Activities:
  Increase in Deposits..............................................................     22,770,000     12,230,000
  Proceeds from Notes Payable.......................................................       --              275,000
  Repayment of Notes Payable........................................................       (276,000)      (458,000)
  Payment of Cash Dividends.........................................................       (190,000)      (138,000)
  Payment for Fractional Shares in Stock Dividend...................................       --               (3,000)
                                                                                      -------------  -------------
    Net Cash Provided by Financing Activities.......................................     22,304,000     11,906,000
                                                                                      -------------  -------------
Net Decrease in Cash and Cash Equivalents...........................................    (12,672,000)   (14,119,000)
Cash and Cash Equivalents at Beginning of Period....................................     34,759,000     38,764,000
                                                                                      -------------  -------------
Cash and Cash Equivalents at End of Period..........................................  $  22,087,000  $  24,645,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Cash Paid During the Period for:
  Interest..........................................................................  $   4,760,000  $   3,494,000
  Federal Income Taxes..............................................................        298,000         15,000
Noncash Investing Activities:
  Additions to Real Estate and Other Repossessed Assets Through Foreclosures........  $     619,000  $     734,000
  Sales of Real Estate and Other Repossessed Assets Financed with Loans.............        107,000        183,000
  Transfer of Real Estate and Other Repossessed Assets to Loans.....................       --              125,000
  Increase (Decrease) in Unrealized Gain/Loss on Available-for-sale Securities, Net
    of Tax..........................................................................        (91,000)       125,000

          See Accompanying Notes to Consolidated Financial Statements.

                          INDEPENDENT BANKSHARES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    For information with regard to significant accounting policies, reference is made to Notes to Consolidated Financial Statements included elsewhere in this prospectus.

    The accompanying financial statements reflect all adjustments that are, in the opinion of management of the Company, necessary to present a fair statement of the results for the interim periods presented, and all adjustments are of a normal recurring nature.

(2) QUASI-REORGANIZATION

    In connection with the restructuring of its indebtedness to a financial institution in Dallas, Texas, the Company effected a quasi-reorganization as of December 31, 1989. A quasi-reorganization is an elective accounting procedure under Generally Accepted Accounting Principles ("GAAP") in which assets and liabilities of the Company were restated to fair value and the Company's accumulated deficit was reduced to zero. Under GAAP, utilization of any of the Company's net operating loss carryforwards subsequent to the quasi-reorganization date will not be credited to future income. For periods subsequent to December 31, 1994, the tax effect of the utilization of the Company's net operating loss carryforwards has been and will be credited against the Company's gross deferred tax asset. The reduction in the Company's deferred tax asset during the first nine months of 1996 and 1995 totaled approximately $222,000 and $401,000, respectively.

(3) NOTES PAYABLE

    The Company had a note payable to a financial institution in Amarillo, Texas (the "Amarillo Bank"). This note (the "Term Note") had a maturity of April 15, 1996. On April 15, 1996, the Company paid the Amarillo Bank $100,000 to reduce the outstanding principal balance to $371,000 and the maturity date was extended to April 15, 1999. Equal principal payments of $31,000, plus accrued interest, were due quarterly on January 15, April 15, July 15 and October 15. The Term Note bore interest at the Amarillo Bank's floating base rate plus 1% (9.25% at September 30, 1996) and was collateralized by 100% of the stock of First State Bank, N.A., Abilene, Texas ("First State, N.A., Abilene") and First State Bank, N.A., Odessa, Texas ("First State, N.A., Odessa") (collectively, the "Banks"). The loan agreement between the Company and the Amarillo Bank contained certain covenants that, among other things, restricted the ability of the Company to incur additional debt, to create liens on its property, to merge or to consolidate with any other person or entity, to make certain investments, to purchase or sell assets or to pay cash dividends on the common stock without the approval of the Amarillo Bank if the indebtedness due to the Amarillo Bank was $1,000,000 or greater. The loan agreement also required the Company and the Banks to meet certain financial ratios, all of which were met at September 30, 1996, and December 31, 1995. On October 15, 1996, the Company paid off the remaining principal balance of the Term Note.

    In addition, at September 30, 1996, the Company had notes payable to one current and two former directors of the Company aggregating $226,000. These notes had an original face amount of $350,000 but were discounted upon issuance because they bear interest at a below-market interest rate (6%). The notes are payable in three equal annual installments, plus accrued interest. The first annual installment of $117,000 was made on March 1, 1996. The notes represent a portion of the final settlement of certain litigation.

                          INDEPENDENT BANKSHARES, INC.

(4) FEDERAL INCOME TAXES

    In February 1992, the FASB issued Statement No. 109, "Accounting for Income Taxes" ("FAS 109"), which required companies to adopt the liability method for computing income taxes no later than 1993. In applying the new method in 1993, the Company established a gross deferred tax asset of $3,190,000, a portion of which relates to federal tax net operating loss carryforwards and deductible temporary differences arising prior to the company's quasi-reorganization as of December 31, 1989. FAS 109 requires that consideration be given to establishing a valuation allowance against such deferred tax assets. Initially, the Company established a valuation allowance of $2,290,000, resulting in a net deferred tax asset of $900,000. As a result of the acquisition of Winters State Bank, Winters, Texas ("Winters State"), the Company increased its gross deferred tax asset and the related valuation allowance by approximately $972,000 during 1993. This gross deferred tax asset arose mainly due to net operating loss carryforwards and other future deductible temporary differences. The Company reduced the valuation allowance during 1995 by $1,600,000 and transferred such amount to additional paid-in-capital due to the Company's belief, based on the Company's recent earnings history, that it is more likely than not that sufficient pre-tax income will be generated in the foreseeable future to realize its net deferred tax asset. Additionally, during 1995, the Company reduced its gross deferred tax asset and related valuation allowance by $708,000 as a result of the write-off of a portion of the deferred tax asset related to the Winters State net operating loss carryforwards that will not be utilized.

(5) EARNINGS PER SHARE

    Primary earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares and share equivalents outstanding during the period. Because the Company's outstanding Series C Preferred Stock is cumulative, the dividends allocable to such Series C Preferred Stock reduces income available to common stockholders in the earnings per share calculations. The Series C Preferred Stock issued in December 1990 was determined not to be a common stock equivalent and, therefore, is not used to calculate primary earnings per common share. In computing fully diluted earnings per common share for the nine-month periods ended September 30, 1996 and 1995, the conversion of the Series C Preferred Stock was assumed, as the effect is dilutive. The weighted average common shares outstanding used in computing primary earnings per common share for the first nine months of 1996 and 1995 was 1,083,000 and 1,045,000 shares, respectively. The weighted average common shares outstanding used in computing fully diluted earnings per common share for the first nine months of 1996 and 1995 was 1,358,000 and 1,350,000 shares, respectively.

(6) ACQUISITIONS

    First State, N.A., Abilene acquired 100% of the outstanding shares of Peoples National Bank, Winters, Texas ("Peoples National") effective January 1, 1996, in a cash transaction. At that date, Peoples National had total assets of $5,505,000, total loans, net of unearned income of $2,767,000, total deposits of $4,958,000 and stockholders' equity of $525,000. This acquisition was accounted for using the purchase method of accounting. A total of $260,000 of goodwill was recorded as a result of this acquisition. Peoples National was merged with and into First State, N.A., Abilene.

    First State, N.A., Abilene also acquired the San Angelo, Texas branch of Coastal Banc ssb effective May 27, 1996, in a cash transaction. First State, N.A., Abilene purchased $155,000 in loans and assumed $14,895,000 in deposits in the transaction. This acquisition was accounted for using the purchase method of accounting. A total of $743,000 of goodwill was recorded as a result of the acquisition.

                          INDEPENDENT BANKSHARES, INC.

(6) ACQUISITIONS (CONTINUED)
    The goodwill that resulted from the above-noted acquisitions is being amortized on a straight-line basis over a 15-year period. Management assesses the recoverability of goodwill by comparing the goodwill to the undiscounted cash flows expected to be generated by the acquired banks during the anticipated period of benefit.

(7) PENDING ACQUISITION

    On July 11, 1996, the Company and First State, N.A., Abilene entered into a definitive agreement to acquire Crown Park Bancshares, Inc. ("Crown Park") for approximately $7,425,000 and to merge Crown Park's subsidiary bank, Western National Bank, Lubbock, Texas ("Western National"), with and into First State, N.A., Abilene. At September 30, 1996, Western National had total assets of $56,598,000, total loans, net of unearned income, of $38,619,000, total deposits of $50,802,000, and stockholders' equity of $5,385,000.


    Consummation of the acquisition is subject to various regulatory approvals and other conditions. The Company has filed an application with the Office of the Comptroller of the Currency (the "Comptroller") for approval of the merger. If the approvals for the acquisition are received and the conditions for the acquisition satisfied, the acquisition would probably be consummated during the first quarter of 1997, at which time Western National would become a branch of First State, N.A., Abilene.



    Additionally, in connection with the acquisition and to recognize certain cost savings and to utilize the Banks' capital more effectively than on a stand-alone basis, effective December 31, 1996, the Company has merged First State, N.A., Odessa with and into First State, N.A. Abilene.


(8) SUBSEQUENT EVENTS

    On January 2, 1997, the Company filed with the Securities and Exchange Commission Amendment No. 1 to its Registration Statement on Form S-1, File No. 333-16419 relating to an offering of 275,000 shares of common stock to be sold by the Company.

    Upon consummation of this offering, the Company intends to use approximately $3,400,000 of the net proceeds to fund a portion of the cost of acquiring Crown Park, and the balance, if any, for working capital and general corporate purposes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders

Independent Bankshares, Inc.

Abilene, Texas

    We have audited the accompanying consolidated balance sheets of Independent Bankshares, Inc. as of December 31, 1995 and 1994, and the related consolidated income statements, statements of stockholders' equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Independent Bankshares, Inc. for the year ended December 31, 1993, were audited by other auditors, whose report, dated January 31, 1994, expressed an unqualified opinion on those statements.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Independent Bankshares, Inc. as of December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ COOPERS & LYBRAND L.L.P

Fort Worth, Texas

February 5, 1996

                                  [LETTERHEAD]

Board of Directors and Shareholders

Independent Bankshares, Inc.

    We have audited the accompanying consolidated statements of income, changes in stockholders' equity and cash flows of Independent Bankshares, Inc. (the Company) for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Independent Bankshares, Inc. for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the consolidated financial statements, in 1993 the Company changed its method of accounting for income taxes and changed its method of accounting for certain investments in debt and equity securities.

                                          /s/ ERNST & YOUNG LLP

January 31, 1994

                          INDEPENDENT BANKSHARES, INC.
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                                           1995         1994
                                                                                        -----------  -----------
                                                     ASSETS

ASSETS:
Cash and Cash Equivalents:
  Cash and Due from Banks.............................................................  $ 8,559,000  $ 7,564,000
  Federal Funds Sold..................................................................   26,200,000   31,200,000
                                                                                        -----------  -----------
    Total Cash and Cash Equivalents...................................................   34,759,000   38,764,000
                                                                                        -----------  -----------
Securities (Note 5):
  Available-for-sale..................................................................   16,746,000   17,078,000
  Held-to-maturity--Market Value of $39,384,000 for 1995 and $15,913,000 for 1994.....   39,161,000   16,227,000
                                                                                        -----------  -----------
    Total Securities..................................................................   55,907,000   33,305,000
                                                                                        -----------  -----------
Loans (Note 6):
  Total Loans.........................................................................   85,281,000   85,518,000
  Less:
    Unearned Income on Installment Loans..............................................    3,354,000    4,212,000
    Allowance for Possible Loan Losses................................................      759,000      817,000
                                                                                        -----------  -----------
      Net Loans.......................................................................   81,168,000   80,489,000
                                                                                        -----------  -----------
Premises and Equipment (Note 7).......................................................    4,155,000    4,345,000
Real Estate and Other Repossessed Assets..............................................      337,000      631,000
Accrued Interest Receivable...........................................................    1,494,000      945,000
Other Assets..........................................................................    2,524,000    1,381,000
                                                                                        -----------  -----------
        Total Assets..................................................................  $180,344,000 $159,860,000
                                                                                        -----------  -----------
                                                                                        -----------  -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits (Note 8):
  Noninterest-bearing Demand Deposits.................................................  $33,267,000  $30,210,000
  Interest-bearing Demand Deposits....................................................   52,430,000   56,520,000
  Interest-bearing Time Deposits......................................................   79,007,000   59,454,000
                                                                                        -----------  -----------
    Total Deposits....................................................................  164,704,000  146,184,000
Notes Payable (Note 9)................................................................      849,000      930,000
Accrued Interest Payable..............................................................      882,000      408,000
Other Liabilities.....................................................................       91,000    1,265,000
                                                                                        -----------  -----------
    Total Liabilities.................................................................  166,526,000  148,787,000
                                                                                        -----------  -----------
Commitments and Contingent Liabilities (Notes 15 and 17)
STOCKHOLDERS' EQUITY (NOTES 11 AND 18):
Preferred Stock--Par Value $10.00; 5,000,000 Shares Authorized:
  Series C Preferred Stock--Stated Value $42.00; 50,000 Shares Designated; 16,436 and
    16,668 Shares Issued at December 31, 1995 and 1994, Respectively..................      164,000      167,000
Common Stock--Par Value $0.25; 30,000,000 Shares Authorized; 1,050,292 and 778,081
  Shares Issued at December 31, 1995 and 1994, Respectively...........................      263,000      195,000
Additional Paid-in Capital............................................................    9,875,000    8,241,000
Retained Earnings.....................................................................    3,448,000    2,570,000
Unrealized Gain (Loss) on Available-for-sale Securities (Note 5)......................       68,000     (100,000)
                                                                                        -----------  -----------
    Total Stockholders' Equity........................................................   13,818,000   11,073,000
                                                                                        -----------  -----------
        Total Liabilities and Stockholders' Equity....................................  $180,344,000 $159,860,000
                                                                                        -----------  -----------
                                                                                        -----------  -----------

                            SEE ACCOMPANYING NOTES.

                          INDEPENDENT BANKSHARES, INC.

                         CONSOLIDATED INCOME STATEMENTS

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                           1995           1994           1993
                                                                       -------------  -------------  ------------
Interest Income:
  Interest and Fees on Loans (Note 6)................................  $   7,726,000  $   6,918,000  $  5,333,000
  Interest on Securities.............................................      2,389,000      2,516,000     3,588,000
  Interest on Federal Funds Sold.....................................      1,847,000        697,000       300,000
                                                                       -------------  -------------  ------------
    Total Interest Income............................................     11,962,000     10,131,000     9,221,000
                                                                       -------------  -------------  ------------
Interest Expense:
  Interest on Deposits...............................................      5,201,000      3,364,000     3,072,000
  Interest on Notes Payable (Note 9).................................        108,000         88,000       104,000
                                                                       -------------  -------------  ------------
    Total Interest Expense...........................................      5,309,000      3,452,000     3,176,000
                                                                       -------------  -------------  ------------
Net Interest Income                                                        6,653,000      6,679,000     6,045,000
  Provision for Loan Losses (Note 6)                                         206,000        147,000       154,000
                                                                       -------------  -------------  ------------
Net Interest Income After Provision for Loan Losses..................      6,447,000      6,532,000     5,891,000
                                                                       -------------  -------------  ------------
Noninterest Income:
  Service Charges....................................................      1,167,000      1,226,000     1,081,000
  Trust Fees.........................................................        201,000        169,000       140,000
  Gain on Sale of Subsidiary (Note 3)................................       --             --             286,000
  Other Income.......................................................        141,000        102,000       377,000
                                                                       -------------  -------------  ------------
    Total Noninterest Income.........................................      1,509,000      1,497,000     1,884,000
                                                                       -------------  -------------  ------------
Noninterest Expenses:
  Salaries and Employee Benefits.....................................      2,849,000      2,838,000     2,575,000
  Equipment Expense..................................................        723,000        641,000       453,000
  Net Occupancy Expense..............................................        643,000        673,000       602,000
  Legal Fees and Expense (Note 15)...................................        344,000      1,207,000       288,000
  Stationery, Printing and Supplies Expense..........................        271,000        226,000       223,000
  FDIC Insurance Expense.............................................        166,000        336,000       325,000
  Accounting Fees....................................................        110,000        135,000       153,000
  Data Processing Expense............................................         98,000        237,000       516,000
  Net Costs (Revenues) Applicable to Real Estate and Other
    Repossessed Assets...............................................         (7,000)        (4,000)       56,000
  Other Expenses.....................................................      1,045,000      1,063,000     1,031,000
                                                                       -------------  -------------  ------------
    Total Noninterest Expenses.......................................      6,242,000      7,352,000     6,222,000
                                                                       -------------  -------------  ------------
Income Before Federal Income Taxes and Cumulative Effect of
  Accounting Change..................................................      1,714,000        677,000     1,553,000
    Federal Income Taxes (Notes 2 and 10)............................        582,000        227,000       524,000
                                                                       -------------  -------------  ------------
Income Before Cumulative Effect of Accounting Change.................      1,132,000        450,000     1,029,000
  Cumulative Effect of Change in Accounting for Income Taxes.........       --             --             200,000
                                                                       -------------  -------------  ------------
Net Income...........................................................  $   1,132,000  $     450,000  $  1,229,000
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------
Preferred Stock Dividends (Note 11)..................................  $      70,000  $      70,000  $     75,000
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------
Net Income Available to Common Stockholders (Note 12)................  $   1,062,000  $     380,000  $  1,154,000
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------

                          INDEPENDENT BANKSHARES, INC.

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                           1995           1994           1993
                                                                       -------------  -------------  ------------
Primary Earnings Per Common Share Available to Common Stockholders
  (Note 12):
  Income Before Cumulative Effect of Accounting Change...............  $        1.02  $        0.36  $       0.92
  Cumulative Effect of Accounting Change.............................           0.00           0.00          0.19
                                                                       -------------  -------------  ------------
  Net Income.........................................................  $        1.02  $        0.36  $       1.11
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------
Fully Diluted Earnings Per Common Share Available to Common
  Stockholders (Note 12):
  Income Before Cumulative Effect of Accounting Change...............  $        0.84  $        0.33  $       0.76
  Cumulative Effect of Accounting Change                                        0.00           0.00          0.15
                                                                       -------------  -------------  ------------
  Net Income.........................................................  $        0.84  $        0.33  $       0.91
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------

                            SEE ACCOMPANYING NOTES.

                          INDEPENDENT BANKSHARES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                                              UNREALIZED
                                                                                                              GAIN (LOSS)
                                              SERIES C                                                            ON
                                          PREFERRED STOCK         COMMON STOCK      ADDITIONAL                AVAILABLE-
                                        --------------------  --------------------    PAID-IN     RETAINED     FOR-SALE
                                         SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL     EARNINGS    SECURITIES
                                        ---------  ---------  ---------  ---------  -----------  -----------  -----------
Balances--January 1, 1993.............     16,668  $ 167,000    732,955  $ 183,000  $ 6,500,000  $ 1,388,000   $  --
  Net Income..........................                                                             1,229,000
  Utilization of Net Operating Loss
    Carryforward (Note 2).............                                                  493,000
  Cumulative Effect of Accounting
    Change............................                                                  700,000
  Gain on Repurchase of Series A
    Preferred Stock (Note 11).........                                                   47,000
  Cash Dividends......................                                                               (75,000)
  5% Stock Dividend (Note 11).........                           36,415      9,000      270,000     (282,000)
  Exercise of Stock Options (Note
    11)...............................                            8,390      3,000        7,000
  Unrealized Gain on Available-for-
    sale Securities, Net of Tax (Note
    5)................................                                                                           206,000
                                        ---------  ---------  ---------  ---------  -----------  -----------  -----------
Balances--December 31, 1993...........     16,668    167,000    777,760    195,000    8,017,000    2,260,000     206,000
  Net Income..........................                                                               450,000
  Utilization of Net Operating Loss
    Carryforward (Note 2).............                                                  222,000
  Cash Dividends......................                                                              (140,000)
  Exercise of Stock Options (Note
    11)...............................                              321                   2,000
  Adjustment to Unrealized Gain (Loss)
    on Available-for-sale Securities,
    Net of Tax (Note 5)...............                                                                          (306,000)
                                        ---------  ---------  ---------  ---------  -----------  -----------  -----------
Balances--December 31, 1994...........     16,668    167,000    778,081    195,000    8,241,000    2,570,000    (100,000)
  Net Income..........................                                                             1,132,000
  Reduction of Deferred Tax Asset
    Valuation Allowance...............                                                1,600,000
  Cash Dividends......................                                                              (187,000)
  33 1/3% Stock Dividend (Note 11)....                          259,371     65,000                   (67,000)
  Exercise of Stock Options (Note
    11)...............................                            9,037      2,000       32,000
  Conversion of Series C Preferred
    Stock (Note 11)...................       (232)    (3,000)     3,803      1,000        2,000
  Adjustment to Unrealized Gain (Loss)
    on Available-for-sale Securities,
    Net of Tax (Note 5)...............                                                                           168,000
                                        ---------  ---------  ---------  ---------  -----------  -----------  -----------
Balances--December 31, 1995...........     16,436  $ 164,000  1,050,292  $ 263,000  $ 9,875,000  $ 3,448,000   $  68,000
                                        ---------  ---------  ---------  ---------  -----------  -----------  -----------
                                        ---------  ---------  ---------  ---------  -----------  -----------  -----------

                            SEE ACCOMPANYING NOTES.

                          INDEPENDENT BANKSHARES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                            1995           1994          1993
                                                                        -------------  ------------  -------------
Cash Flows from Operating Activities:
  Net Income..........................................................  $   1,132,000  $    450,000  $   1,229,000
Adjustments to Reconcile Net Income to Net Cash Provided by Operating
  Activities:
  Cumulative Effect of Change in Accounting for Income Taxes..........       --             --            (200,000)
  Deferred Federal Income Tax Expense.................................        547,000       222,000        493,000
  Depreciation and Amortization.......................................        367,000       397,000        424,000
  Provision for Loan Losses...........................................        206,000       147,000        154,000
  Gain on Sale of Premises and Equipment..............................         (4,000)      --            --
  Losses (Gains) on Sales of Real Estate and Other Repossessed
    Assets............................................................        (45,000)       52,000        (16,000)
  Gain on Sale of Subsidiary                                                 --             --            (286,000)
  Writedown of Real Estate and Other Repossessed Assets...............         32,000        27,000         81,000
  Decrease (Increase) in Accrued Interest Receivable..................       (549,000)      376,000        422,000
  Decrease (Increase) in Other Assets.................................       (176,000)      (41,000)      (133,000)
  Increase (Decrease) in Accrued Interest Payable.....................        474,000       115,000        (40,000)
  Increase (Decrease) in Other Liabilities............................       (840,000)      670,000          4,000
                                                                        -------------  ------------  -------------
      Net Cash Provided by Operating Activities.......................      1,144,000     2,415,000      2,132,000
                                                                        -------------  ------------  -------------
Cash Flows from Investing Activities:
  Proceeds from Maturities of Available-for-sale Securities...........     21,828,000    34,436,000       --
  Proceeds from Maturities of Held-to-maturity Securities.............     12,930,000    19,428,000     46,696,000
  Proceeds from Sales of Available-for-sale Securities................       --               8,000       --
  Purchases of Available-for-sale Securities..........................    (21,242,000)  (12,873,000)      --
  Purchases of Held-to-maturity Securities............................    (35,864,000)   (9,909,000)   (37,173,000)
  Net Increase in Loans...............................................     (1,603,000)  (12,361,000)    (9,489,000)
  Proceeds from Sales of Premises and Equipment.......................          4,000       --            --
  Additions to Premises and Equipment.................................       (177,000)     (214,000)      (706,000)
  Proceeds from Sales of Real Estate and Other Repossessed Assets.....      1,025,000       569,000        729,000
  Cash Consideration Paid for Net Liabilities of Olton State
    Transferred on January 1, 1993....................................       --             --         (14,002,000)
  Cash and Cash Equivalents Held by Winters State on August 31,
    1993..............................................................       --             --           2,853,000
                                                                        -------------  ------------  -------------
      Net Cash Provided by (Used in) Investing Activities.............    (23,099,000)   19,084,000    (11,092,000)
                                                                        -------------  ------------  -------------
Cash Flows from Financing Activities:
  Increase (Decrease) in Deposits.....................................     18,520,000    (1,601,000)    (1,973,000)
  Proceeds from Notes Payable.........................................        275,000       --             450,000
  Repayment of Notes Payable..........................................       (690,000)     (264,000)    (1,546,000)
  Net Proceeds from Issuance of Equity Securities.....................         34,000         2,000         10,000
  Payment of Cash Dividends...........................................       (187,000)     (140,000)       (75,000)
  Cash Paid for Fractional Shares in Stock Dividend...................         (2,000)      --              (3,000)
  Repurchase of Series A Preferred Stock..............................       --             --            (173,000)
                                                                        -------------  ------------  -------------
      Net Cash Provided by (Used In) Financing Activities.............     17,950,000    (2,003,000)    (3,310,000)
                                                                        -------------  ------------  -------------
Net Increase (Decrease) in Cash and Cash Equivalents..................     (4,005,000)   19,496,000    (12,270,000)
Cash and Cash Equivalents at Beginning of Year........................     38,764,000    19,268,000     31,538,000
                                                                        -------------  ------------  -------------
  Cash and Cash Equivalents at End of Year............................  $  34,759,000  $ 38,764,000  $  19,268,000
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------

                            SEE ACCOMPANYING NOTES.

                          INDEPENDENT BANKSHARES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF FINANCIAL STATEMENTS

    The accounting and reporting policies of Independent Bankshares, Inc. (the "Company") conform with generally accepted accounting principles followed by the banking industry.

    PRINCIPLES OF CONSOLIDATION

    The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiary, Independent Financial Corp. ("Independent Financial") which, in turn, owns 100% of First State Bank, National Association, Abilene, Texas ("First State, N.A., Abilene") and First State Bank, National Association, Odessa, Texas ("First State, N.A., Odessa") (collectively, the "Banks"). First State, N.A., Abilene has two branches in Abilene and one each in Stamford, Texas, and Winters, Texas. First State, N.A., Odessa, has two branches in Odessa. All significant intercompany accounts and transactions have been eliminated upon consolidation.

    Effective November 1, 1994, two of the Company's then existing subsidiary banks, The Winters State Bank, Winters, Texas ("Winters State"), and The First National Bank in Stamford, Stamford, Texas ("First National"), were merged with and into First State, N.A., Abilene. As a result of the merger, the offices of these two banks became branches of First State, N.A., Abilene. All references to Winters State and First National in the Company's Consolidated Financial Statements are to these banks prior to the merger.

    The Consolidated Income Statements include the detail income and expense accounts of Winters State from August 31, 1993 (the date of acquisition), through December 31, 1995. The transfer of certain assets and liabilities of Olton State Bank, Olton, Texas ("Olton State"), a former subsidiary bank of the Company, was completed on January 1, 1993. See "Note 3: Sale of Subsidiary Bank."

    STATEMENTS OF CASH FLOWS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

    SECURITIES

    Management determines the appropriate classification of securities at the time of purchase. If the securities are purchased with the positive intent and the ability to hold the securities until maturity, they are classified as held-to-maturity and carried at amortized historical cost. Securities to be held for indefinite periods of time are classified as available-for-sale and carried at fair value.

    In May 1993, the Financial Accounting Standards Board (the "FASB") issued Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). As permitted under FAS 115, the Company elected to adopt the provisions of the new standard as of December 31, 1993. The effect at December 31, 1993, of adopting FAS 115 was an increase in stockholders' equity of $206,000 (net of $105,000 in deferred income taxes) to reflect the net unrealized holding gain on available-for-sale securities. The effect for the year ended December 31, 1994, was a decrease in stockholders' equity of $306,000 (net of $154,000 in deferred income tax benefit) to reflect the net unrealized holding loss on available-for-sale securities at that date. The effect for the year ended December 31, 1995, was an increase

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) in stockholders' equity of $168,000 (net of $86,000 in deferred income taxes) to reflect the net unrealized holding gain on available-for-sale securities at that date.

    LOANS

    Loans are stated at the principal amount outstanding. Interest on the various types of commercial loans is accrued daily based on the principal balances outstanding. Income on installment loans is recognized using the interest method or other methods under which income approximates the interest method.

    The recognition of income on a loan is discontinued, and previously accrued interest is reversed, when interest or principal payments become ninety (90) days past due unless, in the opinion of management, the outstanding interest remains collectible. Interest is subsequently recognized only as received until the loan is returned to accrual status.

    ALLOWANCE FOR POSSIBLE LOAN LOSSES

    The allowance for possible loan losses is maintained at a level that, in management's opinion, is adequate to absorb possible losses in the loan portfolio. The allowance is based on a number of factors, including risk ratings of individual credits, current business and economic conditions, the size and diversity of the portfolio, collateral values and past loan loss experience.

    In June 1993, the FASB issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114"). FAS 114 requires that impaired loans (including certain nonaccrual loans and troubled debt restructurings) be measured at the present value of expected cash flows discounted at the loan's effective interest rate, or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Company adopted FAS 114 on January 1, 1995.

    At December 31, 1995, the Company had a total of $100,000 in impaired loans. There was a related allowance for possible loan losses of $25,000 recorded for such loans. Impaired loans are normally placed on nonaccrual status and, as a result, interest income is recorded only as cash is received. The average balance of impaired loans during the year ended December 31, 1995, was approximately $125,000. There was no interest income recognized on such loans during the year ended December 31, 1995.

    PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost less accumulated depreciation. Depreciation for financial reporting purposes is computed primarily on the straight-line method over the estimated useful lives of five (5) to forty (40) years.

    FEDERAL INCOME TAXES

    In February 1992, the FASB issued Statement No. 109, "Accounting for Income Taxes" ("FAS 109"), which required companies to adopt the liability method for computing income taxes no later than 1993. In applying the new method in 1993, the Company established a gross deferred tax asset of $3,190,000, a portion of which relates to federal tax net operating loss carryforwards and deductible temporary

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) differences arising prior to the Company's quasi-reorganization as of December 31, 1989. FAS 109 requires that consideration be given to establishing a valuation allowance against such deferred tax assets. The Company established a valuation allowance of $2,290,000, resulting in a net deferred tax asset of $900,000. As a result of the quasi-reorganization, approximately $700,000 of the cumulative effect of the change in accounting method was credited directly to additional paid-in capital and $200,000 was credited to income during 1993 as a cumulative effect of an accounting change. As a result of the acquisition of Winters State, the Company increased its gross deferred tax asset and the related valuation allowance by approximately $972,000 during 1993. This gross deferred tax asset arose mainly due to net operating loss carryforwards and other future deductible temporary differences. As a result of the utilization of a portion of its net operating loss carryforwards, the Company reduced its gross deferred tax asset and the related valuation allowance by $222,000 and $493,000 during the years ended December 31, 1994 and 1993, respectively. During 1995, the Company reduced its gross deferred tax asset by $547,000 as of a result of the utilization of a portion of its net operating loss carryforwards. The Company also reduced the valuation allowance during 1995 by $1,600,000 and transferred such amount to additional paid-in-capital due to the Company's belief, based on the Company's recent earnings history, that it is more likely than not that sufficient pre-tax income will be generated in the foreseeable future to realize its net deferred tax asset. Additionally, the Company reduced its gross deferred tax asset and related valuation allowance by $708,000 as a result of the write-off of a portion of the deferred tax asset related to the Winters State net operating loss carryforwards which will not be utilized. The Company may reduce or increase its valuation allowance depending on changes in the expectation of future earnings and other circumstances.

    REAL ESTATE AND OTHER REPOSSESSED ASSETS

    Real estate and other repossessed assets consist principally of real estate properties acquired by the Company through foreclosure. Such assets are carried at the lower of cost (generally the outstanding loan balance) or estimated fair value, net of estimated costs of disposal, if any. If the estimated fair value of the collateral securing the loan is less than the amount outstanding on the loan at the time the assets are acquired, the difference is charged against the allowance for possible loan losses. Subsequent declines in estimated fair value, if any, are charged to noninterest expense.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    FASB Statement No. 107, "Disclosures About Fair Value of Financial Instruments" ("FAS 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the Consolidated Balance Sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. FAS 107 excludes all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS

    Certain 1994 and 1993 amounts have been reclassified to conform with the consolidated financial presentation adopted in 1995 and 1994, respectively.

NOTE 2:  QUASI-REORGANIZATION

    In connection with the restructuring of its indebtedness to a financial institution in Dallas, Texas (the "Dallas Bank"), the Company effected a quasi-reorganization as of December 31, 1989. A quasi-reorganization is an elective accounting procedure under Generally Accepted Accounting Principles ("GAAP") in which assets and liabilities of the Company were restated to fair value and the Company's accumulated deficit was reduced to zero. Under GAAP, utilization of any of the Company's net operating loss carryforwards subsequent to the quasi-reorganization date will not be credited to future income. For periods prior to January 1, 1995, the tax effect of the utilization of the Company's net operating loss carryforwards was credited directly to additional paid-in capital. For periods subsequent to December 31, 1994, the effect of such utilization has been and will be credited against the Company's gross deferred tax asset. The tax effect of utilization of these net operating losses in 1995, 1994 and 1993 totaled $547,000, $222,000 and $493,000, respectively.

NOTE 3:  SALE OF SUBSIDIARY BANK

    The Company entered into a letter of intent to transfer the deposits, premises and equipment and certain loans of Olton State during the second quarter of 1992. The various regulatory approvals necessary to complete the transfer were received during the third and fourth quarters of 1992. The transfer of the various assets and liabilities of Olton State was completed on January 1, 1993, and the Company recognized a gain of $286,000, which is included in noninterest income for the year ended December 31, 1993.

    In connection with and immediately prior to the transfer of certain assets and liabilities of Olton State, that bank was merged with and into First National, on January 1, 1993, in a transaction accounted for in a manner similar to a pooling of interests. As a result of the merger, the additional paid-in capital of First National was increased by the amount of the net equity of Olton State, or $1,854,000. Subsequent to the merger, First National received regulatory approval to reduce its additional paid-in capital by $1,500,000 through a capital distribution to the Company and a total of $1,487,000 of the distribution was used by the Company to make principal reductions on its note payable to a financial institution in Amarillo, Texas (the "Amarillo Bank"), during March and April of 1993.

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 4:  ACQUISITION OF SUBSIDIARY BANK

    In the second quarter of 1990, the Banks foreclosed on the stock of Winters State that collateralized a loan and, as a result, the Banks became beneficial owners of an aggregate of 28.2% of the outstanding stock of Winters State. During the third quarter of 1993, the Company acquired the aggregate 28.2% interest in Winters State from the Banks and agreed with Winters State to purchase the Company's pro rata share of a $450,000 new stock offering conducted by Winters State or to purchase the entire offering if none of the other Winters State stockholders elected to participate in the offering. None of the other stockholders elected to participate in the offering, and, upon regulatory approval, the Company purchased the entire offering for cash consideration of $450,000. As a result of its purchase in the offering, the Company acquired control and increased its ownership of Winters State from 28.2% to 94.3%. The Company's equity in the net book value of Winters State was $1,077,000 at August 31, 1993, the date of acquisition. The acquisition was accounted for under the purchase method of accounting and the assets and liabilities of Winters State were recorded at their estimated fair value. At August 31, 1993, Winters State had $16,316,000 in total assets, $7,453,000 in total loans, net of unearned income, $15,079,000 in total deposits and stockholders' equity of $1,142,000.

    In December 1993, the Company purchased an additional interest in Winters State from one of the remaining minority stockholders. The purchase increased the Company's ownership of Winters State to 94.9%. On October 31, 1994, the Company purchased the remaining minority interest in Winters State.

    To fund the original stock purchase the Company obtained a $450,000 loan from the Amarillo Bank, which was paid off during 1995.

    The operations of Winters State from August 31, 1993, through December 31, 1993, are included in the Consolidated Income Statement for the year ended December 31, 1993. Net interest income of Winters State for the last four months of 1993 was $233,000. Income before federal income taxes of Winters State for that same period was $14,000.

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 5:  SECURITIES

    The amortized cost and estimated fair value of available-for-sale securities at December 31, 1995 and 1994, were as follows:

                                                                              1995
                                                   ----------------------------------------------------------
                                                                     GROSS          GROSS
                                                     AMORTIZED    UNREALIZED     UNREALIZED       ESTIMATED
                                                       COST          GAINS         LOSSES        FAIR VALUE
                                                   -------------  -----------  ---------------  -------------
U.S. Treasury securities.........................  $  16,042,000   $ 101,000      $       0     $  16,143,000
Mortgage-backed securities.......................        158,000       2,000              0           160,000
Other securities.................................        443,000           0              0           443,000
                                                                                         --
                                                   -------------  -----------                   -------------
  Total available-for-sale securities............  $  16,643,000   $ 103,000      $       0     $  16,746,000
                                                                                         --
                                                                                         --
                                                   -------------  -----------                   -------------
                                                   -------------  -----------                   -------------

                                                                           1994
                                                  ------------------------------------------------------
                                                                    GROSS        GROSS
                                                    AMORTIZED    UNREALIZED   UNREALIZED     ESTIMATED
                                                      COST          GAINS       LOSSES      FAIR VALUE
                                                  -------------  -----------  -----------  -------------
U.S. Treasury securities........................  $  15,905,000   $   6,000   $  (162,000) $  15,749,000
Obligations of U.S. Government agencies and
  corporations..................................        879,000       7,000             0        886,000
Other securities................................        443,000           0             0        443,000
                                                  -------------  -----------  -----------  -------------
  Total available-for-sale securities...........  $  17,227,000   $  13,000   $  (162,000) $  17,078,000
                                                  -------------  -----------  -----------  -------------
                                                  -------------  -----------  -----------  -------------

    The amortized cost and estimated fair value of held-to-maturity securities at December 31, 1995 and 1994, were as follows:

                                                                            1995
                                                   ------------------------------------------------------
                                                                     GROSS        GROSS
                                                     AMORTIZED    UNREALIZED   UNREALIZED     ESTIMATED
                                                       COST          GAINS       LOSSES      FAIR VALUE
                                                   -------------  -----------  -----------  -------------
U.S. Treasury securities.........................  $  16,152,000   $  98,000    $  (5,000)  $  16,245,000
Obligations of U.S. Government agencies and
  corporations...................................     23,009,000     130,000            0      23,139,000
                                                   -------------  -----------  -----------  -------------
  Total held-to-maturity securities..............  $  39,161,000   $ 228,000    $  (5,000)  $  39,384,000
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------

                                                                           1994
                                                  ------------------------------------------------------
                                                                    GROSS        GROSS
                                                    AMORTIZED    UNREALIZED   UNREALIZED     ESTIMATED
                                                      COST          GAINS       LOSSES      FAIR VALUE
                                                  -------------  -----------  -----------  -------------
U.S. Treasury securities........................  $  15,692,000   $   2,000   $  (322,000) $  15,372,000
Obligations of U.S. Government agencies and
  corporations..................................        268,000       2,000             0        270,000
Mortgage-backed securities......................        177,000       2,000             0        179,000
Obligations of states and political
  subdivisions..................................         90,000       2,000             0         92,000
                                                  -------------  -----------  -----------  -------------
  Total held-to-maturity securities.............  $  16,227,000   $   8,000   $  (322,000) $  15,913,000
                                                  -------------  -----------  -----------  -------------
                                                  -------------  -----------  -----------  -------------

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 5:  SECURITIES (CONTINUED)
    The amortized cost and estimated fair value of securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   AMORTIZED      ESTIMATED
AVAILABLE-FOR-SALE SECURITIES                                        COST        FAIR VALUE
---------------------------------------------------------------  -------------  -------------
Due in one year or less........................................  $   8,046,000  $   8,073,000
Due after one year through five years..........................      8,001,000      8,075,000
Due after ten years                                                    438,000        438,000
                                                                 -------------  -------------
                                                                    16,485,000     16,586,000
Mortgage-backed securities.....................................        158,000        160,000
                                                                 -------------  -------------
  Total available-for-sale securities..........................  $  16,643,000  $  16,746,000
                                                                 -------------  -------------
                                                                 -------------  -------------

                                                                   AMORTIZED      ESTIMATED
HELD-TO-MATURITY SECURITIES                                          COST        FAIR VALUE
---------------------------------------------------------------  -------------  -------------
Due in one year or less........................................  $   8,240,000  $   8,247,000
Due after one year through five years..........................     30,921,000     31,137,000
                                                                 -------------  -------------
  Total held-to-maturity securities............................  $  39,161,000  $  39,384,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    At December 31, 1995, securities with an amortized cost and estimated fair value of $6,423,000 and $6,482,000, respectively, were pledged as collateral for public and trust fund deposits and for other purposes required or permitted by law. At December 31, 1994, the amortized cost and estimated fair value of pledged securities were $5,332,000 and $5,219,000, respectively.

    During 1995, a transfer was made from held-to-maturity securities to available-for-sale securities in accordance with the Financial Accounting Standards Board's "Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." The amortized cost of the securities transferred totaled $158,000 and the unrealized gain of $2,000 was included as a separate component of stockholders' equity.

NOTE 6:  LOANS

    The composition of loans at December 31, 1995 and 1994, was as follows:

                                                                     1995           1994
                                                                 -------------  -------------
Loans to Individuals...........................................  $  39,868,000  $  43,113,000
Real estate loans..............................................     23,265,000     22,760,000
Commercial and industrial loans................................     19,510,000     16,702,000
Other loans....................................................      2,638,000      2,943,000
                                                                 -------------  -------------
  Total loans..................................................     85,281,000     85,518,000
Less unearned income...........................................      3,354,000      4,212,000
                                                                 -------------  -------------
  Total loans, net of unearned income..........................  $  81,927,000  $  81,306,000
                                                                 -------------  -------------
                                                                 -------------  -------------

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 6:  LOANS (CONTINUED)
    An analysis of nonperforming assets at December 31, 1995, 1994 and 1993, is as follows:

                                                            1995        1994         1993
                                                         ----------  ----------  ------------
Nonaccrual loans.......................................  $  204,000  $   48,000  $  1,646,000
Accruing loans past due over ninety days...............      23,000      26,000       293,000
Restructured loans.....................................      65,000      80,000       195,000
Real estate and other repossessed assets...............     337,000     631,000       803,000
                                                         ----------  ----------  ------------
  Total nonperforming assets...........................  $  629,000  $  785,000  $  2,937,000
                                                         ----------  ----------  ------------
                                                         ----------  ----------  ------------

    The amount of interest income that would have been recorded on nonaccrual loans for the years ended December 31, 1995, 1994 and 1993, based on the loans' original terms was $14,000, $26,000 and $117,000, respectively. No interest was collected on such loans and recorded as income during 1995. A total of $38,000 and $70,000 in interest on nonaccrual loans was actually collected and recorded as income during the years ended December 31, 1994 and 1993, respectively.

    Real estate and other repossessed assets at December 31, 1994, included $125,000 of assets classified as in-substance repossessions.

    A summary of the transactions in the allowance for possible loan losses for the years ended December 31, 1995, 1994 and 1993, is as follows:

                                                            1995         1994         1993
                                                         -----------  -----------  -----------
Balance at beginning of year...........................  $   817,000  $   896,000  $   617,000
Provision for loan losses..............................      206,000      147,000      154,000
Loans charged off......................................     (376,000)    (378,000)    (241,000)
Recoveries of loans charged off........................      112,000      152,000      133,000
Acquisition of subsidiary..............................      --           --           233,000
                                                         -----------  -----------  -----------
  Balance at end of year...............................  $   759,000  $   817,000  $   896,000
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

NOTE 7:  PREMISES AND EQUIPMENT

    The following is a summary of premises and equipment at December 31, 1995 and 1994:

                                                                        1995          1994
                                                                    ------------  ------------
Land..............................................................  $    707,000  $    707,000
Buildings and improvements........................................     4,100,000     4,092,000
Furniture and equipment                                                1,285,000     1,332,000
                                                                    ------------  ------------
                                                                       6,092,000     6,131,000
Less accumulated depreciation.....................................     1,937,000     1,786,000
                                                                    ------------  ------------
  Net premises and equipment......................................  $  4,155,000  $  4,345,000
                                                                    ------------  ------------
                                                                    ------------  ------------

NOTE 8:  DEPOSITS

    At December 31, 1995 and 1994, interest-bearing time deposits of $100,000 or more were $23,808,000 and $14,588,000, respectively.

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 9:  NOTES PAYABLE

    The Company had two notes payable to the Amarillo Bank during 1995. The term note (the "Term Note") had an outstanding principal balance of $498,000 at December 31, 1995. The Term Note has a maturity of April 15, 1996, and equal principal payments based on a seven-year amortization, plus accrued interest, are due quarterly on January 15, April 15, July 15 and October 15. The Term Note bears interest at the Amarillo Bank's floating base rate plus 1% (9.5% at December 31, 1995). The Term Note is collateralized by 100% of the stock of First State, N.A., Abilene, and First State, N.A., Odessa. The second note, the proceeds from which were used for the acquisition of Winters State (the "Acquisition Note"), had an original principal balance of $450,000 and matured on August 30, 1994. The Company paid the Amarillo Bank $150,000 to reduce the outstanding balance of the Acquisition Note to $300,000 and the maturity date was extended to August 30, 1997. The Acquisition Note was paid off during the fourth quarter of 1995. The loan agreement between the Company and the Amarillo Bank contains certain covenants that, among other things, restrict the ability of the Company to incur additional debt, to create liens on its property, to merge or to consolidate with any other person or entity, to make certain investments, to purchase or sell assets or to pay cash dividends on the common stock without the approval of the Amarillo Bank if the indebtedness due to the Amarillo Bank is $1,000,000 or greater. The loan agreement also requires the Company and the Banks to meet certain financial ratios, all of which were met at December 31, 1995 and 1994.

    In addition, at December 31, 1995, the Company had notes payable to one current and two former directors of the Company aggregating $334,000. The notes have a face amount of $350,000 but were discounted upon issuance because they bear interest at a below-market interest rate (6%). The notes are payable in three equal annual installments, plus accrued interest, beginning March 1, 1996. The notes represent a portion of the final settlement of certain litigation. See "Note 15: Commitments and Contingent Liabilities."

    First State, N.A., Abilene has a $17,000 note payable to an individual which matures in March 1999. Principal and interest at 7.5% are payable monthly. The note is collateralized by a two-story commercial building in Abilene, Texas.

NOTE 10:  FEDERAL INCOME TAXES

    Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method as required by FAS
109. As permitted under FAS 109, prior years' financial statements have not been restated. Deferred income taxes reflect the net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 10:  FEDERAL INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities at December 31, 1995 and 1994, were as follows:

                                                                       1995          1994
                                                                   ------------  -------------
Deferred tax assets:
  Net operating loss carryforwards...............................  $  1,655,000  $   2,584,000
  Allowance for possible loan losses.............................       225,000        220,000
  Tax credit carryforwards.......................................       142,000              0
  Director indemnification.......................................       119,000        306,000
  Real estate and other repossessed assets.......................        82,000        252,000
  Unrealized loss on available-for-sale securities...............             0         49,000
  Depreciation and amortization..................................             0          3,000
  Other, net.....................................................         8,000         89,000
                                                                   ------------  -------------
    Total gross deferred tax assets..............................     2,231,000      3,503,000
    Less valuation allowance for deferred tax assets.............      (227,000)    (2,547,000)
      Net deferred tax assets....................................     2,004,000        956,000
Deferred tax liabilities:
  Unrealized gain on available-for-sale securities...............       (37,000)             0
  Depreciation and amortization..................................       (30,000)             0
                                                                   ------------  -------------
    Total gross deferred tax liabilities.........................       (67,000)             0
                                                                   ------------  -------------
      Net deferred tax asset.....................................  $  1,937,000  $     956,000
                                                                   ------------  -------------
                                                                   ------------  -------------

    At December 31, 1995, the Company had available net operating loss carryforwards and tax credit carryforwards to reduce future federal income taxes. These carryforwards expire approximately as follows:

                                                                         NET
                                                                      OPERATING
                                                                        LOSSES     TAX CREDITS
                                                                     ------------  -----------
1996-2000..........................................................  $          0   $  39,000
2001-2005..........................................................     1,490,000           0
2006-2010..........................................................       165,000           0
No expiration......................................................             0     103,000
                                                                     ------------  -----------
  Total carryforwards..............................................  $  1,655,000   $ 142,000
                                                                     ------------  -----------
                                                                     ------------  -----------

    Included in the $1,655,000 of net operating loss carryforwards is approximately $447,000 acquired as part of the Winters State acquisition. For federal income tax purposes, due to certain change of ownership requirements of the Internal Revenue Code, utilization of the Winters State net operating loss carryforwards is limited to approximately $40,000 per year. If the full amount of that limitation is not used in any year, the amount not used increases the allowable limit in the subsequent year. These net operating loss carryforwards, if not used, expire between 2003 and 2008.

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 10:  FEDERAL INCOME TAXES (CONTINUED)
    The comprehensive provisions for federal income taxes for the years ended December 31, 1995, 1994 and 1993, consist of the following:

                                                             1995        1994         1993
                                                          ----------  -----------  ----------
Current tax provision...................................  $   35,000  $     5,000  $   31,000
Deferred tax provision..................................     547,000      222,000     493,000
                                                          ----------  -----------  ----------
Provision for tax expense charged to results of
  operations............................................     582,000      227,000     524,000
Tax on unrealized gain(loss) on available-for-sale
  securities............................................      86,000     (154,000)    105,000
                                                          ----------  -----------  ----------
Comprehensive provision for federal income taxes........  $  668,000  $    73,000  $  629,000
                                                          ----------  -----------  ----------
                                                          ----------  -----------  ----------

NOTE 11:  STOCKHOLDERS' EQUITY

    In December 1992, the Company's board of directors approved the granting of nonqualified stock options for certain officers of the Company under which an original aggregate of 14,000 shares of Common Stock, adjusted for the 5% stock dividend paid to stockholders in May 1993 and the 33 1/3% stock dividend paid to stockholders in May 1995, could be issued. These options were exercisable at any time during the period January 1, 1993, to December 31, 1995, at a price of $3.75 per share, adjusted for the 5% stock dividend paid to stockholders in May 1993 and the 33 1/3% stock dividend paid to stockholders in May 1995. During the years ended December 31, 1993, 1994 and 1995, after adjustments for the two stock dividends noted above, options for 771, 428 and 9,037 shares, respectively, were exercised and options for 1,471, 1,261 and 1,032 shares, respectively, expired.

    In December 1993, the Company's board of directors approved the granting of nonqualified stock options to certain executive officers of the Company under which an original aggregate of 14,667 shares of Common Stock, adjusted for the 33 1/3% stock dividend paid to stockholders in May 1995, may be issued. Options are exercisable at any time during the period January 1, 1994, to December 31, 1997, at a price of $6.75 per share, adjusted for the 33 1/3% stock dividend paid to stockholders in May 1995. No options were exercised or expired during the years ended December 31, 1994 and 1995.

    At December 31, 1992, the Company had 2,200 shares of its Series A Cumulative Convertible Mandatorily Redeemable Preferred Stock (the "Series A Preferred Stock") outstanding. The Series A Preferred Stock had a face value of $220,000, was cumulative, paid quarterly dividends at the annual rate of $10.00 per share, was senior to the Company's Common Stock and the Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") with respect to dividends and liquidation rights, was convertible into Common Stock at a price of $6.00 per share and had certain voting rights. On January 20, 1993, the Company repurchased the outstanding 2,200 shares of Series A Preferred Stock ($220,000 face value) for $173,000. The $47,000 was credited directly to additional paid-in capital.

    The Company's Series C Preferred Stock is cumulative, pays quarterly dividends at the annual rate of $4.20 per share, is senior to the Common Stock with respect to dividends and liquidation rights, is convertible into Common Stock at a price of $2.29 per share, adjusted for the 5% stock dividend paid to stockholders in May 1993 and the 33 1/3% stock dividend paid to stockholders in May 1995, and has certain voting rights if dividends are in arrears for three quarters. A total of 232 shares of the Series C Preferred

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 11:  STOCKHOLDERS' EQUITY (CONTINUED)
Stock were converted into a total of 4,263 shares of Common Stock, adjusted for the 33 1/3% stock dividend paid to stockholders in May 1995, during 1995. The Series C Preferred Stock is redeemable in cash and/or Common Stock at the Company's option beginning December 12, 1997, at $42.00 per share.

    An additional 36,415 shares of Common Stock were issued as a result of the 5% stock dividend paid to stockholders in May 1993. The stock dividend was accounted for by a $9,000 transfer from retained earnings to common stock, representing the above number of shares at a par value of $0.25 per share. An additional 259,371 shares of Common Stock were issued as a result of the 33 1/3% stock dividend paid to stockholders in May 1995. The stock dividend was accounted for by a $65,000 transfer from retained earnings to common stock, representing the above number of shares at a par value of $0.25 per share.

    The following is a summary at December 31, 1995, of the number of shares of Common Stock reserved for issuance upon exercise or conversion and the related exercise or conversion price per share, adjusted for the 5% stock dividend paid to stockholders in May 1993 and the 33 1/3% stock dividend paid to stockholders in May 1995:

                                                                     SHARES      EXERCISE OR
                                                                    RESERVED     CONVERSION
                                                                       FOR          PRICE
                                                                    ISSUANCE      PER SHARE
                                                                   -----------  -------------
Unexercised stock options granted to certain executive officers
  of the Company.................................................      14,667   $        6.75
Series C Preferred Stock.........................................     302,011            2.29
                                                                   -----------  -------------
  Total shares reserved for issuance and related exercise or
    conversion price per share...................................     316,678   $  2.29-$6.75
                                                                   -----------  -------------
                                                                   -----------  -------------

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 12:  EARNINGS PER SHARE

    Primary earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares and share equivalents outstanding during the period. Because the Company's outstanding preferred stock is cumulative, the dividends allocable to such preferred stock reduces income available to common stockholders in the earnings per share calculations. The Series A Preferred Stock and Series C Preferred Stock issued in December 1990 were determined not to be common stock equivalents and, therefore, are not used to calculate primary earnings per common share. In computing fully diluted earnings per common share for the years ended December 31, 1995, 1994 and 1993, the conversion of the preferred stock was assumed, as the effect is dilutive. As noted above, the outstanding Series A Preferred Stock was repurchased and retired by the Company in January 1993. The following table presents information necessary to calculate earnings per share for the years ended December 31, 1995, 1994 and 1993 (adjusted for the 5% stock dividend paid to stockholders in May 1993 and the 33 1/3% stock dividend paid to stockholders in May 1995):

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1995       1994       1993
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
PRIMARY EARNINGS PER COMMON SHARE

Shares Outstanding:
  Weighted average shares outstanding............................      1,039      1,037      1,036
  Share equivalents..............................................          8          5          5
                                                                   ---------  ---------  ---------
    Adjusted shares outstanding..................................      1,047      1,042      1,041
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Net Income:
  Net income.....................................................  $   1,132  $     450  $   1,229
  Less-preferred stock dividends.................................         70         70         75
                                                                   ---------  ---------  ---------
    Net income available to common stockholders..................  $   1,062  $     380  $   1,154
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1995       1994       1993
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
FULLY DILUTED EARNINGS PER COMMON SHARE

Shares Outstanding:
  Weighted average shares outstanding............................      1,039      1,037      1,036
  Share equivalents..............................................          8          5          5
  Conversion of Series A Preferred Stock.........................          0          0          2
  Conversion of Series C Preferred Stock.........................        305        306        306
                                                                   ---------  ---------  ---------
    Adjusted shares outstanding..................................      1,352      1,348      1,349
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
    Net Income...................................................  $   1,132  $     450  $   1,229
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 13:  BENEFIT PLANS

    The Company has an employee stock ownership/401(k) plan (the "Plan") that covers most of its officers and employees. The Plan stipulates, among other things, that vesting in employer contributions begins after one year of service, each participant will become fully vested in employer contributions after seven years of service and the determination of the level of vesting began with the original date of current employment of each participant. Contributions made to the employee stock ownership portion of the Plan by the Company were $72,000, $62,000 and $66,000 for the years ended December 31, 1995, 1994 and 1993, respectively. These contributions were used to make distributions to employees who left the Company's employment in the respective years and to purchase Common Stock of the Company. No contributions have been made by the Company to match contributions made by plan participants to the 401(k) portion of the Plan. The amount of all such contributions is at the discretion of the Company's board of directors. Employee contributions are invested in various equity, debt and money market investments, including Common Stock of the Company. At December 31, 1995, 55,338 shares of Common Stock and 2,918 shares of Series C Preferred Stock of the Company were held by the Plan.

NOTE 14:  RELATED PARTY TRANSACTIONS

    In the ordinary course of business, the Company has loans, deposits and other transactions with its senior officers and directors and businesses with which such persons are associated. It is the Company's policy that all such transactions are entered into on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties. The balances of loans to all such persons were $1,053,000, $1,587,000 and $1,290,000 at December 31, 1995, 1994 and 1993, respectively. Additions and reductions on such loans were $1,254,000 and $1,788,000, respectively, for the year ended December 31, 1995.

    The Company and its subsidiaries paid $19,000, $55,000 and $110,000 in fees to a director-related company for services rendered on various legal matters during 1995, 1994 and 1993, respectively.

    During the year ended December 31, 1995, the Company reimbursed $800,000 ($450,000 in cash and $350,000 in notes payable) to three former directors (one of whom is also a current director of the Company) of a bank which was a repossessed asset of a former subsidiary bank for payment of reasonable legal fees and expenses in connection with their defense of an action brought by the Federal Deposit Insurance Corporation (the "FDIC"). See "Note 15: Commitments and Contingent Liabilities."

    During the year ended December 31, 1993, the Company reimbursed $200,000 to twenty-two former directors of a former subsidiary bank (six of whom are also current directors of the Company) for payment of reasonable legal fees and expenses in connection with their defense of an action brought by two plaintiffs who purchased debentures previously sold by the former subsidiary bank. The Company had accrued and expensed such reimbursement during the year ended December 31, 1991.

NOTE 15:  COMMITMENTS AND CONTINGENT LIABILITIES

    In 1985, a former subsidiary bank of the Company foreclosed on the stock of Texas Bank & Trust Company, Sweetwater, Texas ("TB&T-Sweetwater"), which became a repossessed asset of the former subsidiary. TB&T-Sweetwater subsequently failed, resulting in a legal action being brought in federal court against the thirteen TB&T-Sweetwater directors by the FDIC. In September 1993, nine former outside directors of TB&T-Sweetwater (the "Outside Directors") settled with the FDIC for an aggregate of

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 15:  COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
$60,000. All former directors of TB&T-Sweetwater requested that the Company reimburse them for their expenses and settlement costs incurred by them in their defense of the FDIC litigation. This request was based on their interpretation of certain indemnification provisions contained in the Company's Articles of Incorporation.

    In January 1994, the Company filed a declaratory judgment action in state district court to petition the court to rule on certain matters that would have precluded indemnification. Certain of the directors filed counterclaims against the Company asserting their right to be indemnified. A hearing occurred in July 1994, and the court issued an order in September 1994, denying the Company's petition and upholding the directors' counterclaims.

    In December 1994, a settlement was entered into between the FDIC, one Outside Director and the three management directors of TB&T-Sweetwater, who were also management directors of the Company (the "Inside Directors"), with the Inside Directors paying the FDIC a total of $450,000. As a result of the two settlements and indemnification requests, the Outside Directors claimed indemnification in the amount of approximately $467,000 and the Inside Directors claimed indemnification in the amount of approximately $900,000. In 1994, the Company accrued $900,000 for the potential reimbursement of the $1,367,000 in claims.

    On March 7, 1995, the Company agreed to settle the indemnification requests of the Inside Directors for $450,000 in cash and by delivery of three promissory notes in the aggregate principal amount of $350,000. These notes are payable in three equal annual installments beginning March 1, 1996, and bear interest at 6% per annum. As a result of the below-market interest rate, the notes were originally discounted to an aggregate of $323,000. In April and May 1995, the Company consummated this settlement with the Inside Directors by paying them an aggregate of $450,000 and delivering such promissory notes to them. In May and June 1995, the Company settled with the Outside Directors by paying them a aggregate of $252,000 in cash.

    The Company is involved in various other litigation proceedings incidental to the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from such other litigation would not be material in relation to the Company's financial condition.

    The Banks lease certain of their premises and equipment under noncancellable operating leases. Rental expense under such operating leases was approximately $290,000, $235,000 and $142,000 in 1995, 1994 and 1993, respectively.

    The minimum payments due under these leases at December 31, 1995, are as follows:

1996......................................................  $ 298,000
1997......................................................    232,000
1998......................................................     87,000
1999......................................................     39,000
2000......................................................     39,000
2001-2003.................................................     61,000
                                                            ---------
    Total.................................................  $ 756,000
                                                            ---------
                                                            ---------

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 16:  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts and fair values of financial assets and financial liabilities at December 31, 1995 and 1994, were as follows:

                                                                  1995                          1994
                                                      ----------------------------  ----------------------------
                                                        CARRYING                      CARRYING
                                                         AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                                      -------------  -------------  -------------  -------------
FINANCIAL ASSETS
  Cash and due from banks...........................  $   8,559,000  $   8,559,000  $   7,564,000  $   7,564,000
  Federal funds sold................................     26,200,000     26,200,000     31,200,000     31,200,000
  Available-for-sale securities.....................     16,746,000     16,746,000     17,078,000     17,078,000
  Held-to-maturity securities.......................     39,161,000     39,384,000     16,227,000     15,913,000
  Loans, net of unearned income.....................     81,927,000     83,857,000     81,306,000     80,761,000
  Accrued interest receivable.......................      1,494,000      1,494,000        945,000        945,000

FINANCIAL LIABILITIES
  Noninterest-bearing demand deposits...............  $  33,267,000  $  33,267,000  $  30,210,000  $  30,210,000
  Interest-bearing demand deposits..................     52,430,000     52,430,000     56,520,000     56,520,000
  Interest-bearing time deposits....................     79,007,000     79,475,000     59,454,000     59,473,000
  Notes payable.....................................        849,000        849,000        930,000        930,000
  Accrued interest payable..........................        882,000        882,000        408,000        408,000

    Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values of other loans are estimated using discounted cash flow analyses, which utilize interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

    The fair values of noninterest and interest-bearing demand deposits are, by definition, equal to the amount payable on demand, i.e., their carrying amount. The fair values of interest-bearing time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates of similar maturities.

    The carrying amounts for cash and due from banks, federal funds sold, accrued interest receivable, notes payable and accrued interest payable approximate the fair values of such assets and liabilities.

    Fair values for the Company's off-balance-sheet instruments, which consist of lending commitments and standby letters of credit, are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. Management believes that the fair value of these off-balance-sheet instruments is not materially different from the commitment amount.

NOTE 17:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Company is a party to financial instruments with off-balance-sheet risk entered into in the normal course of business to meet the financing needs of its customers. These financial instruments include

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 17: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED) commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the accompanying financial statements. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and financial guarantees is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Unless noted otherwise, the Company does not require collateral or other security to support financial instruments with credit risk. The Company had outstanding loan commitments of approximately $6,162,000 and $4,715,000 and outstanding standby letters of credit and financial guarantees of approximately $178,000 and $152,000 at December 31, 1995 and 1994, respectively.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate, accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

    Standby letters of credit and financial guarantees are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in making loans to customers.

    The Company does not expect any material losses as a result of loan commitments, standby letters of credit and financial guarantees that were outstanding at December 31, 1995.

    In the normal course of business, the Company maintains deposits with other financial institutions in amounts which exceed FDIC insurance coverage limits.

NOTE 18:  REGULATORY MATTERS

    At December 31, 1995, retained earnings of subsidiaries included approximately $1,208,000 that was available for payment of dividends to the Company without prior approval of regulatory authorities.

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 19:  PARENT COMPANY FINANCIAL INFORMATION

    Condensed financial statements of the Company, parent only, are presented below:

                          INDEPENDENT BANKSHARES, INC.
                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                                         1995           1994
                                                                                     -------------  -------------
                                                     ASSETS:

Cash...............................................................................  $     191,000  $     241,000
Investment in subsidiaries.........................................................     12,908,000     12,065,000
Premises and equipment.............................................................          4,000          6,000
Other assets.......................................................................      1,577,000        427,000
                                                                                     -------------  -------------
    Total assets...................................................................  $  14,680,000  $  12,739,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                                  LIABILITIES:

Notes payable......................................................................  $     832,000  $     909,000
Accrued interest payable and other liabilities.....................................         30,000        757,000
                                                                                     -------------  -------------
    Total liabilities..............................................................        862,000      1,666,000
Stockholders' equity...............................................................     13,818,000     11,073,000
                                                                                     -------------  -------------
    Total liabilities and stockholders' equity.....................................  $  14,680,000  $  12,739,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 19:  PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)
                          INDEPENDENT BANKSHARES, INC.
                          CONDENSED INCOME STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                              1995          1994          1993
                                                                          ------------  ------------  ------------
Income:
  Dividends from subsidiaries (see Note 18).............................  $    905,000  $    450,000  $    510,000
  Management fees from subsidiaries.....................................       177,000       158,000       164,000
  Interest from subsidiaries............................................         2,000         2,000         2,000
  Other income..........................................................       --            --             77,000
                                                                          ------------  ------------  ------------
    Total income........................................................     1,084,000       610,000       753,000
                                                                          ------------  ------------  ------------
Expenses:
  Interest..............................................................       107,000        86,000       102,000
  Other expenses........................................................       756,000     1,381,000       524,000
                                                                          ------------  ------------  ------------
    Total expenses......................................................       863,000     1,467,000       626,000
                                                                          ------------  ------------  ------------
Income (loss) before federal income taxes, equity in undistributed earnings of subsidiaries, and cumulative effect of accounting
  change................................................................       221,000      (857,000)      127,000
  Federal income tax benefit............................................      (236,000)     (490,000)      (76,000)
                                                                          ------------  ------------  ------------
Income (loss) before equity in undistributed earnings of subsidiaries
  and cumulative effect of accounting change............................       457,000      (367,000)       51,000
  Equity in undistributed earnings of subsidiaries......................       675,000       817,000       978,000
                                                                          ------------  ------------  ------------
Income before cumulative effect of accounting change....................     1,132,000       450,000     1,029,000
  Cumulative effect of change in accounting for income taxes............       --            --            200,000
                                                                          ------------  ------------  ------------
Net income..............................................................  $  1,132,000  $    450,000  $  1,229,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 19:  PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)
                          INDEPENDENT BANKSHARES, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                              1995          1994          1993
                                                                          ------------  ------------  ------------
Cash flows from operating activities:
  Net income............................................................  $  1,132,000  $    450,000  $  1,229,000
Adjustments to reconcile net income to net cash provided by operating activities:
  Cumulative effect of change in accounting for income taxes............       --            --           (200,000)
  Deferred federal income tax expense...................................       547,000       222,000       493,000
  Depreciation and amortization.........................................         2,000         1,000         2,000
  Equity in undistributed earnings of subsidiaries......................      (675,000)     (817,000)     (978,000)
  Gain on sale of subsidiary............................................       --            --            (75,000)
  Decrease (increase) in other assets...................................       (97,000)        4,000        25,000
  Increase (decrease) in accrued interest payable and other
    liabilities.........................................................      (390,000)      681,000      (134,000)
                                                                          ------------  ------------  ------------
    Net cash provided by operating activities...........................       519,000       541,000       362,000
                                                                          ------------  ------------  ------------
Cash flows from investing activities:
  Proceeds from sale of premises and equipment..........................       --            --              1,000
  Proceeds from sale of subsidiary......................................       --            --             75,000
  Acquisition of subsidiary.............................................       --            --           (650,000)
  Capital distribution from subsidiary..................................       --            --          1,500,000
                                                                          ------------  ------------  ------------
    Net cash provided by investing activities...........................       --            --            926,000
                                                                          ------------  ------------  ------------
Cash flows from financing activities:
  Proceeds from notes payable...........................................       275,000       --            450,000
  Repayment of notes payable............................................      (687,000)     (261,000)   (1,542,000)
  Net proceeds from issuance of equity securities.......................        34,000         2,000        10,000
  Cash paid for fractional shares in stock dividend.....................        (4,000)      --             (4,000)
  Repurchase of Series A Preferred Stock................................       --            --           (173,000)
  Payment of cash dividends.............................................      (187,000)     (140,000)      (75,000)
                                                                          ------------  ------------  ------------
    Net cash used in financing activities...............................      (569,000)     (399,000)   (1,334,000)
                                                                          ------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents....................       (50,000)      142,000       (46,000)
Cash and cash equivalents at beginning of year..........................       241,000        99,000       145,000
                                                                          ------------  ------------  ------------
  Cash and cash equivalents at end of year..............................  $    191,000  $    241,000  $     99,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 20:  SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental cash flow information for the years ended December 31, 1995, 1994 and 1993, is as follows:

                                                                              1995          1994          1993
                                                                          ------------  ------------  ------------
Cash paid during the year for:
  Interest..............................................................  $  4,835,000  $  3,337,000  $  3,215,000
  Federal income taxes..................................................        15,000        17,000        38,000
Noncash investing activities:
  Additions to real estate and other repossessed assets during the year
    through foreclosures................................................     1,039,000       424,000       457,000
  Sales of real estate and other repossessed assets financed with
    loans...............................................................       196,000       335,000       202,000
  Transfer of real estate and other repossessed assets to loans.........       125,000       --            --
  Increase (decrease) in unrealized gain/loss on available-for-sale
    securities, net of tax..............................................       168,000      (306,000)      206,000
  Other liabilities replaced with notes payable.........................       334,000       --            --

NOTE 21:  SUBSEQUENT EVENT

    First State, N.A., Abilene completed the acquisition of Peoples National Bank in Winters, Texas ("Peoples National") effective January 1, 1996. At December 31, 1995, Peoples National had total assets of $5,505,000, total loans, net of unearned income, of $2,767,000, total deposits of $4,958,000 and stockholders' equity of $525,000. These amounts are not included in the Consolidated Balance Sheet for the Company at December 31, 1995.

                          INDEPENDENT BANKSHARES, INC.

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 21:  SUBSEQUENT EVENT (CONTINUED)
QUARTERLY DATA (UNAUDITED)

    The following table presents the unaudited results of operations for the past two years by quarter. See "Note 12: Earnings Per Share" in the Company's Consolidated Financial Statements.

                                                                                             1995
                                                                 -------------------------------------------------------------
                                                                    FIRST       SECOND        THIRD       FOURTH
                                                                   QUARTER      QUARTER      QUARTER      QUARTER      TOTAL
                                                                 -----------  -----------  -----------  -----------  ---------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Interest income................................................   $   2,811    $   2,971    $   3,049    $   3,131   $  11,962
Interest expense...............................................       1,128        1,331        1,401        1,449       5,309
Net interest income............................................       1,683        1,640        1,648        1,682       6,653
Provision for loan losses......................................          42           30           69           65         206
Income before federal income taxes.............................         502          277          479          456       1,714
Net income.....................................................         332          182          317          301       1,132
Primary earnings per common share available to common
  stockholders:
  Income before federal income taxes...........................   $    0.46    $    0.25    $    0.44    $    0.42   $    1.57
  Net income...................................................        0.30         0.16         0.29         0.27        1.02
Fully diluted earnings per common share available to common
  stockholders:
  Income before federal income taxes...........................   $    0.37    $    0.20    $    0.36    $    0.34   $    1.27
  Net income...................................................        0.25         0.14         0.23         0.22        0.84

                                                                                             1994
                                                                 -------------------------------------------------------------
                                                                    FIRST       SECOND        THIRD       FOURTH
                                                                   QUARTER      QUARTER      QUARTER      QUARTER      TOTAL
                                                                 -----------  -----------  -----------  -----------  ---------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Interest income................................................   $   2,471    $   2,491    $   2,506    $   2,663   $  10,131
Interest expense...............................................         791          821          875          965       3,452
Net interest income............................................       1,680        1,670        1,631        1,698       6,679
Provision for loan losses......................................          21           31           40           55         147
Income (loss) before federal income taxes......................         324          397          119         (163)        677
Net income (loss)..............................................         215          262           79         (106)        450
Primary earnings per common share available to common
  stockholders:
  Income (loss) before federal income taxes....................   $    0.29    $    0.36    $    0.10    $   (0.17)  $    0.58
  Net income (loss)............................................        0.19         0.23         0.06        (0.12)       0.36
Fully diluted earnings per common share available to common
  stockholders:
  Income (loss) before federal income taxes....................   $    0.24    $    0.29    $    0.09    $   (0.12)  $    0.50
  Net income (loss)............................................        0.16         0.19         0.06        (0.12)       0.33

    The above unaudited financial information reflects all adjustments that are, in the opinion of management, necessary to present a fair statement of the results of operations for the interim periods presented.

                          CROWN PARK BANCSHARES, INC.

                          CONSOLIDATED BALANCE SHEETS

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                  (UNAUDITED)

                                                     SEPTEMBER    DECEMBER 31,
                                                      30, 1996        1995
                                                    ------------  ------------
                                    ASSETS

Cash and due from banks...........................  $  2,832,000  $  2,693,000
Federal funds sold................................     1,375,000     7,275,000
Investment securities.............................             0
  Securities held to maturity, fair value of
    $6,413,000 at September 30, 1996, and
    $9,974,000 at December 31, 1995...............     6,424,000     9,968,000
  Securities available for sale, at fair value....     5,243,000     4,325,000
Loans, net........................................    38,289,000    32,515,000
Accrued interest receivable.......................       491,000       508,000
Bank premises and equipment, net..................     2,373,000     2,358,000
Other real estate owned...........................       290,000       335,000
Other assets......................................       208,000       208,000
                                                    ------------  ------------
TOTAL ASSETS......................................  $ 57,525,000  $ 60,185,000
                                                    ------------  ------------
                                                    ------------  ------------

                     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Noninterest bearing demand deposits.............  $  9,194,000  $ 11,045,000
  Interest bearing deposits.......................    41,508,000    42,721,000
                                                    ------------  ------------
    Total deposits................................    50,702,000    53,766,000
  Accounts payable and accrued liabilities........       244,000       210,000
  Notes payable...................................     2,094,000     2,111,000
  Deferred federal income tax.....................       167,000        83,000
                                                    ------------  ------------
    Total liabilities.............................    53,207,000    56,170,000
                                                    ------------  ------------

STOCKHOLDERS' EQUITY
  Common stock....................................       952,000       952,000
  Capital surplus.................................       965,000       965,000
  Retained earnings...............................     2,407,000     2,073,000
  Unrealized gain (loss) on investment securities
    available for sale, net of applicable deferred
    federal income taxes..........................        (6,000)       25,000
                                                    ------------  ------------
    Total stockholders' equity....................     4,318,000     4,015,000
                                                    ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $ 57,525,000  $ 60,185,000
                                                    ------------  ------------
                                                    ------------  ------------

                          CROWN PARK BANCSHARES, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995

                                  (UNAUDITED)

                                                     NINE-MONTH PERIOD ENDED
                                                          SEPTEMBER 30,
                                                    --------------------------
                                                        1996          1995
                                                    ------------  ------------
INTEREST INCOME
  Interest and fees on loans......................  $  2,528,000  $  2,396,000
  Interest on investment securities...............       613,000       639,000
  Interest on federal funds sold..................       139,000       211,000
                                                    ------------  ------------
    Total interest income.........................     3,280,000     3,246,000
                                                    ------------  ------------

INTEREST EXPENSE
  Interest on deposits............................     1,343,000     1,287,000
  Interest on long-term debt......................       136,000       149,000
                                                    ------------  ------------
    Total interest expense........................     1,479,000     1,436,000
                                                    ------------  ------------
  NET INTEREST INCOME.............................     1,801,000     1,810,000
Provision for loan losses.........................       135,000       202,000
                                                    ------------  ------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN
    LOSSES........................................     1,666,000     1,608,000
                                                    ------------  ------------
OTHER INCOME
  Service charges.................................       220,000       248,000
  Other operating income..........................       139,000       175,000
                                                    ------------  ------------
    Total other income............................       359,000       423,000
                                                    ------------  ------------
OTHER EXPENSE
  Salaries and benefits...........................       719,000       741,000
  Net occupancy expense of bank premises..........       110,000       100,000
  Equipment expense...............................       101,000        99,000
  FDIC assessments................................         2,000        65,000
  Other operating expenses........................       592,000       455,000
                                                    ------------  ------------
    Total other expense...........................     1,524,000     1,460,000
                                                    ------------  ------------
      EARNINGS BEFORE INCOME TAXES................       501,000       571,000
Provision for income taxes........................       159,000       187,000
                                                    ------------  ------------
      NET EARNINGS................................  $    342,000  $    384,000
                                                    ------------  ------------
                                                    ------------  ------------

                          CROWN PARK BANCSHARES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995

                                  (UNAUDITED)

                                                        1996          1995
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings....................................  $    342,000  $    384,000
  Adjustments to reconcile net earnings to net
    cash provided by operating activities
    Depreciation..................................       107,000       114,000
    Provision for losses on loans.................       135,000       202,000
    Writedown of other real estate owned..........         8,000             0
    Amortization of investment securities, net of
      accretion...................................        41,000        95,000
    Loss on sale of investment securities.........         2,000             0
    Increase in accounts payable and accrued
      liabilities.................................        34,000        22,000
    (Increase) decrease in accrued interest
      receivable..................................        17,000      (103,000)
    Increase in other assets......................             0        (6,000)
                                                    ------------  ------------
Net cash provided by operating activities.........       686,000       708,000
                                                    ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of bank premises and equipment......      (142,000)      (12,000)
  Proceeds from sale of bank premises and
    equipment.....................................        20,000             0
  Purchases of securities held to maturity........      (500,000)     (680,000)
  Proceeds from maturities of securities held to
    maturity......................................     3,108,000       500,000
  Proceeds from sales of securities held to
    maturity......................................       998,000             0
  Purchases of securities available for sale......    (3,523,000)   (2,081,000)
  Proceeds from maturities of securities available
    for sale......................................     2,453,000     3,300,000
  Net change in loans to customers................    (5,788,000)   (2,324,000)
  Net change in federal funds sold................     5,900,000     1,325,000
  Proceeds from sale of other real estate owned...         8,000             0
                                                    ------------  ------------
  Net cash provided by investing activities.......     2,534,000        28,000
                                                    ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net decrease in deposits........................    (3,064,000)     (686,000)
  Payment of notes payable........................       (17,000)      (18,000)
                                                    ------------  ------------
  Net cash used by financing activities...........    (3,081,000)     (704,000)
                                                    ------------  ------------
NET INCREASE IN CASH AND DUE FROM BANKS...........       139,000        32,000
  Cash and due from banks at beginning of
    period........................................     2,693,000     2,702,000
                                                    ------------  ------------
CASH AND DUE FROM BANKS AT END OF PERIOD..........  $  2,832,000  $  2,734,000
                                                    ------------  ------------
                                                    ------------  ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid...................................  $  1,495,000  $  1,378,000
  Income taxes paid...............................       128,000       220,000
  Increase (decrease) in unrealized gain (loss) on
    securities available for sale.................       (31,000)       89,000

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    For information with regard to significant accounting policies, reference is made to Notes to Consolidated Financial Statements included in the Company's Consolidated Financial Statements together with Independent Auditor's Report for the year ended December 31, 1995.

NOTE 2:  LOANS

    The Company's total loans, net of unearned income, increased from $33,032,000 at December 31, 1995, to $38,619,000 at September 30, 1996. The
increase is primarily due to the increased activity in the area of indirect installment loans, collateralized principally by automobiles.

NOTE 3:  PENDING SALE

    On July 11, 1996, the stockholders of the Company entered into a definitive agreement to sell a super majority of the shares of the Company to Independent Bankshares, Inc. An application was filed with the appropriate regulatory authorities for approval of the transaction and such approval, conditioned on Independent Bankshares, Inc. injecting additional capital into the combined bank after the effect of the transaction, has been received. If such condition is satisfied, it is anticipated that the transaction will be consummated during the first quarter of 1997.

NOTE 4:  EXPENSES RELATED TO ACQUISITION

    The Company incurred approximately $80,000 ($53,000 net of tax) of expenses in the nine-month period ended September 30, 1996 related to the proposed acquisition of the Company.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Crown Park Bancshares, Inc. and Subsidiary
Lubbock, Texas

    We have audited the accompanying consolidated balance sheets of Crown Park Bancshares, Inc. and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of significant misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crown Park Bancshares, Inc. and Subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                                          /s/ Elaine McNair, Inc.

September 20, 1996

                          CROWN PARK BANCSHARES, INC.
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                                         1995           1994
                                                                                     -------------  -------------

                                                     ASSETS

Cash and due from banks............................................................  $   2,692,737  $   2,701,755
Interest bearing deposits in financial institutions................................       --              100,000
Federal funds sold.................................................................      7,275,000      5,550,000
Investment securities
  Securities held to maturity, fair value of $9,974,106 in 1995 and $8,707,903 in
    1994...........................................................................      9,967,964      9,041,386
  Securities available for sale, at fair value.....................................      4,325,046      7,375,266
Loans, net.........................................................................     32,514,676     29,658,348
Accrued interest receivable........................................................        508,476        445,885
Bank premises and equipment, net...................................................      2,358,113      2,497,864
Other real estate owned............................................................        334,722        334,722
Other assets.......................................................................        207,938        122,629
                                                                                     -------------  -------------
TOTAL ASSETS.......................................................................  $  60,184,672  $  57,827,855
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Noninterest bearing demand deposits..............................................  $  11,044,966  $  11,717,355
  Interest bearing deposits........................................................     42,721,261     40,249,921
                                                                                     -------------  -------------
      Total deposits...............................................................     53,766,227     51,967,276
  Accounts payable and accrued liabilities.........................................        209,637        173,449
  Notes payable....................................................................      2,110,763      2,235,231
  Deferred federal income tax......................................................         82,902         63,733
                                                                                     -------------  -------------
      Total liabilities............................................................     56,169,529     54,439,689
STOCKHOLDERS' EQUITY
  Common stock, $5 par value, 1,000,000 shares authorized, 190,372 shares issued
    and outstanding................................................................        951,860        951,860
  Capital surplus..................................................................        965,196        965,196
  Retained earnings................................................................      2,073,451      1,540,505
  Unrealized gain (loss) on investment securities available for sale, net of
    applicable deferred federal income taxes.......................................         24,636        (69,395)
                                                                                     -------------  -------------
      Total stockholders' equity...................................................      4,015,143      3,388,166
                                                                                     -------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........................................  $  60,184,672  $  57,827,855
                                                                                     -------------  -------------
                                                                                     -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          CROWN PARK BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                              1995          1994          1993
                                                                          ------------  ------------  ------------
INTEREST INCOME
  Interest and fees on loans............................................  $  3,210,829  $  3,090,371  $  2,881,882
  Interest on investment securities.....................................       971,106     1,045,190     1,088,255
  Interest on federal funds sold and deposits in banks..................       321,141       226,989       140,078
                                                                          ------------  ------------  ------------
    Total interest income...............................................     4,503,076     4,362,550     4,110,215
INTEREST EXPENSE
  Interest on deposits..................................................     1,769,856     1,407,836     1,322,525
  Interest on short-term borrowings.....................................       --                312           968
  Interest on long-term debt............................................       198,128       194,199       200,092
                                                                          ------------  ------------  ------------
    Total interest expense..............................................     1,967,984     1,602,347     1,523,585
NET INTEREST INCOME.....................................................     2,535,092     2,760,203     2,586,630
  Provision for loan losses.............................................       261,383       394,056       515,176
                                                                          ------------  ------------  ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....................     2,273,709     2,366,147     2,071,454
OTHER INCOME
  Service charges.......................................................       304,314       429,795       475,405
  Other operating income................................................       245,270       196,349       251,780
                                                                          ------------  ------------  ------------
    Total other income..................................................       549,584       626,144       727,185
OTHER EXPENSE
  Salaries and benefits.................................................       989,506       914,827       850,854
  Net occupancy expense of bank premise.................................       132,988       141,599       143,451
  Equipment expense.....................................................       132,812       144,006       139,599
  FDIC assessments......................................................        69,757       118,377       113,932
  Other operating expenses..............................................       733,255       863,287       795,079
                                                                          ------------  ------------  ------------
    Total other expense.................................................     2,058,318     2,182,096     2,042,915
                                                                          ------------  ------------  ------------
EARNINGS BEFORE INCOME TAXES............................................       764,975       810,195       755,724
  Provision for income taxes............................................       232,029       252,016       256,946
                                                                          ------------  ------------  ------------
NET EARNINGS............................................................  $    532,946  $    558,179  $    498,778
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
NET EARNINGS PER SHARE..................................................  $       2.80  $       2.93  $       2.62
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          CROWN PARK BANCSHARES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                                     UNREALIZED
                                                                                                    GAIN (LOSS)
                                                                                                         ON
                                               COMMON STOCK                                          SECURITIES      TOTAL
                                           --------------------   CAPITAL   RETAINED    TREASURY     AVAILABLE    STOCKHOLDERS'
                                            SHARES     AMOUNT     SURPLUS   EARNINGS      STOCK       FOR SALE       EQUITY
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
BALANCE AT DECEMBER 31, 1992.............    190,372  $ 951,860  $ 965,196  $ 483,548   $ (24,046)   $   --        $2,376,558
  Sale of treasury stock.................     --         --         --         --          16,500        --            16,500
  Net earnings...........................     --         --         --        498,778      --            --           498,778
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
BALANCE AT DECEMBER 31, 1993.............    190,372    951,860    965,196    982,326      (7,546)       --         2,891,836
  Initial unrealized gain on securities
    available for sale...................     --         --         --         --          --            82,326        82,326
  Sale of treasury stock.................     --         --         --         --           7,546        --             7,546
  Net earnings...........................     --         --         --        558,179      --            --           558,179
  Change in unrealized gain on securities
    available for sale...................     --         --         --         --          --          (151,721)     (151,721)
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
BALANCE AT DECEMBER 31, 1994.............    190,372    951,860    965,196  1,540,505      --           (69,395)    3,388,166
  Net earnings...........................     --         --         --        532,946      --            --           532,946
  Change in unrealized loss on securities
    available for sale...................     --         --         --         --          --            94,031        94,031
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
BALANCE AT DECEMBER 31, 1995.............    190,372  $ 951,860  $ 965,196  $2,073,451  $  --        $   24,636    $4,015,143
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          CROWN PARK BANCSHARES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                        1995          1994          1993
                                                    ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings....................................  $    532,946  $    558,179  $    498,778
  Adjustments to reconcile net earnings to net
    cash provided by operating activities
    Depreciation..................................       154,734       161,437       321,847
    Provision for losses on loans.................       261,383       394,056       515,176
    Amortization of investment securities, net of
      accretion...................................       104,647        84,166       158,805
    Deferred (benefit) provision for income
      taxes.......................................       (29,271)        5,954        12,752
    Increase (decrease) in accounts payable and
      accrued liabilities.........................         3,208       (21,232)      (76,750)
    Increase in accrued interest receivable.......       (55,322)       (9,424)       39,040
    Changes in operating assets and liabilities
      (Increase) decrease in other assets.........       (96,746)      109,545      (941,687)
      Increase in other liabilities...............        69,528        82,341      (111,322)
                                                    ------------  ------------  ------------
    Net cash provided by operating activities.....       945,107     1,365,022       416,639
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of bank premises and equipment......       (11,719)     (152,367)      (29,704)
  Purchases of securities held to maturity........    (1,399,987)   (3,143,979)   (3,675,719)
  Proceeds from maturities of securities held to
    maturity......................................       500,000       528,343     3,500,000
  Purchases of securities available for sale......    (2,255,539)   (2,003,611)      --
  Proceeds from maturities of securities available
    for sale......................................     5,520,600     3,872,497       --
  Net change in loans to customers................    (3,117,720)      375,671        12,182
  Net change in federal funds sold................    (1,725,000)    2,050,000    (2,125,000)
  Purchase of Federal Reserve Bank stock..........       --            --             (3,450)
  Purchase of Federal Home Loan Bank stock........      (176,400)      --            --
                                                    ------------  ------------  ------------
    Net cash provided (used) by investing
      activities..................................    (2,665,765)    1,526,554    (2,321,691)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits.............     1,836,108    (2,535,221)    1,945,691
  Sale of treasury stock..........................       --              7,546        16,500
  Payment of notes payable........................      (124,468)     (142,123)     (108,605)
                                                    ------------  ------------  ------------
    Net cash provided (used) by financing
      activities..................................     1,711,640    (2,669,798)    1,853,586
                                                    ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND DUE FROM
  BANKS...........................................        (9,018)      221,778       (51,466)
  Cash and due from banks at beginning of year....     2,701,755     2,479,977     2,531,443
                                                    ------------  ------------  ------------
CASH AND DUE FROM BANKS AT END OF YEAR............  $  2,692,737  $  2,701,755  $  2,479,977
                                                    ------------  ------------  ------------
                                                    ------------  ------------  ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid...................................  $  1,925,669  $  1,561,650     1,533,893
  Income taxes paid...............................       283,000       332,000       266,500
  Increase (decrease) in unrealized gain (loss) on
    securities available for sale.................       142,472      (105,219)      --

  The accompanying notes are an integral part of these consolidated financial statements.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS

    Crown Park Bancshares, Inc. (a Texas Corporation) is a single-bank holding company, which owns all of the capital stock of Western National Bank (the "Bank"). The Bank's primary source of revenue is providing loans and banking services to consumers and commercial customers in Lubbock, Texas and the surrounding area.

    The accounting and reporting policies of the Crown Park Bancshares, Inc., and subsidiary (the "Company") conform with generally accepted accounting principles and to general practices of the banking industry. Policies and practices which significantly affect the determination of financial position, results of operations and cash flows are summarized as follows:

    CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, which owns all of the Company's premises. All significant intercompany transactions and balances have been eliminated in consolidation.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVESTMENT SECURITIES

    Securities classified as held to maturity are recorded at cost, adjusted for amortization of premiums and accretion of discounts. Securities classified as available for sale are recorded at fair value, with unrealized gains and losses, net of applicable deferred income taxes, reported as a separate component of stockholders' equity. Securities classified as trading are recorded at fair value, with unrealized gains and losses included in earnings. The Company had no trading securities as of December 31, 1995 and 1994. Gains and losses resulting from the sale of securities are determined by the specific identification method.

    LOANS AND ALLOWANCES FOR LOAN LOSSES

    Loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Unearned interest on installment loans is recognized in income over the term of the loans in decreasing amounts using a method that approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amounts outstanding.

    The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance when management believes the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible based upon management's review and evaluation of the loan portfolio. The factors considered in the evaluation of the loans include general economic conditions, the financial condition of the borrower, the value and liquidity of collateral, delinquency, prior loan loss

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) experience, and the results of periodic review of the portfolio. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

    BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on a straight-line basis over the estimated useful lives of the related assets.

    OTHER REAL ESTATE OWNED

    Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at fair value at the date of foreclosure. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property or incurred in foreclosure proceedings are expensed.

    Valuations are periodically performed by management and an allowance for losses is established by means of a charge to operations if the carrying value of a property exceeds its fair value less estimated costs to sell.

    FEDERAL INCOME TAXES

    The Company and its subsidiary bank file a consolidated federal income tax return. The subsidiary provides for taxes on a separate basis and remits to the Company amounts determined to be currently payable. Federal income tax expense differs from the amount expected by applying federal statutory rates primarily due to tax exempt income on securities. Deferred federal income tax assets and liabilities are recognized to reflect the tax effect of the differences in the tax and financial reporting basis of assets and liabilities. General business credits are recognized as a reduction of current income taxes in the year the credits are utilized.

    CASH EQUIVALENTS

    The Company defines cash equivalents for the purposes of reporting cash flows as cash and due from banks.

    ACCOUNTING STANDARD NOT YET ADOPTED

    In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was issued. This statement requires that "long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable." This statement applies to fiscal years beginning after December 15, 1995, and is not expected to have a material effect on the accompanying financial statements.

NOTE 2:  INVESTMENT SECURITIES

    The Bank is required to maintain a reserve balance with the Federal Reserve Bank. The reserve requirement as of December 31, 1995 and 1994 totaled approximately $240,000 and $301,000, respectively.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 2:  INVESTMENT SECURITIES (CONTINUED)
    The amortized cost, estimated market values, and gross unrealized gains and losses of the Company's investment securities as of December 31, 1995 and 1994, are as follows:

                                                            DECEMBER 31, 1995
                                           ----------------------------------------------------
                                            AMORTIZED       GROSS        GROSS      AGGREGATE
                                               COST      UNREALIZED   UNREALIZED       FAIR
                                              BASIS         GAINS       LOSSES        VALUE
                                           ------------  -----------  -----------  ------------
Securities held to maturity
  U.S. Treasury securities...............  $  8,408,477   $  26,186    $  25,006   $  8,409,657
  U.S. Government agencies...............     1,500,000       4,922       --          1,504,922
  Mortgage-backed securities.............        59,487          40       --             59,527
                                           ------------  -----------  -----------  ------------
    Total................................  $  9,967,964   $  31,148    $  25,006   $  9,974,106
                                           ------------  -----------  -----------  ------------
                                           ------------  -----------  -----------  ------------
Securities available for sale
  U.S. Treasury securities...............  $  1,496,864   $   3,526    $  --       $  1,500,390
  U.S. Government agencies...............     1,488,052      20,151       --          1,508,203
  Mortgage-backed securities.............       896,069      13,576       --            909,645
                                           ------------  -----------  -----------  ------------
    Total debt securities................     3,880,985      37,253       --          3,918,238
    Equity securities....................       406,808      --           --            406,808
                                           ------------  -----------  -----------  ------------
    Total................................  $  4,287,793   $  37,253    $  --       $  4,325,046
                                           ------------  -----------  -----------  ------------
                                           ------------  -----------  -----------  ------------

                                                            DECEMBER 31, 1994
                                           ----------------------------------------------------
                                            AMORTIZED       GROSS        GROSS      AGGREGATE
                                               COST      UNREALIZED   UNREALIZED       FAIR
                                              BASIS         GAINS       LOSSES        VALUE
                                           ------------  -----------  -----------  ------------
Securities held to maturity
  U.S. Treasury securities...............  $  8,480,175   $  --        $ 326,197   $  8,153,978
  U.S. Government agencies...............       501,013      --            7,731        493,282
  Mortgage-backed securities.............        60,198         445       --             60,643
                                           ------------  -----------  -----------  ------------
    Total................................  $  9,041,386   $     445    $ 333,928   $  8,707,903
                                           ------------  -----------  -----------  ------------
                                           ------------  -----------  -----------  ------------
Securities available for sale
  U.S. Treasury securities...............  $  6,787,007   $     290    $  81,008   $  6,706,289
  Mortgage-backed securities.............       474,241      --           24,501        449,740
                                           ------------  -----------  -----------  ------------
    Total debt securities................     7,261,248         290      105,509      7,156,029
    Equity securities....................       219,237      --           --            219,237
                                           ------------  -----------  -----------  ------------
    Total................................  $  7,480,485   $     290    $ 105,509   $  7,375,266
                                           ------------  -----------  -----------  ------------
                                           ------------  -----------  -----------  ------------

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 2:  INVESTMENT SECURITIES (CONTINUED)
    The amortized cost and estimated market value of debt securities at December 31, 1995, by contractual and expected maturity, are shown below:

                                                                     AMORTIZED     AGGREGATE
                                                                        COST          FAIR
                                                                       BASIS         VALUE
                                                                    ------------  ------------
Securities held to maturity
  Due within one year.............................................  $  5,382,641  $  5,379,032
  Due after one year through five years...........................     4,525,836     4,535,547
                                                                    ------------  ------------
                                                                       9,908,477     9,914,579
  Mortgage-backed securities......................................        59,487        59,527
                                                                    ------------  ------------
    Total.........................................................  $  9,967,964  $  9,974,106
                                                                    ------------  ------------
                                                                    ------------  ------------
Securities available for sale
  Due within one year.............................................  $  1,497,442  $  1,500,967
  Due after one year through five years...........................     1,488,052     1,508,204
                                                                    ------------  ------------
                                                                       2,985,494     3,009,171
  Mortgage-backed securities......................................       895,491       909,067
                                                                    ------------  ------------
    Total.........................................................  $  3,880,985  $  3,918,238
                                                                    ------------  ------------
                                                                    ------------  ------------

    Investment securities carried at approximately $1,366,000, and $1,025,000 at December 31, 1995 and 1994, respectively, were pledged as collateral for public or trust fund deposits and for other purposes required or permitted by law. During 1995 and 1994, there were no sales of investment securities.

NOTE 3:  LOANS AND ALLOWANCE FOR LOAN LOSSES

    The loan portfolio consisted of the following classes at December 31:

                                                                     1995            1994
                                                                --------------  --------------
Commercial....................................................  $   20,688,427  $   19,966,043
Commercial real estate........................................       3,538,709       2,558,814
Mortgage......................................................       5,733,030       4,760,209
Installment...................................................       3,516,909       3,414,866
                                                                --------------  --------------
                                                                    33,477,075      30,699,932
Unearned interest.............................................        (444,726)       (401,584)
Allowance for loan losses.....................................        (517,673)       (640,000)
                                                                --------------  --------------
  Total loans, net............................................  $   32,514,676  $   29,658,348
                                                                --------------  --------------
                                                                --------------  --------------

    The Company adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," as of January 1, 1995. SFAS No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. On collateral

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 3: LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED) dependent loans, the Company has adopted a policy which requires measurement of an impaired loan based on the fair value of the collateral. Other loan impairments will be measured based on the present value of expected future cash flows or the loan's observable market price.

    The Company had previously measured the allowance for credit losses using methods similar to those prescribed in SFAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required as of January 1, 1995. At December 31, 1995, all significant impaired loans have been determined to be collateral dependent and have been measured utilizing the fair value of the collateral.

    As of December 31, 1995, the Company's recorded investment in impaired loans and the related valuation allowance calculated under SFAS No. 114 are as follows:

                                                                        RECORDED     VALUATION
                                                                       INVESTMENT    ALLOWANCE
                                                                       -----------  -----------
Impaired loans--
    Valuation allowance required.....................................   $ 103,977    $  87,977
    No valuation allowance required..................................      --           --
                                                                       -----------  -----------
        Total impaired loans.........................................   $ 103,977    $  87,977
                                                                       -----------  -----------
                                                                       -----------  -----------

    This valuation allowance is included in the allowance for loan losses on the balance sheet.

    The average recorded investment in impaired loans for the year ended December 31, 1995, was $51,989. The Company had $574,700 in nonperforming assets at December 31, 1995, of which $103,977 represented recorded investments in impaired loans.

    Interest payments received on impaired loans are recorded as interest income unless collections of the remaining recorded investment is doubtful at which time payments received are recorded as reductions of principal. The Company recognized interest income on impaired loans of $3,119 during the year ended December 31, 1995, of which $1,200 represented cash interest payments received and recorded as interest income. Interest on impaired loans has been recognized on a full accrual basis in the period ended December 31, 1995.

    Loans on which the accrual of interest has been discontinued totaled $296,000 and 115,000 on December 31, 1994 and 1993, respectively. If interest on loans in nonaccrual status during the year ended December 31, 1994 and 1993 had been accrued, such income would have approximated $20,500 and $8,000, respectively. Interest income on nonaccrual loans is recorded only when amounts received reduce the principal amount of the nonaccrual loan to a realizable level. No interest income on nonaccrual loans was received and recorded in the year ended December 31, 1994.

    The allowance for loan losses as of December 31, 1995, is presented below. Management has evaluated the adequacy of the allowance for loan losses by estimating the probable losses in various categories of the loan portfolio which are identified below:

Allowance for loan losses provided for:
    Loans specifically evaluated as impaired......................  $ 103,977
    Unidentified impaired loans...................................    413,696
                                                                    ---------
    Total allowance for loan losses...............................  $ 517,673
                                                                    ---------
                                                                    ---------

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 3:  LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)
    The allowance for loan losses is maintained at a level considered adequate to provide for estimated probable incurred losses resulting from loans. The allowance is reviewed periodically, and as losses are incurred and the amounts become estimable, they are charged to operations in the periods that they become known.

    The activity in the allowance for loan losses was as follows:

                                                                     DECEMBER 31,
                                                         -------------------------------------
                                                            1995         1994         1993
                                                         -----------  -----------  -----------
Balance at beginning of year...........................  $   640,000  $   505,000  $   602,000
    Provision for loan losses..........................      261,383      390,000      510,000
    Writedowns.........................................     (432,254)    (356,406)    (692,424)
    Recoveries.........................................       48,544      101,406       85,424
                                                         -----------  -----------  -----------
Balance at end of period...............................  $   517,673  $   640,000  $   505,000
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

    Loan maturities and rate sensitivity of the loan portfolio at December 31, 1995, excluding loans on nonaccrual, are as follows:

                                                                                   (THOUSANDS)
                                                                                   -----------
Fixed rate loans with a remaining maturity of:
Three months or less                                                                $   8,875
Over three months through twelve months..........................................       3,111
Over one year through five years.................................................       6,427
                                                                                   -----------
    Total fixed rate loans.......................................................   $  18,413
                                                                                   -----------
                                                                                   -----------
Variable rate loans with a repricing frequency of:
Quarterly or more frequently.....................................................   $  14,966
                                                                                   -----------
                                                                                   -----------

NOTE 4:  BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are summarized as follows:

                                                                        1995          1994
                                                                    ------------  ------------
Land..............................................................  $    805,500  $    805,500
Office building...................................................     1,804,028     1,804,028
Furniture and fixtures............................................       179,376       179,216
Bank equipment and machines.......................................       541,434       530,594
Computer software.................................................       115,334       114,614
Automobiles.......................................................        48,292        48,292
                                                                    ------------  ------------
                                                                       3,493,964     3,482,244
Accumulated depreciation..........................................    (1,135,851)     (984,380)
    Total.........................................................  $  2,358,113  $  2,497,864
                                                                    ------------  ------------
                                                                    ------------  ------------

    Depreciation expense totaled $154,734, $161,437 and $157,546 in 1995, 1994 and 1993, respectively, and is included as a component of occupancy and equipment expense in the consolidated statements.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 5:  DEPOSITS

    Deposit account balances at December 31, 1995 and 1994, are summarized as follows:

                                                                     1995           1994
                                                                 -------------  -------------
Noninterest bearing deposits...................................  $  11,044,966  $  11,717,355
Super Now accounts.............................................      4,709,608      4,630,348
Savings and money market accounts..............................     15,928,952     18,870,517
Time, $100,000 and over........................................      6,026,706      4,826,544
Other time.....................................................     16,055,995     11,922,512
                                                                 -------------  -------------
    Total......................................................  $  53,766,227  $  51,967,276
                                                                 -------------  -------------
                                                                 -------------  -------------

    Included in interest bearing deposits are certificates of deposit of $100,000 or greater. The remaining maturities of these certificates at December 31, 1995 and 1994, are as follows:

                                                                        1995          1994
                                                                    ------------  ------------
Three months or less..............................................  $  1,354,706  $  1,782,544
Over three months through twelve months...........................     3,459,000     2,844,000
Over one year through five years..................................     1,213,000       200,000
                                                                    ------------  ------------
    Total.........................................................  $  6,026,706  $  4,826,544
                                                                    ------------  ------------
                                                                    ------------  ------------

    Interest expense on deposits of $100,000 or greater totaled $277,807, $186,391 and $154,861 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 6:  NOTE PAYABLE

    Crown Park Bancshares, Inc. had notes payable to eight individuals which total $1,000,000 and $1,100,000 as of December 31, 1995 and 1994, respectively. Interest accrues at the rate of one-half percent over the New York prime rate. The interest rate at December 31, 1995 was 9%. Annual principal payments aggregating $100,000 will be paid on the notes beginning December, 1993 and continuing through 1997, at which time a final payment of the unpaid principal will be due. Security for the notes is 200,000 shares of Western National Bank stock. Four of the individuals holding the above notes are officers, directors, or employees of the Bank.

    Crown Park Bancshares, Inc. had a note payable dated May 1, 1994 to Plains National Bank of Lubbock in the original principal amount of $1,151,000, with interest accruing at the rate of 8.5%. Monthly principal and interest payments of $9,350 began June 1, 1994. The principal balances at December 31, 1995 and 1994, respectively, were $1,110,763 and $1,135,231. The note calls for payment in full of the outstanding principal and interest on May 1, 1997. This note is secured by a condominium office building.

NOTE 7:  FEDERAL INCOME TAXES

    Deferred federal income taxes are provided for temporary differences in the financial statement basis and tax basis of certain assets and liabilities. Primarily, differences exist in investment securities, property and equipment and accrued income and expense. The realization of deferred tax assets is dependent on the Company having future taxable income. Management has determined that it is more likely than not

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 7:  FEDERAL INCOME TAXES (CONTINUED)
that the Company will have future taxable income; thus, the deferred tax assets have not been reduced by a valuation allowance. The provision for income taxes consists of the following:

                                                              1995        1994        1993
                                                           ----------  ----------  ----------
Current provision........................................  $  261,300  $  246,062  $  244,194
Deferred provision (benefit).............................     (29,271)      5,954      12,752
                                                           ----------  ----------  ----------
    Total................................................  $  232,029  $  252,016  $  256,946
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

NOTE 8:  INCENTIVE STOCK OPTION PLAN

    Crown Park Bancshares, Inc. established a stock option plan March, 1987 which allows for the granting of options to officers and key employees of the Bank to purchase shares of the holding company at the fair market value on the date of grant. A total of 25,000 shares have been reserved for issuance under this plan. No options had been granted as of December 31, 1995.

NOTE 9:  RELATED PARTY TRANSACTIONS

    In the ordinary course of business, the Bank has loans, deposits and other transactions with its officers, directors and businesses with which such persons are associated. It is the Bank's policy that all such transactions are entered into on substantially the same terms as those prevailing at the time for comparable transactions with others. The Bank had loans to officers and directors of $2,577,000 and $3,438,000 at December 31, 1995 and 1994,
respectively.

NOTE 10:  REGULATORY MATTERS

    The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency (the OCC). Under such restrictions, the Bank may not, without the prior approval of the OCC, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years.

NOTE 11:  SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis.

    The amount of collateral obtained by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include real estate, accounts receivable, inventory, equipment and income producing properties.

    Most of the Bank's business activity is with customers located in Lubbock and surrounding Counties. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the local economic sector.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 11:  SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK (CONTINUED)
    In the normal course of business, the Bank carries certain assets with other financial institutions which are subject to credit risk by the amount such assets exceed federal deposit insurance limits. The Bank periodically evaluates its financial institution relationships to limit exposure to this credit risk.

NOTE 12:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments less the liquidation of collateral securing such investments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    At December 31, 1995, financial instruments whose contract amount represent credit risk are as follows:

Commitments to extend credit....................................  $2,852,000
Standby letters of credit.......................................     35,000

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds various types of collateral on standby letters of credit, including equipment and certificates of deposit. The extent of the collateral held for those commitments at December 31, 1995, varies from none to 100 percent of the outstanding letter of credit.

NOTE 13:  FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

    In 1995, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", which requires all entities to disclose the estimated fair value of its financial instrument assets and liabilities. For the Company, as for most financial institutions, approximately 91% of its assets and 96% of its liabilities are considered financial instruments as defined in Statement No. 107. Many of the Company's financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is also the Company's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Company for the purpose of this disclosure.

    Estimated fair values have been determined by the Company using the best available data, as generally provided in the Company's regulatory reports, and an estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate the recorded book balances.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 13:  FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Financial instruments actively traded in a secondary market have been valued using quoted available market prices. The estimation methodologies used, the estimated fair values and recorded book balances at December 31, 1995, were as follows:

                                                                   RECORDED       ESTIMATED
                                                                    BALANCE      FAIR VALUE
                                                                 -------------  -------------
Cash and due from banks........................................  $   2,692,737  $   2,692,737
Federal funds sold.............................................      7,275,000      7,275,000
Investment securities..........................................     14,293,010     14,299,152

    Financial instruments with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Financial instrument assets with variable rates and financial instrument liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

                                                                   RECORDED       ESTIMATED
                                                                    BALANCE      FAIR VALUE
                                                                 -------------  -------------
Deposits with stated maturities................................  $  22,082,701  $  22,154,635
Deposits with no stated maturities.............................     31,683,526     31,683,526
Net loans......................................................     32,514,676     32,558,775

    Changes in assumptions or estimation methodologies may have a significant effect on these estimated fair values.

    The Company's remaining assets and liabilities which are not considered financial instruments have not been valued differently than has been customary with historical cost accounting. No disclosure of the relationship value of the Company's deposits is required by Statement No. 107 nor has the Company estimated its value. There is no significant difference between the notional amount and the estimated fair value of off-balance sheet unfunded loan commitments which total $2,852,000 and $3,684,000 at December 31, 1995 and 1994, respectively, and are generally priced at market at the time of funding. Letters of credit discussed in Note 12 have an estimated fair value based on fees currently charged for similar agreements. At December 31, 1995 and 1994, fees related to the unexpired term of the letters of credit are not significant.

    Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

NOTE 14:  SUBSEQUENT EVENT

    In July, 1996 the stockholders of the Company entered into a definitive agreement to sell a super majority of the shares of the Company to Independent Bankshares, Inc. The agreement is subject to certain restrictive provisions and approval of appropriate regulatory authorities. The sale is expected to occur in early 1997. It is anticipated that the Company will merge with a wholly-owned subsidiary of Independent Bankshares, Inc. upon consummation of the transaction.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY UNDERWRITER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF ANY OFFER TO PURCHASE, ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Investment Considerations......................           9
Disclosure Regarding Forward-Looking
  Statements...................................          11
Use of Proceeds................................          12
Market for Common Stock........................          12
Dividend Policy................................          13
The Acquisition................................          14
Pro Forma Combined Financial Statements........          17
Capitalization.................................          21
Selected Consolidated Financial Data...........          22
Management's Discussion and Analysis of
  Financial Condition and Results of Operations
  of the Company...............................          23
Business and Properties of the Company.........          49
Regulation and Supervision.....................          54
Management.....................................          63
Security Ownership of Management and Certain
  Beneficial Owners............................          66
Certain Relationships and Related
  Transactions.................................          68
Description of Capital Stock...................          69
Shares Eligible for Future Sale................          73
Underwriting...................................          74
Legal Matters..................................          74
Experts........................................          75
Available Information..........................          75
Index to Financial Statements..................         F-1


                                 275,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                HOEFER & ARNETT
                                  INCORPORATED

                                JANUARY   , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


    The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered.



Registration and filing fee....................................  $ 1,450.57

Printing and engraving.........................................   25,000.00

Accounting fees and expenses...................................   45,000.00

Legal fees and expenses........................................   65,000.00

Blue sky fees and expenses.....................................    5,000.00

AMEX listing fees..............................................    6,900.00

Transfer agent's fee...........................................    2,000.00

Miscellaneous..................................................    4,649.43
                                                                 ----------

Total..........................................................  $155,000.00
                                                                 ----------
                                                                 ----------


*   To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company has authority under Articles 2.02(A)(16) and 2.02-1 of the Texas Business Corporation Act to indemnify its officers and directors to the extent provided for in such statute.

    The Company maintains directors' and officers' liability insurance that covers the directors and officers of the Company with aggregate policy limits of $3,000,000.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    1. During the years ended December 31, 1993, 1994 and 1995, the Company issued 771, 428 and 9,037 shares, respectively, of its Common Stock to employees of the Company and the Banks at a price of $3.75 per share upon the exercise of stock options previously granted. Such transactions were deemed exempt from registration under the Securities Act, by reason of
       Section 4(2) of the Securities Act. In connection with each of these transactions, the shares were sold to a very limited number of persons, such persons were provided access to all relevant information regarding the Company and/or represented to the Company that they were "sophisticated" investors, and each such persons represented to the Company that the shares were purchased for investment purposes only and with no view to distribution.

    2. A total of 232 shares of the Series C Preferred Stock were converted at a price of $2.29 per share, into a total of 4,263 shares of Common Stock, during 1995. Such conversions were deemed exempt from registration under the Securities Act, by reason of Section 3(a)(9) of the Securities Act.

    (All share and per-share data has been adjusted to reflect the 5% Common Stock dividend paid to shareholders in May 1993 and the 33 1/3% Common Stock dividend paid to shareholders in May 1995).

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    EXHIBITS. The exhibits listed below are filed as part of or incorporated by reference in this Registration Statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified in parentheses. See the Index of Exhibits included with the exhibits filed as part of this Registration Statement.


NUMBER DESCRIPTION
------ --------------------------------------------------------------------------

  1.1  Form of Underwriting Agreement (to be filed by amendment)

  3.1  Restated Articles of Incorporation of the Company (Exhibit 3.1 to the
         Company's Annual Report on Form 10-K for the year ended December 31,
         1994)

  3.2 Restated Bylaws of the Company (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994)

  4.1 Specimen Stock Certificate for Common Stock of the Company (filed herewith)

  5.1 Opinion of Arter & Hadden (including the consent of such firm) regarding the legality of securities being offered (filed herwith)

 10.1  Form of Nonqualified Option Agreement (Exhibit 10.2 to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1992)

 10.2  Loan Agreement (Renewal) dated as of April 15, 1993, by and among
         Independent Bankshares, Inc. and The First National Bank of Amarillo and related Term Note dated April 15, 1993, and Security Agreement dated
         September 8, 1993 (Exhibit 10.4 to the Company's Annual Report on Form
         10-K for the year ended December 31, 1993); Revolving Credit Note dated
         April 15, 1995 (Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

 10.3  Master Equipment Lease Agreement, dated December 24, 1992, between
         Independent Bankshares, Inc. and NCR Credit Corporation, Amendment to
         Master Equipment Lease Agreement dated concurrently therewith, and related form of Schedule and Commencement Certificate (Exhibit 10.7 to
         the Company's Annual Report on Form 10-K for the year ended December 31,
         1993)

 10.4 Asset Purchase and Account Assumption Agreement dated March 4, 1996, between the Company and Coastal Banc ssb (Exhibit 10.4 to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1995)

 10.5  Agreement and Plan of Reorganization dated July 11, 1996, between the
         Company and Crown Park Bancshares, Inc., Agreement and Plan of Merger dated July 11, 1996 between Western National Bank and First State, N.A.,
         Abilene and Indemnity Agreement dated July 11, 1996, in favor of the Company (Exhibit 1.1 to the Company's Current Report on Form 8-K dated
         July 11, 1996)

 21.1  Subsidiaries of the Company (filed herewith)

 23.1 Consent of Arter & Hadden (included as part of its opinion filed as Exhibit 5.1)

 23.2 Consent of Coopers & Lybrand L.L.P., independent accountants (filed herewith)

 23.3  Consent of Ernst & Young, L.L.P.,independent auditors (filed herewith)

 23.4  Consent of Elaine McNair, Inc., independent accountants (filed herewith)

 25.1  Power of Attorney (included on the signature page hereto)

FINANCIAL STATEMENT SCHEDULES

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because such schedules are not required under the related instructions or are inapplicable or because the information required is included in the Company's unaudited nine-month consolidated financial statements or notes thereto or audited year end consolidated financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

2.  The undersigned registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene, State of Texas, on January 2, 1997.


                                INDEPENDENT BANKSHARES, INC.

                                By:           /s/ BRYAN W. STEPHENSON
                                     -----------------------------------------
                                                Bryan W. Stephenson
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Independent Bankshares, Inc., a Texas corporation, which is filing a Registration Statement on Form S-1 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Bryan W. Stephenson and Randal N. Crosswhite, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and in any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
   /s/ BRYAN W. STEPHENSON        Officer and Director
------------------------------    (Principal Executive        January 2, 1997
     Bryan W. Stephenson          Officer)

                                Senior Vice President,
  /s/ RANDAL N. CROSSWHITE*       Chief Executive Officer,
------------------------------    Corporate Secretary and     January 2, 1997
     Randal N. Crosswhite         Director

------------------------------  Director                     January   , 1997
         Lee Caldwell

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ MRS. WM. R. (AMBER)
            CREE*
------------------------------  Director                      January 2, 1997
   Mrs. Wm. R. (Amber) Cree

      /s/ LOUIS S. GEE*
------------------------------  Director                      January 2, 1997
         Louis S. Gee

    /s/ MARSHAL M. KELLAR*
------------------------------  Director                      January 2, 1997
      Marshal M. Kellar

------------------------------  Director                     January   , 1997
       Tommy McAlister

   /s/ SCOTT L. TALIAFERRO*
------------------------------  Director                      January 2, 1997
     Scott L. Taliaferro

 /s/ JAMES D. WEBSTER, M.D.*
------------------------------  Director                      January 2, 1997
    James D. Webster, M.D.

      /s/ C.G. WHITTEN*
------------------------------  Director                      January 2, 1997
         C.G. Whitten

     /s/ JOHN A. WRIGHT*
------------------------------  Director                      January 2, 1997
        John A. Wright




*By:   /s/ BRYAN W. STEPHENSON
      -------------------------
         Bryan W. Stephenson
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
  1.1  Form of Underwriting Agreement (to be filed by amendment)

  3.1  Restated Articles of Incorporation of the Company (Exhibit 3.1 to the
         Company's Annual Report on Form 10-K for the year ended December 31,
         1994)

  3.2 Restated Bylaws of the Company (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994)

  4.1 Specimen Stock Certificate for Common Stock of the Company (filed herewith)

  5.1 Opinion of Arter & Hadden (including the consent of such firm) regarding the legality of securities being offered (filed herwith)

 10.1  Form of Nonqualified Option Agreement (Exhibit 10.2 to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1992)

 10.2  Loan Agreement (Renewal) dated as of April 15, 1993, by and among
         Independent Bankshares, Inc. and The First National Bank of Amarillo and related Term Note dated April 15, 1993, and Security Agreement dated
         September 8, 1993 (Exhibit 10.4 to the Company's Annual Report on Form
         10-K for the year ended December 31, 1993); Revolving Credit Note dated
         April 15, 1995 (Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

 10.3  Master Equipment Lease Agreement, dated December 24, 1992, between
         Independent Bankshares, Inc. and NCR Credit Corporation, Amendment to
         Master Equipment Lease Agreement dated concurrently therewith, and related form of Schedule and Commencement Certificate (Exhibit 10.7 to
         the Company's Annual Report on Form 10-K for the year ended December 31,
         1993)

 10.4 Asset Purchase and Account Assumption Agreement dated March 4, 1996, between the Company and Coastal Banc ssb (Exhibit 10.4 to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1995)

 10.5  Agreement and Plan of Reorganization dated July 11, 1996, between the
         Company and Crown Park Bancshares, Inc., Agreement and Plan of Merger dated July 11, 1996 between Western National Bank and First State, N.A.,
         Abilene and Indemnity Agreement dated July 11, 1996, in favor of the Company (Exhibit 1.1 to the Company's Current Report on Form 8-K dated
         July 11, 1996)

 21.1  Subsidiaries of the Company (filed herewith)

 23.1 Consent of Arter & Hadden (included as part of its opinion filed as Exhibit 5.1)

 23.2 Consent of Coopers & Lybrand L.L.P., independent accountants (filed herewith)

 23.3  Consent of Ernst & Young, L.L.P., independent auditors (filed herewith)

 23.4  Consent of Elaine McNair, Inc., independent accountants (filed herewith)

 25.1  Power of Attorney (included on the signature page hereto)